UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KENNAMETAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KENNAMETAL INC.

1600 Technology Way

P.O. Box 231

Latrobe, Pennsylvania 15650-0231

Notice of Annual Meeting of Shareowners

to be held October 27, 2015

To the Shareowners of Kennametal Inc.:

The Annual Meeting of Shareowners (“Annual Meeting”) of Kennametal Inc. (the “Company”) will be held at the Quentin C. McKenna Technology Center, located at the Company’s executive offices at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 27, 2015 at 2:00 p.m. (Eastern Time) to consider and act upon the following matters:

1. The election of two directors to the Second Class for terms to expire in 2018;

2. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and

3. A non-binding (advisory) vote to approve the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement.

Shareowners also will be asked to consider such other business as may properly come before the meeting. The Board of Directors has fixed Friday, August 28, 2015 as the record date (the “Record Date”). Only shareowners of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

We are utilizing a U.S. Securities and Exchange Commission Rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our shareowners’ timely access to this important information. If you have received a Notice and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

If you plan to attend the Annual Meeting, please note that each shareowner must present valid picture identification, such as a driver’s license or passport. Additionally, shareowners holding stock in brokerage accounts (“street name” holders) must bring a copy of a brokerage statement reflecting stock ownership as of the Record Date to be admitted into the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please vote by telephone, via the Internet or complete, date and sign and return a proxy card to ensure your shares are voted at the Annual Meeting.

By Order of the Board of Directors

Kevin G. Nowe
Vice President, Secretary
and General Counsel

September 17, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD

OCTOBER 27, 2015

This Proxy Statement and the 2015 Annual Report are available for viewing at

www.envisionreports.com/KMT

2015 PROXY SUMMARY

This 2015 Proxy Summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before voting, and we strongly encourage you to carefully read the entire proxy statement before voting.

General Information About the 2015 Annual Meeting of Shareowners

• Date and Time:	Tuesday, October 27, 2015 at 2:00 p.m. (Eastern Time)
• Location:	Quentin C. McKenna Technology Center, located at our executive offices at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, 15650
• Record Date:	August 28, 2015
• Voting:	For all matters, shareowners as of the Record Date have one vote for each share of capital stock held by such person on the Record Date

Proposals to be Considered and Board Recommendations

Proposal	Board Voting Recommendation	Page Reference (for more detail)

• Election of Two Directors to the Second Class with Terms Expiring in 2018	FOR EACH DIRECTOR NOMINEE	6

• Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016	FOR	25

• Non-binding (advisory) vote to approve the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement	FOR	72

KENNAMETAL INC. - 2015 Proxy Statement	| i

Board Nominees

Name	Age	Director Since	Occupation	Independent	Committee Memberships			Other Public Company Boards
					AC	CC	N/CG
Ronald M. DeFeo	63	2001	Chairman of the Board and Chief Executive Officer of Terex Corporation	Yes	—	X	X	Terex Corporation
Lawrence W. Stranghoener	61	2003	Retired Executive Vice President and Chief Financial Officer, Mosaic Company	Yes	X	—	X	—

AC	Audit Committee

CC	Compensation Committee

N/CG	Nominating/Corporate Governance Committee

•	Attendance: In Fiscal 2015, each of our director nominees attended at least 75% of the Board and committee meetings on which he sat.

•

Director Elections:    Directors are elected by a majority of votes cast; meaning that the number of votes cast “for” such director nominee must exceed the number of votes cast “against” such nominee in order for a director of the Second Class to be elected to that class.

Corporate Governance Highlights

Our Board has a strong commitment to ethical conduct and good corporate governance, which promotes the long-term interests of shareowners, strengthens Board and management accountability and helps build public trust in the Company. The dashboard below provides a snapshot of the Company’s current corporate governance policies.

•

Changed from Plurality Voting to Majority Voting in Director Elections — At the Annual Meeting of Shareowners held on October 28, 2014, the shareowners approved a change to the voting standard in director elections from plurality voting to majority voting and to eliminate cumulative voting.

•

Separation of CEO and Chairman — On November 17, 2014, the Board of Directors (“Board”) approved the separation of the roles of the Chief Executive Officer and the Chairman of the Board. Mr. Donald A. Nolan was elected by the Board to serve as our President and Chief Executive Officer of the Company on November 17, 2014. At that same time, the Board approved and elected Mr. William R. Newlin, an independent director, as Chairman of the Board.

•

Equity Plan Changes Eliminate Single Trigger Vesting Provisions — On January 27, 2015, the Compensation Committee of the Board of Directors approved an amendment to the existing Kennametal Inc. Stock and Incentive Plan of 2010 (as Amended and Restated October 22, 2013) as well as an amendment to the Executive Retirement Plan (“ERP”) (as amended December 30, 2008). Each of the amendments was to (i) modify the definition of “Change in Control”; and (ii) eliminate single-trigger vesting of future awards under the Stock and Incentive Plan or accrued benefits under the ERP for prospective plan participants.

•

Governance Guidelines — The Board has established Corporate Governance Guidelines which provide a framework for the effective governance of the Company. The guidelines address matters such as the Board’s mission, a Director’s responsibilities, Director qualifications, determination of Director independence, Board committee structure, Chief Executive Officer performance evaluation and management succession. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance materials as it deems necessary and appropriate.

ii |	KENNAMETAL INC. - 2015 Proxy Statement

•	Independent Directors — Our Board is comprised of all independent directors, other than our President and Chief Executive Officer.

•	Independent Directors Regularly Meet — Our independent directors meet in executive sessions, led by our Chairman of the Board, at each regularly scheduled Board meeting.

•	Independent Board Committees — We have three standing Board committees with only independent directors serving as members.

•	Annual Board and Committee Self-Evaluation — Our Board and Board committees engage in a self-evaluation process annually.

•	High Rate of Board Attendance — Our Board members attended more than 75% of all Board meetings in Fiscal 2015.

•	No poison pill —The Company currently does not have a poison pill in place.

•

Strong stock ownership guidelines for Directors and Executive Officers — We have adopted Stock Ownership Guidelines for directors, executives and key managers to effectively link the interests of management and our shareowners and to promote an ownership culture throughout our organization. We believe that stock should be acquired and held in quantities that encourage management to make decisions and take actions that will enhance Company performance and increase its value.

•

Anti-hedging, anti-pledging and anti-shorting policy — Our insider trading policy prohibits the hedging of Company stock by directors, executives and other key managers without the prior approval and express authorization of the Company’s General Counsel. Further, this policy also prohibits the pledging of Company stock by directors, executives and other key managers unless the General Counsel has granted an exception to the individual. An exception to this prohibition may be granted where an individual wishes to pledge Company stock as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged stock.

Retirement of Our Chairman of the Board

Based on the mandatory retirement age as set forth in its Corporate Governance Guidelines, Mr. Newlin is expected to retire as Chairman of the Board in October 2015 and, upon retirement, will be replaced by an independent director at such time.

Fiscal 2015 Financial Results Summary

The Company achieved the following performance in sales, profitability and returns for Fiscal 2015 (see Appendix A for a reconciliation of these non-GAAP financial measures to the comparable GAAP measures):

•	Sales of $2.6 billion for Fiscal 2015, compared with $2.8 billion in Fiscal 2014.

•

Reported (loss) earnings per diluted share (“EPS”) of ($4.71) (as adjusted to exclude asset impairment charges, restructuring and related charges and tax redeployment expense: $2.02) for Fiscal 2015 compared with reported EPS of $1.99 (as adjusted to exclude acquisition impact and nonrecurring charges: $2.50) in Fiscal 2014.

•	Adjusted return on invested capital (“ROIC”) for Fiscal 2015 was 7.2% compared to ROIC of 7.6% in Fiscal 2014.

•	Free Operating Cash Flow (“FOCF”) was at a record high of $267 million for Fiscal 2015 compared to $156 million in Fiscal 2014.

KENNAMETAL INC. - 2015 Proxy Statement	| iii

Compensation Highlights for Fiscal 2015

The following are the highlights of our 2015 compensation program:

•

Our Compensation Committee has adopted a strong pay-for-performance philosophy which is tested on an annual basis through a realizable pay-for-performance alignment assessment conducted by the Committee’s independent consultant.

•

Compensation is paid in a mix of base salary; annual cash-based incentives under our “Prime Bonus” plan; and equity-based long-term incentive awards (consisting of stock options, restricted stock and performance share units).

•	Compensation is tied mainly to Company financial and stock performance, so that a substantial portion of the compensation provided to our executive officers is at risk.

•

Payment of annual cash-based incentives under the Prime Bonus plan is based on achieving critical measures of Company performance, consistent with our pay-for-performance philosophy. Prime Bonus payments for Fiscal 2015 performance were based on achievement of three corporate performance metrics — FOCF, Sales Growth and EPS.

•

For 2015, the safety modifier, which previously provided for upward or downward adjustment of +/- 10% in our Prime Bonus design based on the Company’s performance against a recordable incident rate reduction plan, was changed to an industry standard using a base line TIR (Total Incident Rate). Achievement of the TIR reduction goal would result in a +3% modifier on payout to all plan participants.

•

Our equity-based long-term incentive program is intended to drive the achievement of critical long-term business objectives, align management’s interests with those of our shareowners and foster retention of key executives. In Fiscal 2015, 50% of the target value of each executive’s long-term incentive opportunity was granted as performance stock units, 30% was granted as stock options and 20% was granted as restricted stock units (all are settled in stock). This is similar to the 2014 awards.

•

Vesting of performance units is based on the attainment of two financial performance goals — Adjusted ROIC (60% weight) and Relative Total Shareholder Return (“TSR”) (40% weight). Performance stock units are subject to an additional continuous service requirement, which provides that award recipients must remain employed by the Company through the payout date in order to receive the payout, generally three years after the grant date. Restricted stock units and stock options time vest based on continuous service with the Company.

•	Our Fiscal 2015 financial performance had the following effects on the performance-based awards held by our NEOs(1)(2):

•

Component (1) 83.3% of Mr. Nolan’s Target 2015 Prime Bonus award, as well as 100% the 2015 Target Prime Bonus awards for Ms. Fusco, Ms. Bacchus and Messrs. Gill and Jacko were based on achievement of Kennametal FOCF, Sales Growth, and EPS. Based on the Company’s Fiscal 2015 FOCF, Sales Growth and EPS results, these NEOs were paid 2015 cash incentives equal to 51.5% of their targeted awards.

•

Component (2) 16.7% of Mr. Nolan’s Target 2015 Prime Bonus award was based on achievement of certain individual performance goals as determined and approved by the Board of Directors. Based on Mr. Nolan’s Fiscal 2015 individual performance results, Mr. Nolan was paid a 2015 cash incentive equal to 50% of his target award.

iv |	KENNAMETAL INC. - 2015 Proxy Statement

•

The first tranche (1/3) of the 2015 performance stock units were achieved (subject to the satisfaction of the continuous employment condition) at a combined total of 32% (53.3% for the Adjusted ROIC metric and 0% for the TSR metric) of target based on the Company having achieved above threshold but below target for ROIC performance goals set for Fiscal 2015.

•

The second tranche (1/3) of the 2014 performance stock units and the third tranche (1/3) of the 2013 performance stock units were forfeited due to the Company failing to achieve the threshold EPS and ROIC performance goals set for Fiscal 2015.

(1)	Mr. Carlos M. Cardoso, our former Chairman, President and Chief Executive Officer received a pro-rata share of his Performance stock units upon his retirement date of December 31, 2015.

(2)	Mr. Frank P. Simpkins, our former Vice President and Chief Financial Officer, did not receive performance-based awards based on the timing of his departure from the Company.

KENNAMETAL INC. - 2015 Proxy Statement	| v

GENERAL INFORMATION

When and where is the 2015 annual meeting?

The 2015 annual meeting of shareowners (the “Annual Meeting”) will be held on Tuesday, October 27, 2015 at 2:00 p.m. (Eastern Time) at the Quentin C. McKenna Technology Center, located at our executive offices at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, 15650.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of this Proxy Statement and the 2015 Annual Report?

We are utilizing an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its shareowners a Notice regarding Internet availability of proxy materials (“Notice”). Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice.

If you have received a Notice and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

The SEC rules that allow us to furnish our proxy materials over the Internet rather than in paper form do not require us to do so for all shareowners. We may choose to send certain shareowners the Notice, while sending other shareowners a full set paper copy of our Proxy Statement, 2015 Annual Report, Notice and proxy card.

How can I access the proxy materials over the Internet?

The Notice contains instructions on how to view the proxy materials on the Internet, vote your shares on the Internet and obtain printed or electronic copies of the proxy materials. An electronic copy of this Proxy Statement and the 2015 Annual Report are available at www.envisionreports.com/KMT.

When was the Notice or other proxy materials mailed to shareowners?

The Notice of this Proxy Statement was first mailed to shareowners on or about September 17, 2015. Once the Notice is received, Shareowners have the option of (1) accessing the proxy materials, including instructions on how to vote, online; or (2) requesting that those materials be sent to the Shareowner in paper. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Why did I receive a Notice or a copy of this Proxy Statement?

The Board of Directors of Kennametal Inc. (“we,” “us,” “Kennametal” or the “Company”) is soliciting proxies to be voted at the Annual Meeting to be held on October 27, 2015, and at any adjournment of the Annual Meeting. When we ask for your proxy, we must provide you with a proxy statement that contains certain information specified by law.

What will the shareowners vote on at the Annual Meeting?

The Board of Directors has submitted three proposals for your consideration at this meeting:

•	The election of two directors to the Second Class for terms to expire in 2018;

•	The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and

•	A non-binding (advisory) vote to approve the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement.

KENNAMETAL INC. - 2015 Proxy Statement	| 1

Will there be any other items of business on the agenda?

We do not expect any other items of business to be presented at the meeting. However, in case there is an unforeseen need, your proxy also gives discretionary authority to the named proxy holders with respect to any other matters that might be brought before the meeting. Those proxy holders intend to vote your proxy on any such matter in accordance with their best judgment.

Who is entitled to vote?

Shareowners as of the close of business on Friday, August 28, 2015 (the “Record Date”) may vote at the Annual Meeting. For all matters, you have one vote for each share of capital stock you hold on the Record Date, including shares:

•	held directly in your name as the shareowner of record

•	held for you in an account with a broker, bank or other nominee

•	attributed to your account in one of our Company-sponsored 401(k) plans

What constitutes a quorum?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the Annual Meeting. As of the Record Date, 79,581,180 shares of our capital stock were issued and outstanding. Abstentions and broker non-votes (which are explained below) will be counted for purposes of determining a quorum, but will not be counted as votes cast.

How many votes are required for the approval of each item?

•

The two nominees for director for terms expiring in 2018 are elected by a majority of votes cast; meaning that the number of votes cast “for” such director nominee must exceed the number of votes cast “against” such nominee in order for a director of the Second Class to be elected to that class. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against the nominee.

•

The ratification of the selection of the independent auditors will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions will not be counted as votes cast either for or against the proposal.

•

The compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved (on a non-binding advisory basis) if the proposal receives the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

What are “Broker Non-Votes?”

If your shares are held by a broker (in street name), the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions to your broker, one of two things can happen, depending on the type of proposal. For the ratification of the selection of the independent auditors, which is considered a “routine” matter, the broker may vote your shares in its discretion.

Brokers do not have the discretion to vote your shares for the election of directors or for the non-binding advisory vote to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement, because these proposals are considered to be “non-routine” matters. If you do not provide voting instructions to your broker for these non-routine matters, the broker may not vote your shares on these proposals at all. When that happens, it is called a “broker non-vote.”

2 |	KENNAMETAL INC. - 2015 Proxy Statement

How do I vote?

If you are a shareowner of record, you may vote your shares by any one of the following methods:

•

By Internet.    You may vote online at www.envisionreports.com/KMT. You may follow the instructions on the Notice or in the proxy card. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, you do not need to return a proxy card. Internet voting will be available until 11:59 p.m. Eastern Time on October 26, 2015.

•

By telephone.    You may vote by telephone by dialing 1-800-652-8683. Follow the instructions on your Notice or proxy card. Voting by telephone has the same effect as voting by mail. If you vote by telephone, you do not need to return a proxy card. Telephone voting will be available until 11:59 p.m. Eastern Time on October 26, 2015.

•

By mail.    The Notice includes directions on how to request paper copies of this Proxy Statement, the 2015 Annual Report and a proxy card. Once you receive a paper proxy card, you may vote your shares by signing and dating each proxy card that you receive and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

•

Voting In Person.    If you are a shareowner of record, you may vote your shares in person by ballot at the Annual Meeting. However, we encourage you to vote by proxy card, by telephone or on the Internet even if you plan to attend the Annual Meeting.

How do I vote shares that are held by my broker?

If you own shares held by a broker or other nominee (i.e., its “street name”), you may instruct your broker or other nominee to vote your shares by following the instructions that your broker or nominee provides to you. Most brokers offer voting by mail, by telephone and on the Internet.

How do I vote my shares in the 401(k) plan?

You will receive a voting instruction card from the plan trustee in the mail. You may instruct the plan trustee on how to vote your shares in the 401(k) plan by mail, by telephone or on the Internet as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card.

How can I revoke a proxy or change my vote?

You have the right to revoke your proxy and change your vote at any time before the meeting by (1) notifying our Secretary in writing or (2) delivering a later-dated proxy card by telephone, on the Internet or by mail. If you are a shareowner of record, you may also revoke your proxy by voting in person at the Annual Meeting.

Who are “Named Proxies” and how will they vote my shares?

Our Board of Directors selected the persons named on the Notice and proxy card (the “Named Proxies”) to act as proxies for the Annual Meeting. If you specify a voting choice, the shares will be voted in accordance with that choice. If you vote your shares, but do not indicate your voting preferences, the Named Proxies will vote on your behalf for the election of the nominees for director listed below, for the ratification of the selection of the independent auditors and for the approval (on a non-binding advisory basis) of the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

How will the advisory vote related to executive compensation be treated?

Although the advisory vote to approve the compensation paid to our named executive officers is non-binding, our Board of Directors will review the results of this vote and, consistent with our strong record of shareowner engagement, will take the results of the votes into account in making future determinations concerning executive compensation.

KENNAMETAL INC. - 2015 Proxy Statement	| 3

What does it mean if I receive more than one Notice, proxy card or voting instruction?

It means that you hold shares in more than one account. To ensure that all of your shares are voted, please vote as instructed in each Notice or sign and return each proxy card (if you have requested and received paper copies of this Proxy Statement and a proxy card). If you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive.

Who tabulates the votes?

The votes are tabulated by Computershare, which acts as an independent inspector of election.

What should I do if I want to attend the Annual Meeting?

If you plan to attend the Annual Meeting, you must present valid picture identification, such as a driver’s license or passport. If you hold your shares in a brokerage account, you must also bring a copy of a brokerage statement reflecting stock ownership as of the Record Date to be admitted to the Annual Meeting. Please do not bring cameras, recording equipment, electronic devices, large bags, briefcases or packages with you. You will be asked to check in with our security personnel and none of these items will be permitted in the Annual Meeting.

In addition to the identification and brokerage statement, (i) if you plan to attend the Annual Meeting as a proxy for a registered shareholder, you must also present a written legal proxy to you signed by the registered shareholder or (ii) if you plan to attend the Annual Meeting as a proxy for a street name shareholder, you must present a written legal proxy from a broker or bank that is assignable and signed by the street name holder with an indication by the street name holder that you are the person authorized to seek admission.

If you have questions about directions, admittance or parking, you may call 724-539-5000.

Can I view the Proxy Statement and 2015 Annual Report electronically?

Yes. Copies of this Proxy Statement and our 2015 Annual Report to Shareowners (the “2015 Annual Report”) are available free of charge for electronic (online) access and viewing at www.envisionreports.com/KMT.

You may also view the Proxy Statement and 2015 Annual Report free of charge on our website at www.kennametal.com in the “Investor Relations” section under the “SEC Filings” tab.

What is “householding”?

We have adopted “householding,” a procedure under which shareowners of record who have the same address and last name and do not receive proxy materials electronically will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareowners notifies us that they wish to continue receiving individual copies. This procedure saves printing and postage costs by reducing duplicative mailings. Shareowners who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings. Beneficial shareowners can request information about householding from their banks, brokers or other holders of record.

What if I want to receive a copy of the Annual Report and Proxy Statement?

You may request a Proxy Statement or Annual Report via our website, www.kennametal.com, under “About Us,” “Investor Relations.” If you prefer, you may call our Secretary at 724-539-5776 or write to Kennametal Inc., Attention: Vice President, Secretary, and General Counsel, 1600 Technology Way, Latrobe, Pennsylvania 15650:

•	If you participate in householding and wish to receive a separate copy of the 2015 Annual Report and Proxy Statement, or

•	If you do not participate in householding, but would like a print copy of either the 2015 Annual Report or Proxy Statement, or

•	If you wish to receive separate copies of future annual reports and proxy statements.

We will deliver the requested documents to you promptly upon your request.

4 |	KENNAMETAL INC. - 2015 Proxy Statement

How can I contact the Company, the Board of Directors, the Chairman of the Board or any of the Independent Directors?

The address of our principal executive offices is 1600 Technology Way, Latrobe, Pennsylvania 15650.

You can send written communications to any of our Board members, addressed to:

Kennametal Inc.

c/o Kevin G. Nowe

Vice President, Secretary and General Counsel

1600 Technology Way

Latrobe, Pennsylvania 15650

We will forward any communication we receive to the relevant director(s), except for advertisements, solicitations or other matters unrelated to the Company.

What are the procedures for submitting a shareowner proposal or nomination for the 2016 annual meeting?

We expect to hold our 2016 annual meeting in October 2016. If a shareowner wishes to have a proposal considered for inclusion in next year’s proxy statement, such shareowner must submit the proposal in writing so that we receive it by May 20, 2016. Proposals should be addressed to our Vice President, Secretary and General Counsel at Kennametal Inc., 1600 Technology Way, Latrobe, Pennsylvania 15650. Proposals must comply with Rule 14a-8 of Regulation 14A of the proxy rules and must contain certain information specified in the Company’s By-Laws.

In addition, our By-Laws provide that any shareowner wishing to propose any other business at the 2016 annual meeting must give the Company written notice no earlier than May 1, 2016 and no later than June 30, 2016. That notice must provide certain other information as described in the By-Laws.

Shareowner nominations for directors to be elected at the 2016 annual meeting must be submitted to the Vice President, Secretary and General Counsel in writing no earlier than May 1, 2016 and no later than June 30, 2016. The By-Laws contain certain requirements for the information that must be provided in any shareowner nomination, including information about the nominee and the nominating shareowner. Please see “Committee Functions — Nominating/Corporate Governance Committee” under the “Board of Directors and Board Committees” section of this Proxy Statement for additional information regarding shareowner nominations to be considered by the Nominating/Corporate Governance Committee.

Any shareowner may obtain a copy of the By-Laws or any of our corporate governance materials by submitting a written request to the Vice President, Secretary and General Counsel at Kennametal Inc., 1600 Technology Way, Latrobe, Pennsylvania 15650.

Who pays for the solicitation of proxies?

Kennametal pays all costs related to the Company’s solicitation of proxies. We may solicit proxies by mail, or our directors, officers or employees may solicit proxies personally, by telephone, facsimile or the Internet. We have retained the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist in soliciting proxies from brokerage houses, custodians, nominees, other fiduciaries and other shareowners of the Company. We will pay all fees and expenses of Morrow & Co., LLC in connection with the solicitation; we do not expect those fees and expenses to exceed $10,000. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareowners and obtaining their votes.

What is the Company’s Fiscal Year?

Kennametal’s fiscal year begins each year on July 1 and ends on the following June 30. Any reference to a “year” in this Proxy Statement is to a fiscal year. For example, references to “2015,” “fiscal year 2015,” or “Fiscal 2015” mean the fiscal year beginning July 1, 2014 and ending June 30, 2015.

KENNAMETAL INC. - 2015 Proxy Statement	| 5

PROPOSAL I. ELECTION OF DIRECTORS

Kennametal seeks directors with strong reputations and experience in areas relevant to the strategy and operations of our businesses, particularly industries and growth segments that we serve, as well as key geographic markets where we operate.

Our Board of Directors has nominated two of our current directors, Ronald M. DeFeo and Lawrence W. Stranghoener, for re-election to serve as directors of the Second Class with a term that will expire in 2018. Each of the nominees for election as a director at the Annual Meeting and each of the Company’s current directors holds or has held senior executive positions in large, complex organizations and has operating experience that meets our objectives, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. Included in each Director nominee’s biography below is an assessment of the specific qualifications, attributes, skills and experience of such nominee based on the qualifications described above.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board.

The Board believes that the combination of the various qualifications, skills and experiences of the Director nominees would contribute to an effective and well-functioning Board and that, individually and as a whole, the Director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

Based on the mandatory retirement age in the Company’s Corporate Governance Guidelines, William R. Newlin, Chairman of the Board, is expected to retire at the Annual Shareowners Meeting on October 27, 2015. The Board of Directors will be electing an independent director to replace him at that time.

6 |	KENNAMETAL INC. - 2015 Proxy Statement

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

We have provided additional information about each nominee and each director whose term of office will continue after the Annual Meeting below, including the specific characteristics and traits that we believe qualify these individuals to serve as directors of our Company.

Nominees for Directors of the Second Class With a Term to Expire in 2018
RONALD M. DEFEO	Age: 63	Director since 2001

Mr. DeFeo serves as the Chairman of the Board and Chief Executive Officer of Terex Corporation (a global manufacturer of machinery and industrial products), positions he has held since March 1998 and March 1995, respectively. From October 1993 through December 2006, Mr. DeFeo was also the President and Chief Operating Officer of Terex. He joined Terex in 1992 as the President of the Heavy Equipment Group and later assumed responsibility for Terex’s former Clark Material Handling Company subsidiary. Before joining Terex, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the former Tenneco farm and construction equipment division and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case Company, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations. Mr. DeFeo holds a bachelor’s of arts degree in Economics and Philosophy from Iona College.

Qualifications: Mr. DeFeo has extensive experience in leading and managing manufacturing companies that operate globally, such as ours. As the Chairman and Chief Executive Officer of a U.S.-based, public, industrial company, Mr. DeFeo brings strong leadership skills and deep knowledge of the manufacturing industry to the Board, as well as valuable perspective from serving on the Board of Terex Corporation.

LAWRENCE W. STRANGHOENER	Age: 61	Director since 2003

Mr. Stranghoener is the retired Executive Vice President, Strategy and Business Development of the Mosaic Company (a crop nutrition company), a position he held from August 30, 2014 until his retirement in January 2015. Mr. Stranghoener previously served as Interim Chief Executive Officer of that company from June 1, 2014 through August 30, 2014, and prior to that served as the company’s Executive Vice President and Chief Financial Officer, a position he held from September 2004 until June 2014. Before joining Mosaic, Mr. Stranghoener was the Executive Vice President and Chief Financial Officer of Thrivent Financial for Lutherans (a Fortune 500 financial services company) from 2001 to 2004. Prior to that, Mr. Stranghoener spent 17 years at Honeywell Inc. where he served in a variety of positions in the U.S. and in Europe, including three years as Chief Financial Officer until Honeywell merged with Allied Signal Inc. in 1999. Mr. Stranghoener started his career as an Investment Analyst at Dain Rauscher. Mr. Stranghoener serves on the board of directors of Aleris International, where he chairs the audit committee, and he also serves on the board of trustees for Goldman Sachs Closed End Funds and Exchange Traded Funds. He holds a bachelor of arts degree from St. Olaf College and a master of business administration degree from Northwestern University.

Qualifications: Mr. Stranghoener has extensive experience as a Chief Financial Officer for a variety of organizations. He brings strong leadership skills and a deep understanding of financial reporting and risk management to our Board. His knowledge of the financial and capital markets enables him to provide guidance and valuable insight to our Board and management on these matters. He has been designated by our Board as an “audit committee financial expert” and has served as the Chair of our Audit Committee in the past.

KENNAMETAL INC. - 2015 Proxy Statement	| 7

Director of the Second Class With a Term To Expire in 2015
WILLIAM R. NEWLIN	Age: 74	Director since 1982

Mr. Newlin is Chairman of the Board of Directors, and has been serving in that capacity since November 2014. Prior to this, Mr. Newlin served as Lead Director of the Board of Directors from October 2012 to November 2014. Mr. Newlin also serves as the Chairman of Newlin Investment Company LLC (a private investment firm founded by Mr. Newlin), a position he has held since April 2007. From October 2003 to March 2007, Mr. Newlin served as Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc. (a sporting goods retailer). He was Chairman and Chief Executive Officer of Buchanan Ingersoll Professional Corporation (now Buchanan Ingersoll & Rooney PC, a law firm) from September 1980 to October 2003. Mr. Newlin is the Lead Director of Meritor, Inc. and is a Director of Calgon Carbon Corporation. Mr. Newlin holds a bachelor’s degree from Princeton University and a juris doctorate from the University of Pittsburgh Law School.

Qualifications: Mr. Newlin has significant experience in leading and managing large organizations, including professional service providers and public and private businesses. He brings extensive experience in major corporate transactions to our Board, along with deep executive leadership and entrepreneurial experience, years of experience providing strategic counsel and legal advice to complex organizations like ours and those of our customers, and valuable perspective gained from serving on the boards of other public and private companies. In his capacity as Chairman of our Board, he serves as the independent liaison between our management, our shareowners and the Board and he works closely with the President and Chief Executive Officer on matters affecting the Company, our business, the Board and all of our shareholders.

Directors of the Third Class With a Term to Expire in 2016
DONALD A. NOLAN	Age: 54	Director since 2014

Mr. Nolan has served as the President and Chief Executive Officer and member of the Board of Directors of Kennametal since November 2014. Before joining Kennametal, Mr. Nolan served Avery Dennison Corporation since 2008, becoming president of its $4.5 billion Materials Group in 2012, where he increased innovation, growth and profitability. Prior to that, he advanced in leadership roles at several industrial peers, including Valspar Corporation; Loctite Corporation; and Ashland Chemical Company. Earlier in his career, Mr. Nolan held sales positions at General Electric Company and at Latrobe Steel, then a subsidiary of The Timken Company. Mr. Nolan is also a member of the Board of Directors of Apogee Enterprises Inc., the Greater Cleveland Partnership, and is on the Advisory Council of the University of Michigan — College of Engineering. Mr. Nolan holds a Bachelor of Science in Materials and Metallurgical Engineering from the University of Michigan; a Master of Science in Mechanical Engineering from Rensselaer Polytechnic Institute; and a Master of Business Administration from the University of Michigan.

Qualifications: Mr. Nolan is an executive known for leading growth-oriented transformations and demonstrated success in driving materials innovation and customer engagement. He serves as a critical liaison between the Board and management of the Company, and his knowledge of the strategic and growth priorities and day-to-day workings of our businesses provides the Board with valuable perspective and insight.

8 |	KENNAMETAL INC. - 2015 Proxy Statement

CINDY L. DAVIS	Age: 53	Director since 2012

Ms. Davis is a member of the Board of Directors of Buffalo Wild Wings, a position she has held since November 2014. Ms. Davis retired from her position as the Vice President, Nike, Inc., and President, Nike Golf (a global leading innovator in athletic footwear, apparel, equipment and accessories) in January, 2015, a position she held since 2008. Ms. Davis joined Nike, Inc. in 2005 as General Manager, Nike Golf USA after holding a variety of marketing and executive positions for companies such as the Arnold Palmer Golf Company and The Golf Channel. Ms. Davis earned an MBA in marketing and finance at the University of Maryland, and a bachelor of arts in economics at Furman University in Greenville, South Carolina.

Qualifications: Ms. Davis’ winning track record of driving innovation and profitable growth, globally, positions her as an excellent fit to our Board of Directors.

WILLIAM J. HARVEY	Age: 64	Director since 2011

Mr. Harvey serves as President — DuPont Packaging & Industrial Polymers (a multi-billion dollar global business unit of E.I. DuPont de Nemours & Company), a position he has held since 2009. Mr. Harvey joined DuPont in 1977. After leaving DuPont in 1992 to become General Manager of the Peroxygen Chemical Division of FMC Corporation, Mr. Harvey rejoined DuPont in 1996 and was appointed Global Business Director for DuPont Packaging & Industrial Polymers. Since that time Mr. Harvey has held various management-level positions with DuPont including Vice President and General Manager of the DuPont Advanced Fiber businesses — Kevlar and Nomex Fibers, Vice President — DuPont Corporate Operations and Vice President — DuPont Corporate Plans. Mr. Harvey holds a bachelor’s degree in economics from Virginia Commonwealth University and a master’s degree from the University of Virginia Darden Graduate School of Business.

Qualifications: Mr. Harvey brings to the Board keen strategic insight and commercial expertise. His wealth of global experience and business acumen make an excellent contribution to our Board.

Directors of the First Class With a Term to Expire in 2017
PHILIP A. DUR	Age: 71	Director since 2006

Mr. Dur is the retired Corporate Vice President and President, Ship Systems Sector of Northrop Grumman Corporation (a global defense company), having served in those positions from October 2001 to December 2005. Prior to that, he was the Vice President of Program Operations at the Electronic Sensors and Systems Sector for Northrop Grumman. Mr. Dur joined Northrop Grumman in 1999 following five years with Tenneco, Inc. (a global manufacturer of products for the automobile industry), where he held a number of strategic and executive positions, with the latest being Vice President, Worldwide Business Development and Strategy. Mr. Dur also had a long and distinguished career in the U.S. Navy, ultimately rising to the rank of Rear Admiral. He is a Director of TechPrecision Corporation (a provider of specialty and large-scale metallic fabrication, machining and assembly). Mr. Dur holds a bachelor’s and master’s degree from the University of Notre Dame and a master’s degree and doctorate from Harvard University.

Qualifications: Mr. Dur brings to our Board extensive executive experience in operations and keen strategic insight into the transportation industry and future business opportunities for our Company. He also brings valuable perspective from his service on the board of Tech Precision Corporation, a public company. Mr. Dur currently serves as the Chair of our Nominating/Corporate Governance Committee.

KENNAMETAL INC. - 2015 Proxy Statement	| 9

TIMOTHY R. MCLEVISH	Age: 60	Director since 2004

Mr. McLevish serves as a consultant to Walgreens Boots Alliance, Inc., formerly Walgreens Co. (the nation’s largest drugstore chain). In this capacity, Mr. McLevish provides advice and counsel to the Chief Executive Officer of Walgreens Boots Alliance, Inc. on matters relating to strategy, business development and M&A. Prior to this role, Mr. McLevish served as Executive Vice President and Chief Financial Officer, Walgreens Co., from August 2014 to February 2015. From October 2007 to April 2014, Mr. McLevish held various positions within Kraft Foods Group and Kraft Foods Inc. (a food and beverage company) including Executive Vice President and Chief Financial Officer and Executive Vice President within Kraft Foods Group; and, the positions of Executive Vice President and Chief Financial Officer within Kraft Foods Inc. Before joining Kraft Foods, Mr. McLevish was the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited (a diversified industrial company) from May 2002 to August 2007. Prior to that, he held a series of finance, administration and leadership roles for Mead Corporation (a forest products company), which he joined in 1987. His final role with Mead was Vice President and Chief Financial Officer, a position he held from December 1999 through March 2002. Mr. McLevish holds a bachelor’s degree in accounting from the University of Minnesota and a master in business administration from Harvard Business School. In addition, he is a certified public accountant.

Qualifications: With his experience as a Chief Financial Officer and as a senior finance leader for multiple public companies that operate in diverse global industries, Mr. McLevish brings deep knowledge of financial reporting, internal controls and procedures and risk management to our Board. His extensive experience in public company finance and knowledge of the financial and capital markets enables him to provide insight and guidance to our Board in these areas. He has been designated by our Board as an “audit committee financial expert” and currently serves as the Chair of our Audit Committee.

STEVEN H. WUNNING	Age: 64	Director since 2005

Mr. Wunning is the retired Group President and Executive Office member of Caterpillar Inc. (a global manufacturer of construction, mining, and industrial equipment), having served in those positions from January 2004 to January 2015. In that capacity, he had administrative responsibility for the Resource Industries Group, which included its Advanced Components & Systems Division, Integrated Manufacturing Operations Division, Mining Products Division, Mining Sales & Marketing Division, and Product Development & Global Technology Division. Mr. Wunning joined Caterpillar in 1973, and has held numerous positions there with increasing responsibility, including Vice President and then President of Cat Logistics, Corporate Vice President of the Logistics & Product Services Division, and Corporate Vice President of Cat Logistics. He has a bachelor’s degree from the University of Missouri Rolla — now Missouri University of Science and Technology — and an Executive MBA from the University of Illinois.

Qualifications: Mr. Wunning brings to our Board his extensive operational and management experience in the areas of quality, manufacturing, product support and logistics for a complex, global organization. He has a deep understanding of the challenges of managing a global manufacturing organization and is able to provide valuable insight and perspective with respect to operations, supply chain logistics and customer relations. Mr. Wunning currently serves as the Chair of our Compensation Committee.

10 |	KENNAMETAL INC. - 2015 Proxy Statement

ETHICS AND CORPORATE GOVERNANCE

Code of Business Ethics and Conduct

All of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller, must strictly adhere to our Code of Business Ethics and Conduct (sometimes referred to as the “Code”).

The Code of Business Ethics and Conduct is designed to:

•	proactively promote ethical behavior;

•	protect our valued reputation and the reputations of our directors, officers and employees;

•	assist all employees to act as good corporate citizens around the world; and

•	continue to demonstrate that we, and the individuals we employ, can be successful while maintaining the values which have served us well over the years.

We view violations of the Code very seriously. Personal consequences for violations can be severe and can include termination and/or legal action. Directors, officers and employees who know of or suspect a violation of the Code must report the matter to us promptly. Any of these individuals can report a concern or potential violation of the Code:

•

by approaching or telephoning such person’s immediate supervisor or manager, another supervisor or manager, such person’s local Human Resource professional, the Office of the General Counsel or the Office of Ethics & Compliance;

•

in writing directed to the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231 or by email: k-corp.ethics@kennametal.com;

•	by calling the Office of Ethics & Compliance at 724-539-4031;

•

by calling the Company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis; or

•	by accessing the Company’s web-based HELPLINE portal located on our website at www.kennametal.com on the “Ethics and Compliance” page which is accessible under the “About Us” tab.

The Code of Business Ethics and Conduct is posted on our website at www.kennametal.com on the “Ethics and Compliance” page, which is accessible under the “About Us” tab. We will disclose any future amendments to the Code that relate to our directors or executive officers on our website, as well as any waivers of the Code that relate to directors and executive officers.

Corporate Governance

Our Board of Directors adopted the Kennametal Inc. Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company. The Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board and management level.

A complete copy of the Guidelines is available on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Investor Relations” page under the “About Us” tab. Any changes to the Guidelines in the future will also be posted on our website. Following is a summary that provides highlights of our Guidelines and many related corporate governance matters:

Selection of New Director Candidates and Criteria for Board Membership

•

Kennametal believes that the Board as a whole should encompass a range of talent, skill, diversity and expertise that enable it to provide sound guidance with respect to our operations and interests. Board nominees are identified, screened and recommended by the Nominating/Corporate Governance

KENNAMETAL INC. - 2015 Proxy Statement	| 11

Committee and approved by the full Board. The Nominating/Corporate Governance Committee evaluates and ultimately selects director nominees on the basis of a number of criteria, including independence, integrity, diversity, business and industry experience, areas of expertise, ability to exercise sound judgment in areas relevant to our businesses, and willingness to commit sufficient time to the Board. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses.

•

The Nominating/Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

•

Although the Nominating/Corporate Governance Committee does not have a formal policy with respect to consideration of diversity in identifying director candidates, as noted above, diversity is one of the many important factors considered in any evaluation of a director or director nominee. The Nominating/Corporate Governance Committee believes the term “diversity” encompasses a broad array of personal characteristics, including traditional concepts such as age, gender, race and ethnic background. Equally important to any evaluation of diversity, however, are characteristics such as geographic origin and exposure, skills and training, education, viewpoint, industry exposure and professional experience. The Nominating/Corporate Governance Committee recognizes that diversity of all types can bring distinctive skills, perspectives and experiences to the Board.

•

The Nominating/Corporate Governance Committee will consider any director candidate nominated by a shareowner in accordance with our By-Laws and applicable law. For further information on shareowner nominating procedures, please refer to the response to the question “What are the procedures for submitting a shareowner proposal or nomination for the 2016 annual meeting?” under the “General Information” section of this Proxy Statement.

•	All Board members are expected to ensure that other existing and planned future commitments do not materially interfere with their service as a director of the Company.

Board Composition and Independence

•

A majority of Board members must qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the requirements of any other applicable regulatory authority. Currently, Mr. Nolan, our President and CEO, is the only director on our Board who is not independent.

•

Only those directors who the Board affirmatively determines have no material relationship with the Company, either directly or indirectly, will be considered independent directors. The Board’s determination is based on the requirements for independence set forth under the listing standards of the NYSE and those of any other applicable regulatory authority and also on additional qualifications set forth in the Guidelines regarding:

—	Indebtedness of the director, or his or her immediate family members or affiliates, to the Company;

—	Indebtedness of the Company to affiliates of the director; and

—	A director’s relationships with charitable organizations.

•

In June and July 2015, our management compiled and summarized our directors’ responses to a questionnaire asking them to disclose any relationships they (or any of their immediate family members or affiliates) have with the Company and any other potential conflicts of interest. Their responses, along with materials provided by management related to transactions, relationships or arrangements between the Company and the directors or parties related to the directors was presented to the Nominating/Corporate Governance Committee for its review and consideration. The Nominating/Corporate Governance Committee determined that none of our non-employee directors, all of whom are listed below, has had during the last three years (i) any of the relationships described above; or (ii) any other material relationship with the Company that would compromise his or her independence under the listing standards

12 |	KENNAMETAL INC. - 2015 Proxy Statement

of the NYSE, the rules and regulations of the SEC and/or the requirements set forth in our Guidelines. The table below includes a description of the transactions, relationships or arrangements considered by the Nominating/Corporate Governance Committee in reaching its determination. The Nominating/Corporate Governance Committee presented its findings to the Board at its July 2015 meeting. Based upon the conclusions and recommendation of the Nominating/Corporate Governance Committee, the Board determined that all non-employee directors are independent, and that all of the members of the Audit, Compensation and Nominating/Corporate Governance Committees also meet the independence tests referenced above.

Name	Independent	Transactions/Relationships/Arrangements Considered
Cindy L. Davis	Yes	None
Ronald M. DeFeo	Yes	Commercial relationships between Terex Corporation and its subsidiaries and Kennametal Inc. (Kennametal as supplier) — immaterial
Philip A. Dur	Yes	None
William J. Harvey	Yes	Commercial relationships between E.I. DuPont de Nemours & Company and its subsidiaries and Kennametal Inc. (Kennametal as supplier) — immaterial
Timothy R. McLevish	Yes	None
William R. Newlin	Yes	None
Lawrence W. Stranghoener	Yes	None
Steven H. Wunning	Yes	Commercial relationships between Caterpillar Inc. and Kennametal Inc. (Kennametal as supplier) — immaterial

Outside Board Membership

Management directors are required to seek and obtain the approval of the Board before accepting outside board memberships. Non-management directors must advise the Chairman of the Board and the Chair of the Nominating/Corporate Governance Committee in advance of accepting an invitation to serve on another board. Sitting on another public company’s board should not create a conflict of interest or impair the director’s ability to provide sufficient time to carry out his or her duties as a director of the Company.

Retirement Age

Unless otherwise determined by the Nominating/Corporate Governance Committee due to special circumstances, no director may be nominated for re-election or re-appointment to the Board if he or she would be age seventy-three (73) or older at the time of election or appointment.

Conflicts of Interest

Directors must avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of conflict. We solicit information annually from directors in order to monitor potential conflicts of interest. Any potential conflict of interest must be immediately reported to the Chairman of the Board, the Chair of the Nominating/Corporate Governance Committee and the Lead Director, if one has been designated, for evaluation. If a director has a personal interest in a matter before the Board, the director must disclose the interest to the Board, excuse himself or herself from participation in the matter and not vote on the matter.

Directors Orientation and Continuing Education

•	Each new director must participate in the Company’s orientation program, which should be conducted within two (2) months of the meeting at which the new director is elected.

•	Directors are encouraged to participate in continuing education programs, as appropriate, to maintain the skills necessary to perform their director duties and responsibilities.

KENNAMETAL INC. - 2015 Proxy Statement	| 13

Board Compensation

•

In accordance with our Stock Ownership Guidelines (which are applicable to our directors, executives and key managers), directors are required to hold meaningful equity ownership positions in the Company in order to further the direct correlation of directors’ and shareowners’ economic interests. Please see “Equity Ownership by Directors” under the “Board of Directors and Board Committees” section of this Proxy Statement for additional information regarding our Stock Ownership Guidelines, as they apply to our directors.

•

Directors who serve on the Audit Committee, Compensation Committee and/or Nominating/Corporate Governance Committee do not receive any compensation from us other than director fees (including fees paid for service on Board committees).

•	Directors who are employees (currently only our President and Chief Executive Officer, Mr. Nolan) do not receive additional cash compensation for service as a director.

Board Leadership Structure

Our By-Laws and Guidelines give the Board the flexibility to determine whether the roles of Chief Executive Officer and Board Chairman should be held by the same person or by two separate individuals. When the roles of Chairman and Chief Executive Officer are combined in one individual, the Board also has the ability to designate a Lead Director to provide additional leadership and guidance to the Board. Currently, the roles of Chief Executive Officer and Board Chairman are separate.

Currently, our Board is led by Mr. Newlin, our Chairman of the Board, who has served in that capacity since November 2014 and prior to that time, served as the Company’s independent Lead Director.

As our Chairman of the Board, Mr. Newlin sets agendas and establishes Board priorities and procedures. He presides over executive sessions of the non-management directors and acts as the principal liaison between the non-management directors and the Chief Executive Officer. Our Guidelines contain a list of the various responsibilities with which Mr. Newlin, as Chairman of the Board, is tasked. In addition to the responsibilities described above, the Chairman of the Board also:

•

Consults with the Compensation Committee in connection with the annual evaluation of the Chief Executive Officer’s performance and, together with the Chair of the Compensation Committee, meets with the Chief Executive Officer to discuss that evaluation;

•	Provides feedback to the Chief Executive Officer with respect to the quality, quantity and timeliness of the flow of information from management to the non-management directors; and

•	Assists the Board and management in assuring implementation of and compliance with the Guidelines and our Code of Business Ethics and Conduct.

Due to the mandatory retirement age, Mr. Newlin is expected to retire at the Annual Shareowners Meeting on October 27, 2015. The Board will elect a replacement for Mr. Newlin at that time.

Selection of Agenda Items for Board Meetings

Agendas for Board meetings are established by the Chairman in consultation with the Board members and the Chief Executive Officer. Board members are also encouraged to raise, at any Board meeting, subjects that are not on the agenda for that meeting.

The Chair of each committee, taking into account recommendations of committee members and in consultation with appropriate members of management, establishes the agenda for each committee meeting.

Distribution of Board Materials

A preliminary agenda and presentation materials are distributed to Board and committee members in advance of each meeting, to the extent practicable.

14 |	KENNAMETAL INC. - 2015 Proxy Statement

Executive Sessions of the Board/Communications with Directors

•	Non-management directors meet privately in regularly scheduled executive sessions without the presence of any management. The Chairman presides over these executive sessions.

•	Any interested party that wishes to communicate with the Chairman, CEO, non-management directors or independent directors individually or as a group may do so by:

—

sending correspondence directed to our Vice President, Secretary and General Counsel, Mr. Kevin G. Nowe, at the address set forth in the “General Information” section of this Proxy Statement in the response to the question “How can I contact the Company, the Board of Directors, the Lead Director or any of the Independent Directors?”

—	calling the Company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

We will forward any communication we receive regarding our Company to the appropriate director or directors as soon as practicable, except for advertisements, solicitations or other matters unrelated to the Company.

Board Access to Management and Independent Advisors

•	Board members have complete access to management and the Company’s outside advisors.

•	The Board is authorized to retain, as it deems necessary and appropriate, independent advisors of its choice with respect to any issue relating to its activities.

Assessing the Performance of the Board

The Board’s performance is assessed annually to determine whether the Board and its committees are functioning effectively. The Nominating/Corporate Governance Committee oversees this assessment.

Board Committees

•	The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance.

•

Only independent directors serve on our committees. Directors serving on the Audit Committee and Compensation Committee must also meet the additional independence (and financial literacy qualifications for Audit Committee members), as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE and the rules and regulations of any other applicable regulatory authority.

•

Each committee has a written charter, which details its duties and responsibilities. The committee charters are posted on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Investor Relations” tab.

•	Each committee is led by a Chair, who is appointed by the Board annually, based upon the recommendation of the Nominating/Corporate Governance Committee.

•

Minutes of each committee meeting are provided to each Board member to assure that the Board remains fully apprised of topics discussed and actions taken by each of the committees. The Chair of each committee also regularly reports to the Board at Board meetings on committee matters.

Board of Director Review and Approval of Related Person Transactions

•

The Board is responsible for the review, approval and monitoring of transactions involving the Company and “related persons” (generally directors and executive officers or their immediate family members or entities that they may be deemed to control, or shareowners owning five percent or greater of the Company’s outstanding stock). The Nominating/Corporate Governance Committee assists the Board with the evaluation and monitoring of any of these transactions.

KENNAMETAL INC. - 2015 Proxy Statement	| 15

•

The Board and/or the Nominating/Corporate Governance Committee must review any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Board and/or the Nominating/Corporate Governance Committee is guided by the following parameters when considering any transaction with a related person:

—

Related person transactions must be approved by the Board or the Nominating/Corporate Governance Committee, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board or the Nominating/Corporate Governance Committee will consider all relevant factors, including, as applicable: (a) the Company’s business rationale for entering into the transaction; (b) the alternatives to entering into a related person transaction; (c) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (d) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards that may be imposed to prevent such actual or apparent conflicts; (e) the overall fairness of the transaction to the Company; and (f) if a director is involved in the transaction, whether or not the approval of the transaction would impact his or her status as independent.

•

The Nominating/Corporate Governance Committee will periodically monitor any related person transaction to ensure that there are no changed circumstances that would render it advisable for the Company to adjust the terms of or terminate the transaction. The Nominating/Corporate Governance Committee will also periodically report at Board meetings on related person transaction matters to assure that the Board remains fully apprised of issues discussed and actions taken.

•	Procedures for review, approval and monitoring of related person transactions are set forth in our Guidelines and summarized below:

—

Management or the affected director or executive officer must bring the matter to the attention of the Chairman, the Lead Director, if any, the Chair of the Nominating/Corporate Governance Committee or the Vice President, Secretary and General Counsel.

—

The Chairman will determine whether the matter should be considered by the Board or by the Nominating/Corporate Governance Committee. If the Chairman is involved in the transaction and a Lead Director has been designated, then the Lead Director shall make the determination. If no Lead Director has been designated, the Chairman shall consult with the Chairs of the standing committees to determine whether the matter should be reviewed by the full Board or by the Nominating/Corporate Governance Committee.

—	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

—	The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified, amended or terminated as promptly as practicable after proper review.

Formal Evaluation of the Chief Executive Officer

•	The Compensation Committee, together with the Chairman of the Board and the rest of the non-management directors, annually evaluates the overall performance of the Chief Executive Officer.

•

The evaluation is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives and development of management. For additional information about the Compensation Committee’s evaluation of the Chief Executive Officer, as well as how the evaluation relates to compensation decisions, please see the discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Succession Planning

Each year, the Chief Executive Officer delivers a report on succession planning to the Board, which includes an assessment of senior officers and their potential to succeed the Chief Executive Officer and other senior management positions.

16 |	KENNAMETAL INC. - 2015 Proxy Statement

Review of the Guidelines and Code of Business Ethics and Conduct

The Nominating/Corporate Governance Committee annually reviews the Guidelines and the Code of Business Ethics and Conduct and recommends any changes to the Board.

The Board’s Oversight of Risk Management

The Board recognizes that companies face a variety of risks, including credit risk, liquidity risk, strategic risk and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces; (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee; (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile; and (4) integrate risk management into Company decision-making. The Board has designated the Audit Committee to take the lead in overseeing risk management. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. The full Board receives an annual overview of the Company’s enterprise risk management processes, operations, material risks and uncertainties facing the Company, and the Company’s strategic and operational plans for addressing and mitigating those risks. In addition to the formal risk management program, the Board encourages and management promotes a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of our management and executive officers, to assess and analyze the most likely areas of future risk for the Company.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Meeting Information

The Board of Directors held eleven meetings during 2015. Each director attended at least 75% of the total number of meetings of the Board and the committees on which he/she served (during the periods the director served on the committee). We expect our directors to attend our Annual Meeting absent exceptional circumstances. All of the members of the Board of Directors attended the Annual Meeting in October 2014.

The table below shows committee membership and the number of meetings of the full Board and each committee in 2015.

	Board(1)	Audit	Compensation	Nominating/ Corporate Governance
William R. Newlin(2)	Chair
Cindy L. Davis	Member	Member		Member
Ronald M. DeFeo	Member		Member	Member
Philip A. Dur	Member		Member	Chair
William J. Harvey	Member		Member	Member
Timothy R. McLevish	Member	Chair		Member
Donald A. Nolan	Member
Lawrence W. Stranghoener	Member	Member	Member
Steven H. Wunning	Member	Member	Chair
No. of Meetings in Fiscal Year 2015	11	11	6	5

(1)

Mr. Cardoso retired as Chairman from our Board of Directors on November 17, 2014. He attended all but two Board Meetings (that were held solely for independent directors) during his Fiscal 2015 tenure on the Board.

KENNAMETAL INC. - 2015 Proxy Statement	| 17

(2)

Mr. Newlin became Chairman of the Board on November 17, 2014 at which time he no longer served as a committee member of any committee. Mr. Newlin attended all committee meetings for the Nominating/Corporate Governance Committee as well as the Compensation Committee prior to his appointment as Chairman of the Board.

Board Committees

The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance. Each member of these committees is independent under the NYSE’s listing standards, SEC regulations and the standards set forth in our Guidelines, as discussed above.

Each committee has a written charter, which details its duties and responsibilities. The committee charters are posted on our website at www.kennametal.com on the “Corporate Governance” page, which can be found under the “Investor Relations” tab.

Each committee performs an annual self-evaluation, using the roles and responsibilities outlined in its committee charter as a foundation for the review and evaluation. The Nominating/Corporate Governance Committee reviews and considers the results of each committee’s self-evaluation. The Chair of each committee also reports the results of the committee’s self-evaluation to the full Board.

Committee Functions

Audit Committee:    The Audit Committee assists the Board in overseeing the Company’s financial reporting process. You can find additional information about the functions of the Audit Committee under the “Audit Committee Report” section of this Proxy Statement. The Board has determined that all of the members of the Audit Committee are “financially literate,” and that Mr. Stranghoener and Mr. McLevish each qualify as an “audit committee financial expert” as that term is defined by SEC regulations.

Compensation Committee:    The Compensation Committee’s functions include: recommending an overall compensation policy to the Board; having direct responsibility for matters relating to the compensation of our executive officers; overseeing the Company’s compensation policies and procedures and monitoring risks related to them; advising the Board regarding management succession; and administering our equity compensation plans, cash incentive plans and deferred compensation plans. The Compensation Committee has the authority under its charter to delegate any of its duties and responsibilities (or functions) to a subcommittee of the Compensation Committee consisting of one or more members, as appropriate. You can find additional information about the Compensation Committee’s functions and processes in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation:    There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this Proxy Statement.

Nominating/Corporate Governance Committee:    The Nominating/Corporate Governance Committee’s functions include: ensuring that the Board is properly constituted to meet its fiduciary responsibilities; identifying and recommending qualified candidates for membership to the Board; having direct responsibility for matters relating to the compensation of our directors; and recommending directors for committee membership. The committee also takes a leadership role in shaping the Company’s corporate governance.

The Nominating/Corporate Governance Committee will evaluate shareowner nominees on the same basis as all other nominees. Section 8 of our By-Laws describes the process by which shareowners may submit director nominations at an annual meeting or special meeting. Any shareowner of the Company who is entitled to vote at a meeting, who has complied with the notice procedures set forth in Section 8 may propose a director nomination. The procedures for a shareowner to nominate a director include, without limitation, the following requirements:

•

The shareowner must have given timely written notice in proper form, to the Secretary of the Company including, without limitation, the shareowner’s name and address. The deadlines for providing notice to the Company of a proposed director nomination for our next annual meeting are set forth in our By-Laws

18 |	KENNAMETAL INC. - 2015 Proxy Statement

and summarized in the response to the question “What are the procedures for submitting a shareowner proposal or nomination for the 2015 annual meeting?” under the “General Information” section of this Proxy Statement.

•

The notice provided to the Secretary of the Company must set forth in reasonable detail information concerning the nominee and must include all information relating to a nominee that would be required to be disclosed in a Proxy Statement or other filings.

•

The notice provided to the Secretary of the Company must include a description of all arrangements or understandings between the shareowner making the nomination and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareowner.

•

The notice provided to the Secretary of the Company must include a representation that the shareowner making the nomination is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination.

•	The notice provided to the Secretary of the Company must include the consent of each nominee to serve as director of the Company if elected.

The foregoing summary of our shareowner director nomination procedures is not complete and is qualified in its entirety by reference to the full text of our By-Laws that has been publicly filed with the SEC and is available at www.sec.gov.

Board of Directors Compensation and Benefits

The Board has delegated primary responsibility for matters relating to compensation of our directors to the Nominating/Corporate Governance Committee. Because the Nominating/Corporate Governance Committee is also responsible for the recruitment of new directors and ensuring that the Board and committees are properly constituted, the Board believes that compensation matters relating to our directors should also reside with the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee recommends the overall compensation structure for directors to the Board for full review and approval.

Committee Review of Director Compensation

The Nominating/Corporate Governance Committee reviews director compensation on a regular basis. Historically, the committee responsible for director compensation matters has undertaken a comprehensive review of our director compensation program no less than once every two years. The Nominating/Corporate Governance Committee has the authority to retain outside advisors in connection with its review and analysis of director compensation matters. The Committee engaged an independent compensation consultant, Pay Governance, in January 2015 to prepare a report on the trends in director compensation to ensure that our program is competitive and appropriate given the Company’s objectives and market practices.

Equity Ownership by Directors

The Board believes that directors should hold meaningful equity ownership positions in the Company. Accordingly, a significant portion of overall director compensation is in the form of Company equity, as shown in the “Overview of Director Compensation” section below. Our Stock Ownership Guidelines require our directors to accumulate and maintain equity ownership in the Company having a value of no less than five times the annual retainer within five years of the date they become subject to the policy.

KENNAMETAL INC. - 2015 Proxy Statement	| 19

Overview of Director Compensation

We do not pay any additional cash compensation to management employees who serve as directors. In addition, no director who is employed by the Company may serve on any Board committee. Currently, Mr. Nolan, our President and Chief Executive Officer, is the only employee of the Company that serves as a director. The compensation paid to Mr. Nolan, in his capacity as our President and Chief Executive Officer, is included in the Summary Compensation Table and the related text and compensation tables. Our non-employee directors receive a combination of cash and equity compensation for their services as a director or committee member as described below.

Cash Compensation for Non-Employee Directors

In 2015, our non-employee directors were entitled to receive the following cash compensation:

Annual Cash Retainer
Chairman	$150,000
All Other Non-Employee Directors	$50,000
Annual Cash Stipend for Committee Chair
Audit Committee	$25,000
Compensation Committee	$18,000
Nominating/Corporate Governance Committee	$16,000
Annual Cash Stipend for Committee Service (other than as Chair)
Audit Committee	$10,000
Compensation Committee	$8,000
Nominating/Corporate Governance Committee	$8,000

Equity Compensation

Equity compensation for our non-employee directors consists of:

Annual Grant of Restricted Stock, Restricted Stock Units or Deferred Stock Credits	$ 40,000
Stock Options	One-time grant of 14,000 shares upon election to Board of Directors; annual grant of 7,000 shares thereafter.

Perquisites and Personal Benefits

All non-employee directors receive $50,000 of life insurance coverage, which is paid for by the Company. Directors do not receive tax reimbursements for income imputed to them for the premiums we pay for life insurance coverage. We reimburse directors for customary travel and related expenses for their attendance at Board and committee meetings, as well as continuing education programs, as appropriate.

Deferred Fee Plan

We have a Deferred Fee Plan for outside directors (the “Deferred Fee Plan”). On an annual basis, our non-employee directors may elect to defer payment of all or a portion of the cash fees they are entitled to receive from the Company for their services as a director and committee member all of which amounts will be credited as stock credits under the Directors Stock Incentive Plan (described below).

Directors Stock Incentive Plan

Under the Directors Stock Incentive Plan, any non-employee director may elect (i) to receive shares of the Company’s capital stock in lieu of all or any portion of cash compensation they are otherwise entitled to receive; or (ii) to have stock credits (representing an equivalent amount of the cash being deferred) credited to an account established by the Company for such participating director.

20 |	KENNAMETAL INC. - 2015 Proxy Statement

If a non-employee director elects to receive shares of the Company’s capital stock in lieu of all or any portion of the cash compensation otherwise payable to such director, the director will receive, on the date that the compensation otherwise would have been paid, the number of shares of capital stock of the Company that could have been purchased on that date based on the amount of cash compensation being deferred pursuant to the election and the fair market value of the Company’s capital stock on that date.

If a non-employee director makes a stock credit election, an account established for the non-employee director is credited with a number of stock credits equal to the number of shares of capital stock that could have been purchased with the amount of cash compensation being deferred based on the fair market value of the Company’s capital stock on the day that the compensation would have been paid to the non-employee director. Dividend equivalents are credited to the account of any director who has elected to receive stock credits in lieu of cash compensation. Dividend equivalents are calculated at the same rate as the current dividend; there is no preferential or above-market earnings potential for deferrals into stock credits. In the event of a change in control, issued and outstanding shares of capital stock equal to the aggregate number of stock credits in each non-employee director’s stock credit account would be contributed to a deferred compensation trust (a “Rabbi Trust”) established by the Company and administered by an independent trustee. Generally, unless a director has selected a different payment option, as permitted under the plan, the director will receive upon his/her Separation from Service (as defined in the plan) that number of shares of the Company’s capital stock equal to the number of stock credits in such director’s account multiplied by the fair market value of the Company’s capital stock as of the date of the director’s Separation from Service.

Matching Gifts Program

Directors are eligible to participate in our Matching Gifts Program, which is also generally available to all U.S. employees. Under the program, the Kennametal Foundation will match gifts to qualified institutions on a dollar-for-dollar basis up to $5,000 per calendar year.

2015 Non-Employee Director Compensation

The following table shows the actual compensation we paid to our non-employee directors for service on the Board and applicable committees in 2015.

2015 Non-Employee Director Compensation(1)

Name	Fees Earned or Paid in Cash ($)(2)	Restricted Stock Unit Awards ($)(3)(4)	Stock Option Awards ($)(5)	All Other Compensation ($)(6)	Total($)
Cindy L. Davis	68,087	40,024	73,877	2,613	184,601
Ronald M. DeFeo	68,667	40,024	73,877	318	182,886
Philip A. Dur	71,333	40,024	73,877	995	186,229
William J. Harvey	66,023	40,024	73,877	2,568	182,492
Timothy R. McLevish	83,000	40,024	73,877	246	197,147
William R. Newlin	123,926	40,024	109,992	5,245	279,187
Lawrence W. Stranghoener	68,000	40,024	73,877	318	182,219
Steven H. Wunning	74,772	40,024	73,877	5,318	193,991

(1)

Mr. Nolan, our President and Chief Executive Officer, is also a member of the Board. Mr. Nolan’s compensation for serving as our President and Chief Executive Officer is reported in the Summary Compensation Table and other compensation tables set forth herein. Mr. Nolan does not receive any additional compensation for his service on our Board. The same applied to Mr. Cardoso, our former Chairman, President and Chief Executive Officer during his tenure in Fiscal 2015.

(2)	Our directors may elect to receive these fees in cash, in shares of our capital stock, or in deferred stock credits.

KENNAMETAL INC. - 2015 Proxy Statement	| 21

(3)

On August 1, 2014, each non-employee director received a grant of restricted stock units with a grant date fair value of $40,024 (rounded to the nearest whole share) or deferred stock credits amounting to $40,024 (for those who elected to defer their restricted unit awards into deferred stock credits). Restricted stock units vest at a rate of one-third per year over a three year period beginning on the first anniversary of the grant date. Deferred stock credits may not be paid until the third anniversary of the grant date. The aggregate number of equity awards held by each director as of June 30, 2015 is set forth below in the Supplemental Table to 2015 Non-Employee Director Compensation Table.

The values set forth in this column are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Please refer to Note 16 to the financial statements included in Kennametal’s 2015 Annual Report for a discussion of additional assumptions used in calculating grant date fair value.

(4)

We pay dividend equivalents on unvested restricted stock units during the restriction period, but the dividends are not preferential. For those directors who elected to defer their restricted stock units into deferred stock credits, their accounts are credited quarterly with dividend equivalents, but again, these are not preferential.

(5)

On August 1, 2014, each non-employee director received a grant of 7,000 stock options with a grant date fair value of $73,877. These stock option awards vest 33% per year over a three year period beginning on the first anniversary of the grant date. The exercise price for each award is determined by taking the closing price on the grant date as quoted on the New York Stock Exchange — Composite Transactions reporting. Mr. Newlin also received an additional one-time grant of 4,326 stock options on December 10, 2014 with a grant date fair value of $36,116 in recognition of his leadership in recruiting and hiring President and Chief Executive Officer, Donald Nolan. The aggregate number of option awards held by each director as of June 30, 2015 is set forth below in the Supplemental Table to 2015 Non-Employee Director Compensation Table.

The values set forth in this column are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Please refer to Note 16 to the financial statements included in Kennametal’s 2015 Annual Report for a discussion of additional assumptions used in calculating grant date fair value.

(6)

These amounts consist of premiums paid by the Company for life insurance. For Ms. Davis and Messrs. Harvey, Newlin, and Wunning, the amounts also include donations made by us on behalf of the directors to charitable organizations under the Matching Gifts Program described above.

Supplemental Table to 2015 Non-Employee Director Compensation Table

Name	Aggregate Stock Options Outstanding at Fiscal Year End	Aggregate Unvested Restricted Stock Units Outstanding at Fiscal Year End	Aggregate Deferred Unvested Restricted Stock Units Outstanding at Fiscal Year End(a)
Cindy L. Davis	28,000	1,540	—
Ronald M. DeFeo	63,000	1,903	—
Philip A. Dur	49,000	1,903	—
William J. Harvey	42,000	1,540	1,146
Timothy R. McLevish	63,000	—	3,029
William R. Newlin	67,326	1,903	—
Lawrence W. Stranghoener	63,000	—	3,029
Steven H. Wunning	63,000	1,903	—

(a)	Represents restricted stock units that were electively deferred by the Board member into deferred stock credits subject to a minimum deferral period of three years from the date of the grant.

22 |	KENNAMETAL INC. - 2015 Proxy Statement

AUDIT COMMITTEE REPORT

Functions of the Audit Committee

The Audit Committee (“we” or the “committee”) assists the Board in its oversight of: the quality and integrity of the Company’s financial statements, internal controls and disclosures; the Company’s compliance with legal and regulatory requirements; the performance, qualifications and independence of the Company’s independent auditors; and the performance of the internal audit function. We have the sole authority to appoint, retain, terminate and replace the Company’s independent auditors, subject to shareowner ratification with respect to retention at the next regularly scheduled annual meeting of shareowners. We perform an annual self-assessment to evaluate the composition, activities and interactions of the committee and submit the results of the self-assessment to both the Nominating/Corporate Governance Committee and the Board.

Responsibilities

Management is responsible for the Company’s financial reporting process and system of internal controls and for the preparation and presentation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent auditors are responsible for planning and carrying out an audit of the financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report on that audit. Our responsibility is to provide oversight to these processes. We do not certify the financial statements or guarantee the auditor’s report. To fulfill our oversight role, we rely (without independent verification) on the information provided to us, the representations made by management and the independent auditors and the report of the independent auditors.

Complaints

Anyone, including any Company employee, who has a complaint or concern regarding the Company’s accounting, internal auditing controls or auditing matters may communicate that complaint or concern to the committee:

•	in writing directed to the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231.

•	by calling the Company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

Monitoring Activities in 2015

We held eleven (11) meetings in 2015. During these meetings, we discussed with management, the internal auditors and the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”) (to the extent applicable), the quality and adequacy of the Company’s internal control over financial reporting, the internal audit function’s organization, responsibilities, budget and staffing and the results of internal audit examinations. We also reviewed with both PwC and the internal auditors their respective audit plans, audit scope and identification of audit risks, and met separately with PwC and with the internal auditors, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. We reviewed the interim financial information contained in each quarterly earnings announcement and each Form 10-Q filed with the SEC in 2015 and discussed this information with PwC and with the Company’s Chief Financial Officer and Corporate Controller prior to release. We also reviewed and discussed with both management and PwC the audited financial statements for the year ended June 30, 2015 prior to release.

The discussions with PwC included the matters required by GAAP, including those described in the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the PCAOB in Rule 3200T, related to communication with audit committees. We received from PwC written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with us concerning their independence, and discussed with PwC their independence.

KENNAMETAL INC. - 2015 Proxy Statement	| 23

Based on these reviews and these meetings, discussions and reports, we have recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the SEC. We have retained PwC as the Company’s auditor for the fiscal year ending June 30, 2016, and are submitting that decision for shareowner ratification at the Annual Meeting as discussed below.

Audit Committee

Timothy R. McLevish, Chair

Cindy L. Davis

Lawrence W. Stranghoener

Steven H. Wunning

24 |	KENNAMETAL INC. - 2015 Proxy Statement

PROPOSAL II. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR

ENDING JUNE 30, 2016

The Audit Committee has retained PwC as the Company’s independent registered public accountants for the fiscal year ending June 30, 2016. As a matter of good corporate practice, the Audit Committee is submitting its selection to our shareowners for ratification at the Annual Meeting. Unless otherwise directed by the shareowners, proxies will be voted in favor of the ratification of the selection of PwC as the Company’s independent public accountants for the fiscal year ending June 30, 2016. In the event that this selection is not ratified by the shareowners, the Audit Committee will consider this vote in determining its future selection of an auditor. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareowners.

Representatives of PwC attended all meetings of the Audit Committee held during Fiscal 2015. The Audit Committee reviewed the non-audit services provided by PwC in 2015 and, based on that review, determined that the non-audit services provided by PwC were compatible with maintaining the independence of PwC.

Representatives of PwC will attend the Annual Meeting, and will have the opportunity to make a statement at the meeting if they wish. They also will be available to respond to appropriate questions from shareowners in accordance with the rules of the meeting.

Fees and Services

Fees for professional services (including expense) rendered by PwC to the Company and its subsidiaries in 2014 and 2015 were as follows (in millions):

	2014	2015
Audit Fees(1)	$4.6	$4.4
Audit-Related Fees	—	—
Tax Fees(2)	0.9	0.3
All Other Fees	—	—
TOTAL	$5.5	$4.7

(1)

These fees relate to services provided for the audit of the consolidated financial statements, subsidiary and statutory audits, and assistance with the review of documents filed with the SEC. Also included are fees for services related to the audit of the Company’s internal control over financial reporting.

(2)	These fees relate primarily to tax compliance services, tax planning advice and tax audit assistance.

Audit Committee Pre-Approval Policy

The Audit Committee annually adopts a policy for pre-approval of audit and non-audit services to be provided by the independent auditors. Under the policy, the Audit Committee pre-approves categories of services and fee caps for each category. The pre-approved services include: (i) audit services, such as statutory audits and internal control-related services, services associated with regulatory filings and consultations regarding disclosure treatment of certain transactions or events; (ii) audit-related services, such as due diligence and accounting consultations; (iii) tax services, such as tax compliance (domestic and international) and tax planning and advice; and (iv) other permissible non-audit services that the Audit Committee believes will not impair the auditor’s independence. The Audit Committee must specifically pre-approve the terms of the annual audit services engagement. All other audit and permissible non-audit services not specifically covered by the policy, and any proposed services which materially exceed the pre-approved fee levels, require separate specific pre-approval by the Audit Committee. The Audit Committee has delegated pre-approval authority to its Chairman. The Chairman must report any specific pre-approval decisions to the Audit Committee at the next scheduled meeting for review and ratification. The policy requires the auditor to provide the Audit Committee with detailed supporting documentation regarding the specific services to be provided.

KENNAMETAL INC. - 2015 Proxy Statement	| 25

All audit and non-audit services provided by PwC in 2015 were pre-approved under this policy.

Vote Required

The ratification of the selection of PricewaterhouseCoopers, LLP as our independent registered public accountants for the fiscal year ending June 30, 2016 will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions will not be counted as votes cast either for or against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2016.

26 |	KENNAMETAL INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our compensation programs as they apply to our Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers in Fiscal 2015, and our former Chief Executive Officer and our former Chief Financial Officer, both of whom retired in Fiscal 2015 (our “named executive officers” or our “NEOs”)(1):

—	Donald A. Nolan: President & Chief Executive Officer (“CEO”)

—	Martha A. Fusco: Vice President Finance, Corporate Controller & Interim Chief Financial Officer (“CFO”)

—	Jeswant S. Gill: Vice President and Executive Vice President, Industrial Segment

—	John H. Jacko, Jr.: Vice President and Chief Marketing Officer

—	Judith L. Bacchus: Vice President and Chief Human Resources Officer

Retired NEOs during Fiscal 2015:

—	Carlos M. Cardoso: Former Chairman, President & Chief Executive Officer

—	Frank P. Simpkins: Former Vice President & Chief Financial Officer

In this Compensation Discussion and Analysis (“CD&A”), we discuss our compensation policies and practices as they relate to our NEOs, compensation decisions made in Fiscal 2015 affecting our NEOs’ compensation, highlights of the Company’s financial performance for Fiscal 2015 and its effect on compensation paid to our NEOs in that year and recent changes we have made to our executive compensation program.

(1)

The Company elected Jan Kees van Gaalen as its Chief Financial Officer following the close of Fiscal 2015 and he is, accordingly, not considered a NEO for purposes of this Proxy Statement. His employment and compensation information are contained in the Form 8-K filed by the Company on August 27, 2015.

Fiscal 2015 Summary

The Company achieved the following performance in sales, profitability and returns for Fiscal 2015:

•	Sales of $2.6 billion for Fiscal 2015, compared with $2.8 billion in Fiscal 2014.

•

Reported (loss) earnings per diluted share (“EPS”) of ($4.71) (as adjusted to exclude asset impairment charges, restructuring and related charges and tax redeployment expense: $2.02) for Fiscal 2015 compared with reported EPS of $1.99 (as adjusted to exclude acquisition impact and nonrecurring charges: $2.50) in Fiscal 2014.

•	Adjusted return on invested capital (“ROIC”) for Fiscal 2015 was 7.2% compared to ROIC of 7.6% in Fiscal 2014.

•	Free Operating Cash Flow (“FOCF”) was at a record high of $267 million for Fiscal 2015 compared to $156 million in Fiscal 2014.

Please see Appendix A to this Proxy Statement for a reconciliation of our Adjusted EPS, FOCF and Adjusted ROIC results to our results reported in accordance with GAAP.

Compensation Highlights for Fiscal 2015

The following are the highlights of our 2015 compensation program:

•

Our Compensation Committee has adopted a strong pay-for-performance philosophy which is tested on an annual basis through a realizable pay-for-performance alignment assessment conducted by the Committee’s independent consultant.

KENNAMETAL INC. - 2015 Proxy Statement	| 27

•

Compensation is paid in a mix of base salary; annual cash-based incentives under our “Prime Bonus” plan; and equity-based long-term incentive awards (consisting of stock options, restricted stock units and performance stock units).

•	Compensation is tied mainly to Company financial and stock performance, so that a substantial portion of the compensation provided to our executive officers is at risk.

•

Payment of annual cash-based incentives under the Prime Bonus plan is based on achieving critical measures of Company performance, consistent with our pay-for-performance philosophy. Prime Bonus payments for Fiscal 2015 performance were based on achievement of three corporate performance metrics — FOCF, sales growth and EPS.

•

For 2015, the safety modifier, which provided for upward or downward adjustment of +/- 10% in our Prime Bonus design based on the Company’s performance against a recordable incident rate reduction plan, was changed to an industry standard using a base line TIR (Total Incident Rate). Achievement of the TIR reduction goal would result in a +3% modifier on payout to all plan participants.

•

Our equity-based long-term incentive program is intended to drive the achievement of critical long-term business objectives, align management’s interests with those of our shareowners and foster retention of key executives. In Fiscal 2015, 50% of the target value of each executive’s long-term incentive opportunity was granted as performance units, 30% was granted as stock options and 20% was granted as restricted units (all are settled in stock). This was similar to the 2014 awards.

•

Vesting of performance units is based on the attainment of two financial performance goals — Adjusted ROIC (60% weight) and Relative Total Shareholder Return (“TSR”) (40% weight). Performance units are subject to an additional continuous service requirement, which provides that award recipients must remain employed by the Company through the payout date in order to receive the payout, generally three years after the grant date. Restricted units and stock options time vest based on continuous service with the Company.

•	Our Fiscal 2015 financial performance had the following effects on the performance-based awards held by our NEOs (1)(2):

•

Component (1) 83.3% of Mr. Nolan’s Target 2015 Prime Bonus award, as well as 100% of the 2015 Target Prime Bonus awards for Ms. Fusco, Ms. Bacchus and Messrs. Gill and Jacko were based on achievement of Kennametal FOCF, Sales Growth, and EPS. Based on the Company’s Fiscal 2015 FOCF, Sales Growth, and EPS results, these NEOs were paid 2015 cash incentives equal to 51.5% of their targeted awards.

•

Component (2) 16.7% of Mr. Nolan’s Target 2015 Prime Bonus award was based on achievement of certain individual performance goals as determined and approved by the Board of Directors. Based on Mr. Nolan’s Fiscal 2015 individual performance results, Mr. Nolan was paid a 2015 cash incentive equal to 50% of his target award.

•

The first tranche (1/3) of the 2015 performance stock units was achieved (subject to the satisfaction of the continuous employment condition) at a combined total of 32% (53.3% for the Adjusted ROIC metric and 0% for the TSR metric) of target based on the Company having achieved above threshold but below target for ROIC performance goals set for Fiscal 2015.

•

The second tranche (1/3) of the 2014 performance stock units and the third tranche (1/3) of the 2013 performance stock units were forfeited due to the Company failing to achieve the threshold EPS and ROIC performance goals set for Fiscal 2015.

(1)	Mr. Carlos M. Cardoso, our former Chairman, President and Chief Executive Officer received a proration of his performance-based awards through his retirement date of December 31, 2015.

(2)	Mr. Frank P. Simpkins, our former Vice President and Chief Financial Officer, did not receive performance-based awards based on the timing of his departure from the Company.

28 |	KENNAMETAL INC. - 2015 Proxy Statement

Compensation for New Chief Executive Officer

Effective November 17, 2014, Mr. Nolan was elected to serve the Company as President and Chief Executive Officer following the retirement of Mr. Cardoso. At that time, the Board, based on a recommendation from the Compensation Committee, approved the following compensation for Mr. Nolan:

•	Annual base salary of $900,000.

•	Cash signing bonus of $400,000, to be repaid in full if Mr. Nolan voluntarily resigns from the Company on or before November 17, 2015.

•

A special long-term incentive grant on December 1, 2014 to be made under Kennametal’s Stock and Incentive Plan of 2010 (as amended and restated on October 22, 2013) (the “LTIP Plan”) with a total value of $2,000,000, consisting of 50% stock options and 50% restricted stock units, which will vest in equal parts over a 4 year period, with one-quarter vesting on December 1 of each of 2015, 2016, 2017 and 2018.

•

Participation in the Company’s Prime Bonus Plan with a target bonus of 120% of annual base salary. Achievement of 2015 Prime Bonus to be measured in two components: (1) component 1 weighted at 83.3% (or a target amount equal to 100% of base salary) based on achievement of Company’s financial performance goals for 2015 (this portion was to be pro-rated for the seven months worked in fiscal 2015) and (2) component 2 weighted at 16.7% (or a target amount equal to 20% of base salary) paid based on achievement of specified individual performance goals set by the Compensation Committee (this portion was not to be pro-rated for 2015).

•

Eligibility to receive a long-term incentive grant on August 1, 2015 with a total value of $2,500,000 under the Company’s LTIP Plan, which will consist 50% of Performance Stock Units (PSUs), 30% of Stock Options and 20% of Restricted Stock Units (RSUs). RSUs and Stock Options vest over a three-year period, with one-third vesting on each anniversary date of the grant. PSUs cliff vest after 3 years and are subject to achievement of company performance goals in each of the 3 fiscal years in the term.

•	Relocation assistance under the Company’s relocation policy.

•	Participation in all general employee benefit plans and programs as well as participation in the Company’s Executive Retirement Program.

Results of 2014 Shareowner Vote on NEO Compensation

Our shareowners overwhelmingly approved the compensation paid to our NEOs in Fiscal 2014, with over 97% of votes cast in favor of the advisory vote on executive compensation presented at our Annual Meeting held on October 28, 2014.

The Compensation Committee believes that this high level of support of the compensation paid in Fiscal 2014 illustrates our shareowners support of our pay-for-performance philosophy, which is designed to link the compensation paid to our NEOs to the Company’s financial performance and shareowner value. Accordingly, in determining the structure of the compensation of our NEOs for Fiscal 2015, the Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on performance-based incentive compensation components that reward our executives when they deliver value to the Company and our shareowners.

Summary of Compensation Actions for Fiscal 2016

At its July 2015 meeting, the Compensation Committee approved maintaining several of the changes it made in Fiscal 2015. The decision to maintain these changes was influenced by the Company’s current financial and shareowner performance, a desire to maintain strong pay-for-performance alignment, and market insights and advice provided by the Committee’s independent consultant. Key compensation decisions made for the Fiscal 2016 compensation program were as follows:

•	Changed the Restricted Stock and Stock Option time-vesting parameters from pro rata four years to pro rata three years.

KENNAMETAL INC. - 2015 Proxy Statement	| 29

•	Added an individual performance component to each of the NEO’s Fiscal 2016 Prime Bonus program weighted at 20%, with the financial measures weighted at 80%.

Executive Compensation Philosophy

Kennametal’s executive compensation philosophy is based on the following principles, which we believe form the foundation of an effective and responsible compensation program:

•	Pay-for-Performance. Executive compensation should be tied to both individual performance and Company performance (annual and long-term).

•

Align the Ratio of Fixed to Variable Components of Compensation with the Executive’s Level of Responsibility and Accountability.    As our executives progress to higher levels of responsibility within the Company, a greater proportion of their overall compensation should be variable and linked directly to Company performance and shareowner returns.

•	Promote a Long-Term Perspective. Our compensation program should promote the long-term focus and strategic vision required for our future growth and success.

•

Offer Competitive Compensation.    We believe that highly-qualified and skilled executives can differentiate us and provide a competitive advantage in the marketplace. Our objective is to offer compensation that is competitive with that offered by other companies that compete with us for talent.

Objectives of the Executive Compensation Program

To support our overall compensation philosophy, we have designed our executive compensation program to:

•	Attract and retain exceptional talent;

•	Recognize individual contributions to the Company;

•	Focus our executives’ attention on the attainment of significant business objectives and the creation of long-term shareowner value;

•	Ensure alignment between management’s interests and the interests of our shareowners;

•	Share the financial benefits of strong Company performance; and

•	Maintain executive compensation at a competitive level.

Relationship Between Pay and Performance

In January 2015, our Compensation Committee reviewed the relationship between our CEO’s “realizable compensation” (defined below) and the Company’s performance from Fiscal 2012 through Fiscal 2014 (the “Reviewed Period”) which was the period that both compensation and performance data was readily available for our peers. The analysis, which was prepared by the Compensation Committee’s consultant, Pay Governance, compared our CEO’s realizable compensation and the Company’s performance, relative to our peer group, in order to assess whether the Company’s performance and the realizable compensation paid to our CEO were aligned. The peer group utilized for this analysis is the same peer group utilized for the Fiscal 2015 compensation decisions made by the Compensation Committee at its July 2014 meeting.

Realizable compensation is defined as (i) base salary paid over the Reviewed Period; (ii) actual bonus earned and paid during the Reviewed Period; (iii) the aggregate current value of restricted stock/restricted unit grants made during the Reviewed Period; (iv) the aggregate in-the-money value of stock option grants made during the Reviewed Period; (v) the actual payouts of performance-based equity awards with performance periods beginning and ending during the Reviewed Period; and (vi) the estimated payout for performance-based equity awards that were granted during the Reviewed Period but remained unvested at its conclusion. Realizable compensation was calculated in the same manner for our CEO and the CEOs of our peer group companies. The realizable value of long-term equity-based awards was calculated using each company’s closing stock price on

30 |	KENNAMETAL INC. - 2015 Proxy Statement

June 30, 2014. The Company believes that realizable compensation is a more relevant measure for analyzing the pay-for-performance alignment than grant date or target compensation. Realizable compensation focuses on the actual value of earned pay rather than pay opportunity by analyzing current stock prices and actual payouts from short- and long-term incentives to provide an estimate of the actual compensation that executives realized during the subject period. The required grant date and target compensation amounts are reported in the Executive Compensation Tables beginning on page 53 of this Proxy Statement.

The financial performance of the Company and the peer companies were evaluated over the Reviewed Period using the following four (4) performance measures: (i) ROIC; (ii) sales growth; (iii) EBIT margin growth; and (iv) TSR. Three of these measures (ROIC, sales growth and EBIT margin growth) were selected because they are used in the Company’s short-term and/or long-term incentive plans and were considered by Pay Governance to be reasonable indicators of a company’s performance. The Company’s percentile ranking for each performance measure relative to the peers was averaged to form a composite performance ranking.

Over the Reviewed Period, our CEO’s realizable compensation ranked modestly below the median (38th percentile) of the peer group while our composite performance (average ranking of all four performance metrics) ranked modestly below the median (24th percentile) of the peer group. The Compensation Committee continues to analyze the alignment of realizable compensation and the Company’s performance, in addition to grant value comparisons, in order to observe such things as:

•	Whether the targeted pay levels relative to peers is appropriate;

•	Whether the mix of fixed versus variable compensation is appropriate;

•	Whether performance goals have been set at an appropriately challenging level over the three-year period analyzed; and

•	Whether the weighting assigned to each long-term incentive vehicle is weighted appropriately resulting in an acceptable amount of leverage.

KENNAMETAL INC. - 2015 Proxy Statement	| 31

Based on this analysis, the Compensation Committee is satisfied with the alignment of our CEO’s realizable compensation with the performance of the Company during the Reviewed Period. The chart below provides an illustration of this realizable pay-for-performance analysis over the Reviewed Period. The Compensation Committee expects to continue to review and present the alignment of compensation with the Company’s financial performance, including as may be required to comply with regulations issued by the Securities and Exchange Commission, which are currently in proposed form.

32 |	KENNAMETAL INC. - 2015 Proxy Statement

Design of Our Executive Compensation Program

Overall Design of the Executive Compensation Program

Each of our executives receives a compensation and benefits package comprised of the five basic components described in the table below which also provides an explanation of why we provide the particular compensation component, how we determine the amount and what such compensation component is designed to reward.

Compensation Component	Why We Provide it	How We Determine the Amount	What it is Intended to Reward
Base Salary	• Consistent with competitive practice	• Approximately the median of similarly-sized manufacturing companies	• Individual performance and level of experience, expertise and responsibility within the Company
Annual Incentive Prime Bonus	• To link pay and performance • To drive the achievement of annual business objectives • Consistent with competitive practice

•  Awards are performance-based and calculated as a percentage of base salary:

—     Target based on median of market practice for executive’s position; and

—     Award opportunities are determined on an individual basis and range from below median to above median for similar positions in peer group of companies

• Annual Company performance and individual performance
Long-term Incentives (including stock options, restricted units and performance units)

•  To link pay and performance

•  To drive the achievement of critical long-term business objectives

•  To align management’s interests with those of our shareowners

•  To foster the long-term retention of key executives

•  Consistent with competitive practice

•  Total long-term incentive opportunity is determined on an individual basis based on the executive’s performance and career potential (internal and individual factors), and taking into account the long-term compensation paid by our competitors for similar positions

•  For Fiscal 2015, the total long-term incentive opportunity was allocated between performance stock units (50%), stock options (30%) and restricted units (20%)

•  Performance stock unit awards are performance based:

—     Target based on median of market practice for executive’s position; and

—     Award opportunities are determined on an individual basis and range from below median to above median for similar positions in peer group of companies

•  Long-term Company performance and individual performance

•  Performance Units - increased shareowner value and overall Company performance over the long-term

•  Stock Options - increased shareowner value over the long-term (10 years)

•  Restricted Units - increased shareowner value and long-term commitment to the Company

Retirement Benefits	• Consistent with competitive practice	• Competitive market practices and Company-specific circumstances	• To provide long-term financial security to executives who have demonstrated a long-term commitment to the Company
Executive Benefits and Perquisite Allowance	• Consistent with competitive practice • Provides a level of protection against the financial catastrophes that can result from illness, disability or death	• Approximately the median of peer group of companies	• Executive contributions to our Company’s short-term and long-term success

We have designed our executive compensation program to target total compensation for each of our executives at the median level for executives in similar positions within our industry and peer group with the opportunity to earn actual compensation above or below median compensation depending on Company and individual performance. We believe that the design of the compensation program allows for actual compensation earned under our incentive plans to be above-median compensation for exceptional performance, as well as

KENNAMETAL INC. - 2015 Proxy Statement	| 33

below-median compensation when performance falls below our expectations. Also, we may deviate from targeting the median if, in the judgment of management and/or the Compensation Committee, the value of an executive’s experience, performance and specific skill set warrants. For individual executives, compensation may also vary depending on the executive’s experience, responsibility and expertise, such person’s contribution to our business strategy and the market’s demand for such skills and talent. The foundation of our program is based on a system of market pricing. Each executive’s compensation is benchmarked against those of executives in comparable positions in the competitive market and, in some cases, against a peer group of companies. This benchmarking process as well as an internal assessment of the particular position’s internal value to the Company, scope and complexity of responsibilities generally defines a range of opportunities for base salary, annual incentives and long-term incentives. The pay ranges give the Compensation Committee flexibility to position individual compensation above or below market median levels depending on the individual’s job performance, professional qualifications, business experience, technical expertise and career potential.

Factors that Influence Compensation

The Compensation Committee believes that an effective compensation program reflects a balance between individual factors (i.e., level of responsibility, skills, experience, expertise and individual performance), organizational measures (i.e., Company or business unit performance), and external or market factors (i.e., competitive benchmarking and survey data). We incorporate each of these factors into the design of our executive compensation program. Accordingly, we compensate our executives based upon an assessment of:

•

Individual Performance.    All of our executives are evaluated against an annual, individual performance plan. The performance plan is based on individual performance objectives that will further the goals of the executive’s business unit, if applicable, and the strategic goals of the Company as a whole. These objectives are reviewed and assessed every quarter by the executive and his or her manager. At the end of the fiscal year there is a comprehensive analysis of the executive’s actual performance vis-à-vis the individual’s performance plan, and that analysis is provided to the Compensation Committee for review.

•

Company Performance.    One of the main objectives of our compensation philosophy is to align our executive officers’ compensation with the performance of the Company (“pay-for-performance”). When making compensation decisions related to our executives, the Compensation Committee evaluates the Company’s achievement of pre-established internal metrics (which are predicated on our annual and long-term financial plans and goals, along with other strategic and operational initiatives) and external measures (which are predicated on external factors such as our market valuation and growth in our stock price).

•

Market Intelligence.    Individual and Company performance are weighted most heavily in compensation decisions. However, when appropriate, the Compensation Committee also considers external factors, such as market and survey data and pay positioning for our executives relative to market data, as explained in further detail below under the subheading “Pay Positioning Relative to Market — Benchmarking.”

Variable Compensation and Promotion of a Long-Term Perspective

We increase the variable component of compensation for our executives as they progress through our management levels and adjust the ratio of short-term to long-term compensation to promote accountability and a long-term perspective. We structure our executive compensation program so that the proportion of variable versus fixed compensation increases as the role and responsibility of the executive increases. We think this is appropriate because the executives are best positioned to be able to affect the Company’s performance, and therefore they should receive a substantial portion of their total compensation value in the form of long-term incentives that measure and reward Kennametal’s performance over a period of greater than one year. The table below illustrates that the actual percentage of variable pay relative to total compensation depends on the executive’s position within the Company. Generally speaking, the higher an executive’s position within the Company, the greater the proportion of variable pay that is linked to Company performance and shareowner return metrics. Similarly, as an executive rises to positions of greater responsibility within our Company, short-term compensation begins to decrease proportionally relative to long-term compensation which begins to represent a greater proportion of the executive’s total compensation.

34 |	KENNAMETAL INC. - 2015 Proxy Statement

The following chart summarizes the breakout of fixed versus variable compensation and short-term versus long-term compensation as disclosed in the Summary Compensation Table for our NEOs in Fiscal 2015.

	Fixed vs. Variable Breakout		Variable Breakout
Title	% of Annual Compensation Fixed	% of Annual Compensation Variable	% of Short-Term Compensation	% of Long-Term Compensation
President and CEO	18%	82%	31%	69%
CFO (interim) and VP Finance and Corporate Controller	32%	68%	24%	76%
Vice President and EVP Industrial Business Segment	24%	76%	17%	83%
Vice President and Chief Marketing Officer	30%	70%	12%	88%
Vice President and Chief Human Resources Officer	26%	74%	20%	80%
Former Chairman, President and Chief Executive Officer	13%	87%	0%	100%
Former Vice President and Chief Financial Officer	28%	72%	0%	100%

Competitive Compensation

Pay Positioning Relative to Market — Benchmarking.

When we make compensation decisions, we compare the compensation paid to our executive officers to the compensation paid to similarly-positioned executives at other companies within our industry to gain a general understanding of current market compensation practices for these positions. Specifically, we benchmark total compensation levels and certain of the individual elements of our compensation packages (mainly base salary, annual incentives (together, “total cash compensation”) and long-term incentives (together with total cash compensation, “total direct compensation”)) to both published survey data of comparable companies and to a custom peer group of public companies within the manufacturing industry. Benchmark data is part of the external information we consider when designing and executing our compensation programs.

The Compensation Committee’s compensation consultant, Pay Governance, assists the Compensation Committee in its benchmarking efforts. Pay Governance collects compensation data for our peer group companies from available sources, including, in most cases, the executive compensation data included in the most recently available annual proxy statement for each company. Pay Governance can also provide survey data representing industry-specific and general industry companies included in the Towers Watson executive compensation databases. Pay Governance, in consultation with management, provides the Compensation Committee with the results of its benchmarking efforts on an annual basis. The benchmarking data helps us assess the competitiveness of our executives’ compensation compared to that of other executives at our peer companies and in the broader market. We also use the data to help ensure proper alignment between executive and shareowner interests, and to assess compensation versus Company performance.

When we evaluate our compensation structure, we compare the target range for total direct compensation, the mix of compensation components and the allocation of those components in our executives’ individual compensation packages against benchmark data. Each year, we evaluate the total cash compensation and total direct compensation we provide to our executives against the benchmark data to determine whether our compensation structure accurately reflects our goal of providing compensation at approximately the median level within our peer group and industry. We analyze both target compensation opportunities as well as the actual compensation paid to our executives. The Compensation Committee considers this information, along with data provided by Pay Governance and Company and individual performance factors when it sets compensation levels.

KENNAMETAL INC. - 2015 Proxy Statement	| 35

We periodically review our peer group to ensure that the peer companies continue to be appropriate comparisons for performance purposes and for compensation purposes. Many of the companies in our current peer group are included because they are similar to Kennametal in terms of revenue, market capitalization, operational scope, or organizational complexity. While some of the peers are smaller than we are, others are larger. Nevertheless, we include these companies to help us understand the effect size and complexity has on compensation levels and designs.

The following companies comprised our peer group for both performance and compensation purposes for Fiscal 2015(1):

• Actuant Corporation	• Harsco Corporation

• Allegheny Technologies Incorporated	• IDEX Corporation

• Ametek Inc.	• Joy Global Inc.

• Barnes Group Inc.	• Lincoln Electric Holdings, Inc.

• Carpenter Technology Corporation	• Pall Corporation

• Crane Co.	• Parker-Hannifin Corporation

• Donaldson Company, Inc.	• Teleflex Incorporated

• Dresser-Rand Group Inc.	• The Timken Co.

• Flowserve Corp.	• Woodward Inc.

• Greif Inc.

In January 2014, the Compensation Committee approved the removal of Pentair from the peer group as its merger with Tyco International’s Flow Control Business rendered the company too large for comparison. At that same time, the Compensation Committee approved the addition of Actuant Corporation and Woodward, Inc. to align with our financial peer companies. In January 2015, the Compensation Committee agreed that no changes to this peer group should be made. The Compensation Committee has historically removed the largest (Parker-Hannifin Corporation) and smallest (Barnes Group Inc.) peer companies in terms of revenue when determining market competitive compensation rates for its NEOs.

(1)	The Peer Group used for calculating the Relative TSR portion of the Performance Stock Units is the S&P 400 Capital Goods Index.

How Compensation Decisions Are Made

Role of the Compensation Committee and CEO in Determining Executive Compensation

The Compensation Committee designs and implements our executive compensation program, evaluates executive performance, including that of the President and CEO, and oversees the development of executive succession plans.

The Compensation Committee solicits information from our management and from the Committee’s compensation consultant during the compensation-setting process, but it is the Compensation Committee that ultimately sets and approves compensation for our CEO and all other executives.

The Compensation Committee uses substantially the same process for determining CEO compensation as it uses for determining our other executive officers’ compensation. Each year, the Compensation Committee reviews all components of compensation for the CEO and for each of our other executives over the course of several regularly-scheduled meetings from April to July. Final compensation decisions are made in July for the current fiscal year. The Compensation Committee is assisted in its review by members of management, the human resources department, and its compensation consultant.

In keeping with our compensation philosophy, the Compensation Committee considers three main categories of information with respect to each executive: (i) individual performance; (ii) Company performance; and (iii) market data. The Compensation Committee evaluates each executive’s current compensation and solicits

36 |	KENNAMETAL INC. - 2015 Proxy Statement

input from management on the executive’s future potential, performance for the year, leadership skills, and contribution to the Company’s performance. The Compensation Committee also considers factors relating to the Company, such as our overall performance and achievement of specific strategic and operational initiatives. Finally, the Compensation Committee assesses the market competitiveness of each executive’s total compensation package.

CEO Compensation.    The Compensation Committee meets with the CEO each year in July (the beginning of our fiscal year) to set the CEO’s performance goals (both individual and Company objectives) for the fiscal year. These goals are then reflected in the CEO’s individual performance plan for the year. The CEO periodically reports on his progress with respect to his performance goals at Compensation Committee meetings throughout the year. At the end of the year, the Compensation Committee evaluates, in consultation with the Chairman and the rest of the non-management directors and the Board generally, as it deems necessary or appropriate, the CEO’s performance against the goals included in his performance plan for the year and determines and approves the CEO’s compensation based in part on his achievement of those goals and in part on the Company’s performance, while taking into account the overall objectives of our compensation program. The Compensation Committee also considers the compensation being paid to other chief executive officers at similarly situated companies in making compensation decisions affecting the CEO.

Other Executives’ Compensation.    Each year in August, each of our non-CEO executives must develop an individual performance plan for the fiscal year (with goals that align with the CEO’s objectives, and include individual and Company objectives). These plans are discussed with and approved by the CEO and the executives report to the CEO on their progress towards the achievement of the goals set forth in their plans periodically throughout the year. At the end of the year, the CEO and the Compensation Committee together assess the performance of our executives. Based upon these evaluations and recommendations from the CEO, the Compensation Committee determines the executives’ compensation. The executives do not play a role in the determination of their compensation, other than discussing individual performance objectives and achievements with the CEO.

Role of the Compensation Consultant

Pay Governance has been serving as the Compensation Committee’s independent compensation consultant since September 2010 and provides no other services to the Company. The Compensation Committee annually reviews its retention of Pay Governance as its compensation consultant.

Pay Governance provides the Compensation Committee with the objective information and expertise necessary to make informed decisions that are in the best long-term interests of our business and shareowners. Pay Governance also keeps the Compensation Committee informed as to compensation trends and regulatory developments affecting public companies in general and the manufacturing industry in particular. The Compensation Committee solicits advice and counsel from Pay Governance on all matters related to executive compensation design and delivery. Specifically, Pay Governance provides the following types of services to the Committee:

•	Competitive data and benchmarking analytics for all components of pay for executive officers (including the CEO)

•	Equity dilution, value sharing, and performance assessment analyses relative to peers

•	Compensation program analysis, redesign considerations, and recommendations

•	Diagnostic assessments regarding the rigor of performance goals

•	Tax, accounting, regulatory, and other compensation-related education

•	Individual pay considerations for the CEO, as well as executive officer promotions and new hires

•	Review of compensation plan payouts for the CEO and executive officers

•	Assessment of risk regarding compensation policies and practices

KENNAMETAL INC. - 2015 Proxy Statement	| 37

•	Assessment of pay-for-performance alignment

•	CD&A review and recommendations

A Pay Governance consultant attends most Compensation Committee meetings and may attend executive sessions at the request of the Committee. Consultants from Pay Governance also collaborate with our management team for purposes of meeting planning, program design and analysis and other logistics, but all executive compensation-related services performed by Pay Governance are ultimately at the direction of the Compensation Committee.

The Compensation Committee reviews the fees and performance of Pay Governance each year and provides feedback to the Board as necessary. The Compensation Committee has the authority to terminate the relationship with Pay Governance at any point in time.

Each year, the Compensation Committee reviews and determines the independence of its adviser, Pay Governance. When gauging the independence of an adviser, the Compensation Committee considered the following six factors, as required by the New York Stock Exchange and SEC rules and regulations:

•	If the adviser’s firm provides other services to the Company

•	The amount of fees received from the Company as a percentage of the total revenue of the adviser’s firm

•	Policies and procedures of the adviser’s firm designed to prevent conflicts of interest

•	Any business or personal relationship of the compensation consultant, counsel or other adviser with members of the compensation committee

•	Company stock owned by the adviser

•	Any business or personal relationship between the adviser or the adviser’s firm and an executive officer of the Company

Based on the Compensation’s Committee’s review of the factors above, it determined that its adviser, Pay Governance, is independent and free of conflicts of interest.

2015 Executive Compensation Program

Base Salary

Base salary provides a competitive level of fixed income for our executives. We target base salary levels for each executive position at median pay levels for similar positions in the market. The level of base salary an executive receives is determined based on the results of an annual evaluation of the executive with respect to certain objective and subjective factors. Objective factors include the executive’s level of responsibility, skills and training, accomplishment of the goals set forth in such person’s annual individual performance plan, and, for newer executives, prior experience. Subjective factors include the Compensation Committee’s assessment of the executive’s future potential and individual contributions. The Compensation Committee evaluates the CEO with input from the Chairman of the Board and the other non-management Board members as noted above. The CEO evaluates each of the executives who report directly to him. Both objective and subjective factors are considered, as relevant, and the CEO makes recommendations to the Compensation Committee for changes to base salary (other than his own) during the annual compensation setting process. The Compensation Committee evaluates the CEO’s and other executives’ base salary on an annual basis, and may make changes in its discretion as part of the broader compensation setting process.

In setting the NEOs’ base salaries for Fiscal 2015, the Compensation Committee considered all of the factors described above for each executive and conducted an examination of the applicable market data.

In July 2014, the Compensation Committee approved merit increases for Fiscal 2015 for the following NEOs: Ms. Fusco 3%; Mr. Gill 0% (as he was new to the role); Mr. Jacko: 2.5%; and Ms. Bacchus: 5%. Former NEOs received the following merit increases for Fiscal 2015: Mr. Cardoso: 0%; and Mr. Simpkins: 3%. Mr. Nolan did not begin employment with the Company until November 2014 and thus no merit information is applicable for him in Fiscal 2015.

38 |	KENNAMETAL INC. - 2015 Proxy Statement

Prime Bonus Plan

Overview.    The Management Performance Bonus Plan, which we refer to as the “Prime Bonus Plan,” is a shareowner-approved, formula-based, pay-for-performance annual cash incentive plan. The Prime Bonus Plan is the main vehicle we use to reward participants for their contributions to strong annual business performance. The purpose of the Prime Bonus Plan is to motivate participants to help the Company to achieve shorter-term financial and strategic goals, which are designed to create sustainable shareowner value, and to reward them to the extent we achieve those goals. All of our executives, our senior management team members, and certain of our key employees participate in the Prime Bonus Plan.

Prime Bonus Target Amounts.    Individual Prime Bonus target amounts are established for each participant based on a combination of individual factors and market-competitive data and are established as a percentage of such participant’s base salary. Consistent with our executive compensation philosophy, individuals with greater job responsibilities have a greater proportion of their total cash compensation tied to Company performance through the Prime Bonus Plan. Each year, the Compensation Committee sets Prime Bonus target amounts for our CEO and other executives based on recommendations from our management and the CEO (except with respect to his own target bonus) and its own evaluation of the competitiveness of each executive’s compensation package based on input from its compensation consultant.

Prime Bonus Performance Goals.    We link Prime Bonus opportunities directly with Company performance in an attempt to maximize shareowner value. Each executive is assigned one or more performance goals at the beginning of the fiscal year, which are based upon the overall performance goals of the Company, which have been approved by the full Board as part of management’s overall financial and strategic plans. The Board approves the goals for overall Company performance based upon management’s financial and strategic plans.

Once the Board has approved the overall performance goals for the Company, the Compensation Committee reviews and approves the Prime Bonus Plan structure and individual performance goals for the CEO and all other executive officers, which may be based on one or more of the Company’s overall corporate performance goals and/or individual achievement goals. To ensure alignment with our shareowners’ interests, the Compensation Committee assigns the CEO both quantitative and qualitative performance goals that are aggressive and designed to stretch performance and significantly impact the growth or improvement of the Company or a particular business unit. For each of the other executives, the Compensation Committee, with the input of the CEO, sets individual performance goals which it considers achievable, but which require personal performance and stewardship above the plan levels for the coming year. These individual goals are weighted and may vary by executive.

Modifier.    At the outset of each fiscal year, the Compensation Committee may or may not select a key initiative to use as a modifier in the calculation of Prime Bonus amounts earned for that year. The calculated Prime Bonus amounts are then adjusted (upward by up to +3%) based upon the level of performance with respect to that key initiative. For the Fiscal 2015 Prime Bonus Plan awards, the Compensation Committee selected a modifier based on the Company’s safety performance against a Total Incident Report (TIR) reduction goal, which it considered to be a key measure of employee safety.

Individual Performance.    At its July meeting each year, the Compensation Committee reviews each executive officer’s achievement of his/her performance goals for the previous year and approves any corresponding amounts to be paid under the Prime Bonus Plan. In connection with Prime Bonus determinations, the Compensation Committee considers the individual performance of the executive and the recommendations of the CEO (for all executives other than himself). The Compensation Committee has the discretion to adjust an executive’s calculated Prime Bonus award downward based on its assessment of the individual’s performance.

2015 Prime Bonus Plan.

The general design of the 2015 Prime Bonus Plan remained unchanged from Fiscal 2014, except that performance against recordable incident rated reduction was removed and replaced with a modifier of an industry standard TIR reduction goal. The 2015 Prime Bonus Plan funded at target with the accrual being adjusted accordingly throughout the year. The payout curve remained the same for participants in Fiscal 2015 as it did in

KENNAMETAL INC. - 2015 Proxy Statement	| 39

Fiscal 2014. The Corporate Performance Goals adopted for the 2015 Prime Bonus Plan were based on three measures which the Compensation Committee believed would appropriately focus participants on key areas of strategic corporate objectives: (i) Sales Growth (35% weight); (ii) EPS (40% weight); and (iii) FOCF (25% weight). Individual goals for the 2015 awards related to the Corporate Performance Goals for all participants. Additionally, the Company’s safety performance against a TIR reduction goal served as a modifier capable of influencing the final award size by +3%.

2015 Target Bonus Amounts. For 2015, the Compensation Committee approved target bonus amounts for our NEOs at the following levels:

Name	Target Bonus Amount as a Percentage of Base Salary
Donald A. Nolan	120%; (100% based upon the Company’s Corporate Performance goals, and 20% based upon Mr. Nolan’s achievement of specified individual strategic performance goals)
Martha A. Fusco	35%
Jeswant S. Gill	70%
John H. Jacko, Jr.	55%
Judith L. Bacchus	50%
Carlos M. Cardoso	120%
Frank P. Simpkins	75%

The following tables present the possible payouts under the Prime Bonus Plan at different levels of performance relative to the target performance goals established for the year (subject to further adjustment by the TIR modifier (described above)):

2015 Financial Performance Goals.

Corporate Performance Goals (Sales Growth, EPS and FOCF)

	Below Threshold	Threshold	Target	Maximum
Performance (As a Percentage of Achievement of Performance Goal)	Less than 80%	80%	100%	120% or Greater
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

With respect to each financial performance goal, no Prime Bonus is awarded if actual performance is less than the threshold for the performance goal and no payout is made in excess of 200% of the Prime Bonus target amount, regardless of the performance achieved. Under the terms of the Prime Bonus Plan, the Compensation Committee makes the same adjustments for non-recurring or unusual items in determining whether performance goals have been met as we make to our financial results as reported to our shareowners.

2015 Corporate Performance Goals.    At its July 2014 meeting, the Board established Corporate Performance Goals for the Company consisting of: Sales Growth ($236.6 million), EPS ($2.96), and FOCF ($195.4 million). At the time it set these goals, the Board considered the targets to be challenging for the Company, but achievable if the financial and strategic plans of the Company were well executed. The Compensation Committee’s independent consultant then tested the appropriateness and rigor of these goals by considering the general economic environment for the upcoming year, considering analyst expectations, reviewing growth in the goals over the previous year and conducting probability analyses based on historical results. The consultant found the goals to be challenging. These Corporate Performance Goals were then adopted by the Compensation Committee as the target Corporate Performance Goals under the 2015 Prime Bonus Plan.

40 |	KENNAMETAL INC. - 2015 Proxy Statement

2015 Individual Strategic Performance Goals for Mr. Nolan (our CEO).

Performance goals for Mr. Nolan were based on the overall financial and strategic goals adopted for the Company. Mr. Nolan’s 2015 Prime Bonus opportunity was composed of two components:

•

Component (1) related to the Company’s financial performance and was based solely upon the achievement of the Corporate Performance Goals (bonus opportunity of 100% of base salary) described above, which were established in July 2014, prior to Mr. Nolan’s employment with the Company; and

•

Component (2) related to Mr. Nolan’s individual strategic performance and was based upon his achievement of certain strategic and operational goals and initiatives set by the Compensation Committee in December 2014, shortly after he began his employment with the Company (bonus opportunity of 20% of base salary), including: (i) creating, defining and delivering the mission, strategy and goals to guide the Company’s direction over the next three to five years (75% weight equal to 15% of base salary); and (ii) creating and delivering a talent plan to support achieving the Company’s defined strategy and goals (25% weight equal to 5% of base salary).

The achievement of certain of Mr. Nolan’s individual strategic performance goals were to be rewarded proportionally for performance between 80% and 100% of the target goals. At the time they were put in place, the Compensation Committee considered these performance objectives strategically important and aggressive, but achievable with concentrated effort and focus by Mr. Nolan.

2015 Performance Goals for other NEO’s.

The 2015 Prime Bonus opportunities established for Ms. Fusco and Ms. Bacchus as well as Messrs. Gill and Jacko were based entirely on the Corporate Performance Goals described above.

2015 Performance.

The following tables show the performance achieved (as a percentage of target) and the amount of 2015 Prime Bonus awards paid to each of our NEOs.

Component 1: FY 2015 Prime Bonus Financial Performance Measures Achievements
	Threshold		Target		Maximum		Actual
Financial Performance Measures	$	% of Target	$	% of Target	$	% of Target	$	% of Target
Earnings Per Share	$2.37	80%	$2.96	100%	$3.55	120%	$2.00	67.6%
Sales Growth (millions)	$189.3	80%	$236.6	100%	$283.9	120%	($61.9)	-106.0%
Free Operating Cash Flows (millions)	$156.3	80%	$195.4	100%	$234.5	120%	$266.6	136.4%

Mr. Nolan

Component 2: FY 2015 Prime Bonus Individual Performance Measures Achievements
	Threshold		Target		Maximum		Actual
Individual Performance Measures	% of Base Salary	% of Target	% of Base Salary	% of Target	% of Base Salary	% of Target	% of Base Salary	% of Target
Create, define and deliver mission and strategy.	7.5%	50%	15%	100%	15%	100%	7.5%	50.0%
Design and deliver talent management plan to support mission and strategy.	2.5%	50%	5%	100%	5%	100%	2.5%	50.0%

KENNAMETAL INC. - 2015 Proxy Statement	| 41

				Actual FY 2015 Prime Bonus Earned(1)
	FY 2015 Prime Bonus Opportunities as a % of Base Salary			Financial Component		Individual Component
Name and Principal Position	Minimum	Target	Maximum	% of Base Salary	$	% of Base Salary	$
Donald A. Nolan, President & CEO	60.00%	120.00%	240.00%	30.04%	$270,360	10.00%	$90,000
Martha A. Fusco, CFO (interim) and VP Finance & Corporate Controller	17.50%	35.00%	70.00%	18.03%	$41,123	N/A	N/A
Jeswant S. Gill, VP and EVP Industrial Business Segment	35.00%	70.00%	140.00%	36.05%	$155,015	N/A	N/A
John H. Jacko, Jr. VP and Chief Marketing Officer	27.50%	55.00%	110.00%	28.33%	$115,283	N/A	N/A
Judith L. Bacchus, VP and Chief Human Resources Officer	25.00%	50.00%	100.00%	25.75%	$82,065	N/A	N/A

(1)

Mr. Carlos M. Cardoso, our former Chairman, President and Chief Executive Officer, and Mr. Frank P. Simpkins, our former Vice President and Chief Financial Officer, did not receive 2015 performance-based awards based on the timing of their respective departures from the Company.

Long-Term Incentives

Overview.    Kennametal’s long-term incentives are designed to focus our employees on sustainable, long-term performance. We use these incentives because we believe they promote an ownership culture, align the interests of our employees and shareowners, and foster the long-term perspective necessary to increase shareowner value. They also aid in retention and help advance stock ownership by our employees.

All of our executives, members of senior management, and a significant number of key employees are eligible to receive long-term incentive awards under our broad-based LTI program. We use a portfolio approach to our LTI program, which includes stock options, restricted unit awards and performance stock unit awards. We provide more information about each of these components below.

The Compensation Committee approves all equity and other long-term incentive awards for our executives. All of our NEOs’ outstanding long-term incentive awards, including those under the LTI program have been granted under either the Kennametal Inc. Stock and Incentive Plan of 2002, as amended (the “2002 Plan”), the Kennametal Inc. Stock and Incentive Plan of 2010 (the “2010 Plan”), or the Kennametal Inc. Stock and Incentive Plan of 2010 (as Amended and Restated October 22, 2013 and as further amended by Amendment No. 1 on January 27, 2015) (the “A/R 2010 Plan”). We have not granted any awards under the 2002 Plan since our 2010 annual meeting, when shareowners approved the 2010 Plan, and will not grant any future awards under this plan. The 2002 Plan provided and the 2010 Plan and the A/R 2010 Plan provide for the granting of non-statutory and incentive stock options, incentive bonus awards, performance share awards, performance stock unit awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, share awards, stock unit awards, and other share-based awards.

Target Long-Term Incentive Award Amounts.    Each year the Compensation Committee establishes target LTI program opportunities for each of our executives based on the executive’s performance and career potential (individual factors). The Compensation Committee also takes into account the long-term compensation paid by our competitors for similar positions based on the peer group and survey data provided by its compensation consultant (external factors). LTI program opportunities are determined on an individual basis. The Compensation Committee sets target LTI program opportunities for our executives for the relevant three-year cycle at its meeting in July of each year.

42 |	KENNAMETAL INC. - 2015 Proxy Statement

Fiscal 2015 LTI Decisions.

The following table shows the target level annual LTI opportunities set for each of our NEOs under our LTI program for Fiscal 2015:

Name	Annual Long-Term Incentive Opportunity
Martha A. Fusco	$155,000
Jeswant S. Gill	$450,000
John H. Jacko, Jr.	$450,000
Judith L. Bacchus	$400,000
Carlos M. Cardoso	$3,500,000
Frank P. Simpkins	$875,000

The LTI opportunity for each of the NEO’s remained the same from prior year, except for Mr. Nolan (who was not employed by us in the prior year) and Ms. Bacchus, who increased from $350,000 to $400,000 based on market conditions, business conditions and individual performance at the time the decision was made.

Timing of Equity Grants.    The Compensation Committee grants equity-based awards to our executives on both an annual and as-desired basis. We do not have any program, plan or practice to time annual or ad hoc grants of equity-based awards in coordination with the release of material non-public information or otherwise.

•

Annual Grants.    We generally make LTI grants to our NEOs and other senior management on a once-a-year basis. As part of its standing agenda, the Compensation Committee makes annual grants of equity-based awards to our executives at its regularly scheduled meeting in July of each year. The dates for these meetings are typically scheduled two years in advance. Since 2007, the grant date for annual awards has been August 1 of each year.

•

Special or One-Time Grants.    The Compensation Committee retains the discretion to make additional awards to executives at other times in connection with the initial hiring of a new officer, for recognition or retention purposes or otherwise. Refer to the section “2015 Special Recognition, Attraction and Retention Awards.”

Stock Option Awards.    We use stock option awards to align the interests of our employees with those of our shareowners and focus our employees on delivering superior total shareowner return over the long term (10 years). Under the 2002 Plan, the 2010 Plan, and the A/R 2010 Plan, the exercise price for a stock option award may not be less than the fair market value of our stock at the time the option is granted. Fair market value is determined by taking the closing stock price as quoted on the New York Stock Exchange — Composite Transactions reporting system on the grant date. Stock option grantees can only profit from stock option awards if our stock price increases over time; conversely, grantees receive no value if our stock price decreases below the fair market value at the time the option was granted. We typically grant stock option awards to our executives annually as part of our broader LTI program, but occasionally we grant special stock option awards, either alone or in connection with other awards, to employees for attraction, retention or recognition purposes. Vesting schedules for our stock option awards vary according to the purpose for which they are granted. Awards granted under the LTI previously time vested at the rate of one-fourth per year over four years, but grants beginning with the Fiscal 2016 award will typically vest at the rate of one-third per year over three years. A stock option award granted for attraction purposes, upon hiring, or for special recognition purposes may have a different vesting schedule (for example, 50% may vest on the second anniversary of the grant date, and 25% each of the following years thereafter). We believe our use of stock option awards helps to further our retention objective, as any unvested portion of a stock option is forfeited if an executive voluntarily terminates employment prior to the applicable vesting date. Stock option awards expire ten years from the date of grant, which we believe helps to promote the long-term perspective that is key to our growth and success. Both the 2002 Plan, the 2010 Plan, and the A/R 2010 Plan prohibit the repricing of stock options and do not contain a full reload feature.

KENNAMETAL INC. - 2015 Proxy Statement	| 43

The number of shares underlying the stock options awarded to each NEO in Fiscal 2015 was determined by dividing 30% of the total LTI opportunity value by one-third of the fair market value of the option on the grant date.

Restricted Stock Unit Awards.    Prior to 2010, we granted restricted stock awards as part of our LTI program, but we have since transitioned to grants of restricted stock unit awards for ease of administration purposes. We grant restricted stock unit awards because we believe they build ownership in the Company, serve to promote the retention of our employees and address the cyclicality of our business, thereby aligning the interests of our employees and our shareowners. As is the case with stock option awards, we typically grant restricted stock unit awards annually to our executives as part of our broader LTI program, but we sometimes make these grants for other purposes. For example, we may grant these awards to attract new talent or to recognize or motivate our employees. Like stock option awards, restricted stock unit awards granted under the LTI previously vested, in most cases, at the rate of one-fourth per year over four years, but grants beginning with the Fiscal 2016 award will typically vest at the rate of one-third per year over three years. Also similar to our stock option awards, the vesting schedules may differ depending on the reasons for the grant of restricted stock units. We believe our use of restricted stock unit awards helps to promote our retention efforts in that any unvested portion of a restricted stock unit award is forfeited if an executive voluntarily terminates employment prior to the applicable vesting date.

The number of restricted stock units awarded to each NEO in Fiscal 2015 was determined by dividing 20% of the total LTI opportunity value by the fair market value of our stock on the grant date.

Performance Stock Unit Awards.    In Fiscal 2011, the Company began awarding annual performance stock unit awards to certain executives, including our NEOs. These awards are performance-based and can only be earned if the Company achieves certain performance criteria established by the Compensation Committee. At the time of the grant, the Compensation Committee has established specific EPS and ROIC goals for fiscal years 2013, 2014 and 2015 for the performance stock units granted in Fiscal 2013 (the “2013 PSUs”), and for fiscal years 2014, 2015 and 2016 for the performance stock units granted in Fiscal 2014 (the “2014 PSUs”). The Compensation Committee established specific ROIC and relative Total Shareholder Return (“TSR”) goals for fiscal years 2015, 2016 and 2017 for the performance stock units granted in Fiscal 2015 (the “2015 PSUs”). The terms of the 2013 and 2014 PSUs provide that one-third of the performance stock units underlying such award may be earned each year based on the Company’s performance with respect to the EPS and ROIC goals set for that year, and the terms of the 2015 PSUs provide that one-third of the performance stock units underlying such award may be earned each year based on the Company’s performance with respect to the ROIC and relative TSR goals for that year. Goals have been established at threshold, target and maximum award levels for each year within the applicable performance period. Performance stock units that are deemed achieved for any given fiscal year remain subject to an additional service condition that requires the executive to be employed by us through the payment date following the 3-year performance period (which for the 2013 PSUs means August 2015, for the 2014 PSUs means August 2016, and for the 2015 PSUs means August 2017). The Compensation Committee has established this approach to address the cyclicality of our industry and to partially mitigate the risk of establishing long-term performance goals at either the peak or trough of the business cycle.

The table below presents the EPS and ROIC goals for the 2013 PSUs for Fiscal 2015 (which was the third year of the 2013 PSUs):

EPS Performance Level — 2013 PSU payable August 2015
Maximum	$6.70
Target	$5.58
Threshold	$4.46

ROIC Performance Level — 2013 PSU payable August 2015
Maximum	20.52%
Target	17.10%
Threshold	13.68%

44 |	KENNAMETAL INC. - 2015 Proxy Statement

The table below presents the EPS and ROIC goals for the 2014 PSUs for Fiscal 2015 (which was the second year of the 2014 PSUs):

EPS Performance Level — 2014 PSU payable August 2016
Maximum	$4.44
Target	$3.70
Threshold	$2.96

ROIC Performance Level — 2014 PSU payable August 2016
Maximum	13.80%
Target	11.50%
Threshold	9.20%

The table below presents the relative TSR and ROIC goals for the 2015 PSUs for Fiscal 2015 (which was the first year of the 2015 PSUs):

Relative TSR Performance Level — 2015 PSU payable August 2017
Maximum	80.00%
Target	55.00%
Threshold	30.00%

ROIC Performance Level — 2015 PSU payable August 2017
Maximum	14.00%
Target	10.00%
Threshold	7.00%

The following table presents the possible payouts for the third year of the 2013 PSUs and the second year of the 2014 PSUs at different levels of performance:

	Below Threshold	Threshold	Target	Maximum
Performance (As a Percentage of Achievement of Target Performance Goal)	Less than 80%	80%	100%	120% or Greater
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

Performance goals at the threshold level have been established for each year of the applicable performance period underlying the particular award to reflect 80% of the target goal while performance goals at the maximum level have been established for each such year to reflect 120% of the target goal. Performance stock units earned for achieving the threshold goal will equal 50% of the target shares for the given year while performance stock units earned for achieving the maximum goal will equal 200% of the target shares designated by the Compensation Committee for the given year. Performance stock units earned for achievement of the target goal will equal 100% of the target share for the year.

The following table presents the possible payouts for the first year of the 2015 PSUs at different levels of performance:

TSR Metric (40% weight)

	Below Threshold	Threshold	Target	Maximum
Performance (As a Percentage of Achievement of Target Performance Goal)	Less than 55%	55%	100%	145% or Greater
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

KENNAMETAL INC. - 2015 Proxy Statement	| 45

ROIC Metric (60% weight)

	Below Threshold	Threshold	Target	Maximum
Performance (As a Percentage of Achievement of Target Performance Goal)	Less than 70%	70%	100%	140% or Greater
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

Performance goals at the threshold level have been established for each year of the applicable performance period underlying the particular award to reflect 55% and 70%, respectively, of the target goal while performance goals at the maximum level have been established for each such year to reflect 145% and 140%, respectively, of the target goal. Performance stock units earned for achieving the threshold goal will equal 50% of the target shares for the given year while performance stock units earned for achieving the maximum goal will equal 200% of the target shares designated by the Compensation Committee for the given year. Performance stock units earned for achievement of the target goal will equal 100% of the target share for the year.

Performance Stock Units Earned for Fiscal 2015.    At its meeting in July of 2015, the Compensation Committee determined that EPS for Fiscal 2015 was $2.00 and ROIC for Fiscal 2015 was 7.2%, each of which were below the threshold goals set for Fiscal 2013 and Fiscal 2014 PSUs. Accordingly, no shares were earned for Fiscal 2015 under the 2013 PSUs or 2014 PSUs. For the 2015 PSU’s, the Compensation Committee determined that Relative TSR was 13.7% and ROIC was 7.2%. Because the TSR goal was below the threshold goal set for Fiscal 2015, no shares were earned for it; however, ROIC was above the threshold goal, but below the target goal and therefore, 53.3% of the target share amount was earned for Fiscal 2015 for the ROIC goal for the 2015 PSU’s.

2015 Special Recognition, Attraction and Retention Award

On a limited and selective basis, we sometimes pay additional compensation to our employees in the form of special recognition, attraction or retention awards. For example, we may provide a special award to an individual to reimburse him/her for compensation he/she would forfeit by terminating previous employment, or to recognize contributions to a critical strategic initiative.

Employees at all levels of the Company are eligible to receive special awards. We may provide awards in the form of cash bonuses, equity, or a combination of cash and equity, in each case depending on the reason for the bonus. The amount of any special recognition or retention award depends on the reason it is being granted. The Compensation Committee must approve any special awards for our executives. For Fiscal 2015, the Committee approved the special new hire awards for Mr. Nolan in the form of restricted stock units and stock options, and special retention awards of restricted stock units to the following named executive officers with the Long-Term Incentive Opportunity as noted in the below table. The Committee also approved special strategic cash awards for Ms. Fusco in the amount of $76,000 and for Ms. Bacchus in the amount of $102,000.

2015 Special LTI Awards

Name	Special Long-Term Incentive Opportunity
Donald A. Nolan	$2,000,000
Martha A. Fusco	$230,000
Jeswant S. Gill	$430,000
John H. Jacko, Jr.	$407,000
Judith L. Bacchus	$364,800
Frank P. Simpkins	$516,000

These special LTI awards were granted on December 1, 2014 for Mr. Nolan, and on September 1, 2014 for Messrs. Gill and Jacko, and Ms. Bacchus, and on March 1, 2015 for Ms. Fusco. The awards vest at the rate of one-fourth per year over four years. Any unvested portion of a restricted stock unit award or a stock option award is forfeited if an executive voluntarily terminates employment prior to the applicable vesting date.

46 |	KENNAMETAL INC. - 2015 Proxy Statement

Retirement Plans

We maintain both qualified and non-qualified defined benefit and qualified defined contribution retirement plans that are designed to work together to provide retirement pay to our executives. We provide pension and retirement benefits as part of our broader executive compensation program to attract and retain our executives.

Qualified Plans.    We maintain two principal qualified retirement plans for substantially all U.S. employees, including our executive officers. The Retirement Income Plan (“RIP”) is a defined benefit pension plan. As of December 31, 2003, the RIP was frozen for non-grandfathered participants and is no longer offered to new employees. None of our NEOs were grandfathered under the RIP. The Thrift Plus Plan (“TPP”) is a defined contribution or “401(k)” plan in which all of our executives participate.

Non-Qualified Plan.    All of our NEOs participate in our Executive Retirement Plan (“ERP”), a non-qualified retirement plan which provides for a lump sum payment of benefits to a participant upon termination of employment (but only to the extent the executive has vested under the plan).

The amount payable under each retirement plan for each NEO is determined by the plan’s benefit formula. The amount of benefits varies based upon the plan, the executive’s years of service with us, and the executive’s compensation. Please see the tabular disclosures in 2015 Pension Benefits table below as well as the narrative discussion following that table for more information on these plans.

Perquisites Allowance

In Fiscal 2015, we continued our practice of providing an annual fixed perquisite allowance of $20,000 (paid in two installments in June and December of each year) to each executive officer (other than Mr. Cardoso and Mr. Nolan) in lieu of individual perquisites. To promote our emphasis on the health, safety and wellness of our employees, we continue to provide for officer life insurance in addition to the perquisite allowance. The perquisite allowance may be used by the executive in his or her discretion for financial planning fees, business or country club memberships, or any other appropriate perquisite, and is not grossed up for tax purposes.

The perquisite allowance and other personal benefits paid to our NEOs (life insurance) for 2015 are included in a supplemental table to the Summary Compensation Table as part of the footnotes to the Summary Compensation Table. Other than the perquisite allowance and other personal benefits included therein, our executives receive the same benefits that are generally provided to other salaried employees, including eligibility to participate in group medical and dental plans, vision, long- and short-term disability, group life insurance, accidental death and dismemberment insurance, business travel accident insurance, health care and dependent care spending accounts, qualified retirement plans, and other benefits, in accordance with the terms of the programs.

For Fiscal 2015, the Compensation Committee eliminated the perquisite allowance for Mr. Cardoso and did not provide any perquisites or perquisite allowance to Mr. Nolan.

2016 Executive Compensation Program

In July 2015, the Compensation Committee determined to make the following changes to the executive compensation program:

2016 Base Salary

In July 2015, the Compensation Committee approved merit increases for Fiscal 2016 for each of our NEOs as follows: Mr. Nolan: 2%; Ms. Fusco: 5.2%; Mr. Gill: 1%; Mr. Jacko: 1%; and Ms. Bacchus: 4%.

Changes for 2016 Prime Bonus Program

The Compensation Committee determined that the payout curve and target opportunities will remain the same for participants in the Prime Bonus Plan for 2016. The Compensation Committee also determined the financial performance goals and performance curves will remain the same, except for EPS where the maximum of target will be increased to 130%. Corporate performance goals will include Sales Revenues (20% weight), EPS (40% weight), and FOCF (20% weight). For Mr. Gill, performance goals will include Business Unit Sales Revenues (40% weight), Business Unit EBIT (20% weight), and FOCF (20% weight). The Compensation

KENNAMETAL INC. - 2015 Proxy Statement	| 47

Committee also determined that an individual performance component will be added to the Prime Bonus plan for Fiscal 2016, with the financial performance goals weighted at 80% and the individual performance goals weighted at 20% of each NEO’s prime bonus. The individual performance goals are set and approved by the Compensation Committee, and conditioned upon achievement of the threshold EPS goal.

Changes for 2016 LTI Program

At its meeting in July of 2015, the Compensation Committee determined that the performance goals underlying the performance stock units to be granted in Fiscal 2016 would continue be based on Adjusted ROIC results (60% weight) and Relative Total Shareholder Return (“TSR”) (40% weight). The Committee believes the continued use of ROIC will strengthen the line of sight attributable to working capital and inventory management and that the use of Relative TSR will provide a direct alignment to increases in shareholder value relative to other manufacturing companies. The Committee believes the use of these measures will continue to support the focus on the Company’s strategic objectives, leading to greater levels of shareowner value. Additionally, the Compensation Committee agreed to change the vesting cycle for grants of Restricted Stock Units and Stock Options from a four year vesting cycle with one-fourth of the grant vesting each year, to a three year vesting cycle where the stock will vest at a rate of one-third each year following the grant date.

The following table shows the aggregate grant date fair value of stock awards granted for each of our NEOs under our LTI program for 2016:

Name	Long-Term Incentive Opportunity
Donald A. Nolan	$2,850,000
Martha A. Fusco	$ 300,000
Jeswant S. Gill	$ 477,730
John H. Jacko, Jr.	$ 411,070
Judith L. Bacchus	$ 662,896

Stock Ownership Guidelines and Insider Trading Policy

We have adopted Stock Ownership Guidelines for directors, executives and key managers to effectively link the interests of management and our shareowners and to promote an ownership culture throughout our organization. We believe that stock should be acquired and held in quantities that encourage management to make decisions and take actions that will enhance Company performance and increase its value. These guidelines were first adopted in 1995 and are reviewed annually by the Compensation Committee at its October meeting as a standing agenda item. Employees have five years from the date they become subject to the guidelines to acquire the requisite holdings. The current guidelines are:

FY15 Multiple of Base Salary
Chief Executive Officer	5X
Top Industrial Segment Executive, Top Infrastructure Segment Executive and CFO	3X
Corporate Leadership Team, Executive Officers and certain Business Unit Managers	2X
Other Key Managers	1X

Shares owned outright, restricted stock and restricted stock units, deferred stock credits, and shares owned in benefit plans (such as a 401(k)) count toward fulfilling the ownership guidelines.

We have an insider trading policy that prohibits executives from engaging in any transaction in our stock unless that transaction has been pre-cleared and approved. Although we generally do not mandate when executives may trade, our policy strongly encourages them to trade only during established window periods, which open 1 day after our quarterly earnings release and remain open for approximately 1 1/2 months thereafter.

48 |	KENNAMETAL INC. - 2015 Proxy Statement

Our insider trading policy prohibits the hedging of Company stock by directors, executives and other key managers without the prior approval and express authorization of the Company’s General Counsel. Further, this policy also prohibits the pledging of Company stock by directors, executives and other key managers unless the General Counsel has granted an exception to the individual. An exception to this prohibition may be granted where an individual wishes to pledge Company stock as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged stock.

Employment Agreements

We have employment agreements with all of our executive officers. We have summarized the material terms of these agreements below.

General.    The agreements require our executives to devote their entire time and attention to the business and affairs of Kennametal while they are employed.

Term.    There is no predetermined term. Each executive entered into the agreement upon commencing duties as an executive officer of our Company.

Compensation.    Except as noted below, the executive officer’s base salary, size of bonus award, if any, and any other compensation for services are not specified under the agreements but rather are determined by the Compensation Committee upon the commencement of employment and assignment of the executive to a salary band. Thereafter, the Compensation Committee makes determinations regarding base salary, incentive awards, and all other components of compensation as described in this CD&A.

Non-competition/non-disclosure.    Unless we provide prior consent in writing, if an executive voluntarily terminates his or her employment or we terminate his or her employment for cause, then for three years after the date of termination, the executive officer cannot, in any geographic area in which Kennametal is offering its services and products: (a) directly or indirectly engage in; or (b) assist or have an active interest in; or (c) enter the employ of, or act as agent for, or advisor or consultant to, any entity which is or is about to become directly or indirectly engaged in any business that is competitive with any business of the Company or any of our subsidiaries or affiliates in which the executive is or was engaged. The non-competition provisions do not apply if we terminate an executive without cause. However, in case of termination for any reason, the executive officer cannot disclose any of our confidential or trade secret information.

Assignment of Inventions.    Each executive officer must assign to us all inventions conceived or made during his or her employment with Kennametal.

Termination.    The executive officer’s employment may be terminated by either party at any time, for any reason or no reason at all; provided, that the Company may only terminate an executive officer’s employment with the approval and authorization of the Board.

Severance.    If, with Board authorization, we involuntarily terminate an executive officer’s employment prior to a change in control and not for cause, the executive is entitled to 12 months of severance in the form of salary continuation. Our executive officers are not entitled to severance under any other termination scenario outside of a change in control context.

Change in Control.    Under certain circumstances, the agreements provide for payments to an executive officer if his employment is terminated after a change of control. See “Termination Conditions and Arrangements” below and the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement for a more detailed discussion.

Termination Conditions and Arrangements

In a non-change in control context, our executive employment agreements provide for severance if the executive’s employment is terminated by us without “cause.” Additional details regarding the severance provisions and potential payments to our NEOs outside of a change in control context can be found in the “Potential Payments upon Termination or Change in Control” section.

KENNAMETAL INC. - 2015 Proxy Statement	| 49

Our executive employment agreements, stock and incentive plans and certain of our retirement and post-employment plans contain change in control provisions. The change in control provisions in the executive employment agreements are applicable only for those executives that have entered into these agreements, which includes each of our NEOs. The provisions of our incentive plans and retirement plans are applicable to a broader base of our employees and include all those who participate in those plans. We include these provisions because we believe they help to align executive, Company, and shareowner interests. If we evaluate a possible transaction, we want our management to focus on the potential fit with our corporate goals and strategy and the creation of long-term value for our shareowners. We believe that change in control protections enable our management to consider corporate transactions objectively and to decide whether they are in the best interests of the Company and its shareowners without undue concern over whether the transactions may jeopardize future employment.

The change in control protections under our executive employment agreements only provide payments upon the occurrence of a “double trigger.” For severance benefits to be “triggered,” a change in control must take place and an executive must be involuntarily terminated by us (other than for “cause” or Disability (as defined in the employment agreements)) or must voluntarily leave for “good reason” within 36 months following the change in control (or, for Mr. Nolan, 24 months). For additional information concerning the change in control arrangements for our NEOs, see the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Elimination of partial excise tax gross-up in new agreements.    For executives joining the Company prior to May 2011, their employment agreements provide for a payment adjustment if, due to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the executive’s net after-tax benefits are less than intended under the cash severance component described above. Executive officer employment agreements entered into after May 2011 do not provide for any partial excise tax gross-up provisions.

Recoupment of Awards and Incentive Payments

In any case where there has been an allegation of fraud or misconduct, the Board of Directors would investigate and carefully review the facts and circumstances of the alleged misconduct before determining the appropriate course of action. If, after completing its investigation, the Board were to determine that an employee or officer did engage in fraudulent behavior or misconduct, the Board would take appropriate action, which could include, among other things, termination of employment, institution of legal proceedings against the wrongdoer, or bringing the misconduct to the attention of the proper authorities. If the misconduct results in a material restatement of the Company’s financial results, then the Board, in addition to the above remedies, may also seek repayment of any bonus received for the period restated, seek repayment of gains realized as a result of exercising stock options awarded for the period restated, or cancel any outstanding stock options or other equity or incentive compensation.

The Company also incorporates restrictive covenants (prohibiting working for competitors for a period following separation from employment and disclosure of confidential or proprietary information) into the executive employment agreements, and the ERP. If the Board of Directors determines that a violation of any one of these covenants has occurred, it may, in its discretion, discontinue any future payments and/or take appropriate legal action to recoup amounts paid under these programs.

Tax, Accounting, and Regulatory Considerations

We consider the effect of tax, accounting and other regulatory requirements in designing and implementing compensation programs, and while these factors may impact plan designs, ultimately decisions reflect the pay strategy of the Company and the program intent.

Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers, other than the Chief Financial Officer, who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance

50 |	KENNAMETAL INC. - 2015 Proxy Statement

meets pre-established objective goals based on performance criteria approved by shareowners). For 2015, the payout of annual bonuses under the Prime Bonus Plan, excepting amounts conditioned solely on the performance of individual goals, and LTI awards, if any, were intended to satisfy the requirements for deductible compensation. However, there can be no assurance that any amounts paid under such compensation programs will be deductible under Section 162(m). Our Compensation Committee or Board also may design programs and structure and provide incentive compensation that is not “performance-based” for purposes of Section 162(m) and therefore not deductible for federal income tax purposes to the extent that non-deductible compensation is in excess of the $1 million limitation.

Tools and Analytics

The Compensation Committee utilizes various tools and analytics provided by both Pay Governance and our internal management and human resources personnel to execute its duties. These tools and analyses provide internal and external context and perspective to assist the Compensation Committee with its decision making process. The Compensation Committee reviews and considers the following information, as appropriate, when making compensation decisions:

•	Total compensation tally sheets and pay histories for the CEO and executive officers;

•	CEO and executive officer competitive assessments for all elements of pay;

•	Realizable pay-for-performance and value sharing assessments versus our peer group;

•	Dilution and share utilization assessments, projections and comparisons;

•	Equity expense comparisons versus our peer group;

•	Incentive design and vehicle prevalence analyses;

•	Internal goal setting and achievement analyses;

•	Compensation policy and practices risk assessment;

•	Executive retention analyses;

•	Annual and long-term incentive plan performance and progress updates;

•	Executive perquisite prevalence analyses; and

•	Other ad hoc analyses performed at the Compensation Committee’s direction.

The information above is reviewed either annually or by special request of the Compensation Committee.

Compensation for Non-Employee Directors

The Nominating/Corporate Governance Committee has responsibility for the review and oversight of non-employee director compensation. The role of the Nominating/Corporate Governance Committee in this context is explained in further detail in the “Ethics and Corporate Governance” section of this Proxy Statement. The compensation of non-employee directors in 2015 is described more fully in the “Board of Directors Compensation and Benefits” section of this Proxy Statement.

KENNAMETAL INC. - 2015 Proxy Statement	| 51

COMPENSATION COMMITTEE REPORT

The Compensation Committee (“we” or “the committee”) recommends an overall compensation policy to the Board, has direct responsibility for matters relating to compensation of the executive officers, advises the Board regarding management succession, and administers the Company’s equity compensation plans and deferred compensation plans. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on that review, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Compensation Committee

Steven H. Wunning, Chair

Ronald M. DeFeo

Philip A. Dur

William J. Harvey

Lawrence W. Stranghoener

ANALYSIS OF RISK INHERENT IN OUR COMPENSATION POLICIES AND PRACTICES

During 2015, the Compensation Committee directed our management to work with Pay Governance to conduct a risk assessment of all of our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. Based upon that review and a review by management of the Company’s internal controls, the Compensation Committee has concluded that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee based its conclusion on a variety of factors, including the following specific aspects of the Company’s compensation practices:

•	The Prime Bonus Plan is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company and shareowner value;

•

At the senior management and executive levels, our compensation programs are weighted towards offering long-term incentives that reward sustainable long-term performance, especially when considering our share ownership guidelines and vesting requirements; and

•

All of our compensation awards are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, as well as the compensation offered within our peer group and by comparable companies.

52 |	KENNAMETAL INC. - 2015 Proxy Statement

Executive Compensation Tables

The tables and discussion below show the compensation paid to our NEOs for Fiscal 2015.

Summary Compensation Table (2015, 2014, 2013)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Donald A. Nolan	2015	562,500	400,000	999,992	724,797	360,360	234,005	37,811	3,319,465
President and Chief	2014
Executive Officer	2013
Martha A. Fusco	2015	227,591	76,000	307,504	58,257	41,123	42,514	35,581	788,570
Chief Financial Officer (interim)	2014
VP Finance and Corporate Controller	2013
Jeswant S. Gill	2015	430,000	75,000	1,000,516	101,475	155,015	182,750	96,495	2,041,251
Vice President and Executive Vice President Industrial Business Segment	2014 2013
John H. Jacko, Jr.	2015	406,167	0	727,516	101,475	115,283	221,289	39,291	1,611,021
Vice President and Chief	2014	396,083	0	314,961	123,430	72,973	218,442	38,679	1,164,568
Marketing Officer	2013	385,083	0	297,499	140,708	16,623	189,674	38,267	1,067,854
Judith L. Bacchus	2015	317,433	102,000	649,684	90,203	82,065	127,434	36,680	1,405,499
Vice President and	2014
Chief Human Resources Officer	2013
Carlos M. Cardoso	2015	500,000	0	2,492,770	789,276	0	0	6,345	3,788,391
Former Chairman, President	2014	997,917	0	2,694,992	1,056,050	443,700	749,381	38,024	5,980,064
and Chief Executive Officer	2013	971,750	0	2,695,023	1,274,671	149,468	664,994	39,046	5,794,952
Frank P. Simpkins	2015	385,750	0	1,139,212	197,324	0	0	149,848	1,872,134
Former Vice President and	2014	500,083	125,000	612,504	240,008	125,576	261,397	38,038	1,902,606
Chief Financial Officer	2013	488,333	0	560,002	264,868	28,775	186,036	39,741	1,567,755

Notes and Supplemental Tables to the Summary Compensation Table

(1)

These amounts reflect the aggregate grant date fair value of stock awards granted in the fiscal years noted calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Please refer to Note 16 to the financial statements included in Kennametal’s Annual Report on Form 10-K for 2015 for a discussion of additional assumptions used in calculating grant date fair value. The amounts included in this column for Fiscal 2015 include restricted stock unit and performance stock unit awards. The values included for such performance stock unit awards reflect the payout of such awards at target. If these awards were to be paid out at the maximum amount, the value of these awards for Messrs. Gill and Jacko, Ms. Bacchus, and Messrs. Cardoso and Simpkins would be $461,034, $461,034, $409,762, $3,585,560 and $896,434 respectively. Mr. Nolan and Ms. Fusco did not receive performance unit awards. For information with respect to the individual restricted stock unit awards and performance stock unit awards made for Fiscal 2015, please see the 2015 Grants of Plan-Based Awards Table.

(2)

These amounts reflect the aggregate grant date fair value of stock option awards granted in the fiscal years noted calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Please refer to Note 16 to the financial statements included in Kennametal’s Annual Report on Form 10-K for 2015 for a discussion of additional assumptions used in calculating grant date fair value.

(3)

These amounts are cash payments earned by the NEOs under the Prime Bonus Program, which is discussed in further detail in the CD&A section of this Proxy Statement. For Mr. Nolan, the dollar amount reported in this column for 2015 includes $270,360 paid as Component (1) of his award (relating to the Company’s performance) and $90,000 paid as Component (2) of his award (relating to his individual strategic performance goals).

KENNAMETAL INC. - 2015 Proxy Statement	| 53

(4)

These amounts reflect the aggregate increase in the actuarial present value of the NEO’s accumulated benefits under all pension plans established by us. The total expressed for each NEO includes amounts that the NEO may not currently be entitled to receive because those amounts are not vested. Pension plans for which amounts may be included are the RIP and the ERP, as applicable to the individual. For Mr. Cardoso, his RIP benefit increased by $2,533, but his ERP benefit decreased by $807,589 resulting in a zero net total change in the value. For Mr. Simpkins, his RIP benefit increased by $15,377, but his ERP benefit decreased by $191,192 resulting in a zero net total change in the value. Please refer to the discussion following the 2015 Pension Benefits Table for a more detailed description of the RIP and the ERP. We do not provide preferential or above-market earnings on deferred compensation.

(5)	The following table describes each component of the All Other Compensation column:

Supplemental Table to the Summary Compensation Table

Name	Perq./ Other Benefits ($)(a)	Contributions to Thrift Plus Plan ($)(b)	Life Insurance ($)(c)	Total ($)
Donald A. Nolan	15,936	21,875	0	37,811
Martha A. Fusco	20,000	15,281	300	35,581
Jeswant S. Gill	70,000	22,756	3,739	96,495
John H. Jacko, Jr.	20,000	16,486	2,805	39,291
Judith L. Bacchus	20,000	15,594	1,086	36,680
Carlos M. Cardoso	0	2,600	3,745	6,345
Frank P. Simpkins	139,000	9,674	1,174	149,848

(a)

This column includes the $20,000 perquisite allowance provided by the Company to the NEOs, excepting Mr. Nolan, made up of the first $10,000 installment paid in December 2014 and the second $10,000 installment paid in June 2015. For Mr. Nolan, $15,936 represents moving expenses as he is not eligible for a perquisite allowance as CEO. For Mr. Gill, this amount also includes a moving allowance in the amount of $50,000. For Mr. Simpkins, this amount includes the first $10,000 perquisite allowance paid in December 2014 and severance benefits in the amount of $129,000.

(b)	This column includes our contributions on behalf of the NEO under the TPP. Please see the discussion included in the “Retirement Plans” section of the CD&A for more details about the TPP.

(c)

This column includes income imputed to the NEOs based upon premiums paid by us to secure and maintain a term life insurance policy for the NEO while such person remains an active employee of the Company.

54 |	KENNAMETAL INC. - 2015 Proxy Statement

2015 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Donald A. Nolan		262,485		524,970		1,049,940
		90,000	(2)	180,000	(2)	180,000	(2)
	12/1/2014											84,175	35.63	724,747
	12/1/2014										28,066			999,992
Martha A. Fusco		39,926		79,851		159,702
	8/1/2014											5,520	42.13	58,257
	8/1/2014										1,840			77,519
	3/1/2015										6,571			229,985
Jeswant S. Gill		150,500		301,000		602,000
	7/1/2014										5,394			250,012
	8/1/2014											9,615	42.13	101,475
	8/1/2014										2,136			89,990
	8/1/2014							2,671	5,341	10,682				230,517
	9/1/2014										9,596			429,997
John H. Jacko Jr.		111,925		223,850		447,700
	8/1/2014											9,615	42.13	101,475
	8/1/2014										2,136			89,990
	8/1/2014							2,671	5,341	10,682				230,517
	9/1/2014										9,083			407,009
Judith L. Bacchus		79,675		159,350		318,700
	8/1/2014											8,547	42.13	90,203
	8/1/2014										1,899			80,005
	8/1/2014							2,374	4,747	9,494				204,881
	9/1/2014										8,141			364,798
Carlos M. Cardoso		500,000		1,000,000		2,000,000
		100,000	(2)	200,000	(2)	200,000	(2)
	8/1/2014											74,786	42.13	789,276
	8/1/2014										16,615			699,990
	8/1/2014							20,769	41,538	83,075				1,792,780
Frank P. Simpkins		193,500		387,000		774,000
	8/1/2014											18,697	42.13	197,324
	8/1/2014										4,154			175,008
	8/1/2014							5,193	10,385	20,770				448,217
	9/1/2014										11,515			515,987

Notes and Supplemental Tables to the 2015 Grants of Plan-Based Awards Table

(1)

These columns reflect the possible payouts under the Prime Bonus Plan, which is described more fully in the “Annual Incentives” section of the CD&A. The amounts presented in these columns reflect the amounts that could have been earned for 2015 based upon the level of achievement of the performance goals underlying such awards. Actual Prime Bonuses earned for 2015 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

KENNAMETAL INC. - 2015 Proxy Statement	| 55

(2)

This row reflects the portion of Messrs. Nolan and Cardoso’s annual cash incentive awards granted under the Prime Bonus Plan, which is based on their individual performance, including achievement of certain strategic and operational goals (as described in the “Annual Incentives” section of the CD&A).

(3)

These columns reflect the performance stock unit awards granted in August 2014 under the 2010 Plan. The amounts presented in these columns reflect the number of shares of our capital stock which could be earned over the course of the applicable performance period based upon the level of achievement of the performance goals underlying such awards. A description of our performance stock units is set forth in the “Long-Term Incentives” section of the CD&A.

(4)

This column reflects the number of restricted stock units awarded to the NEOs in August 2014 under the 2010 Plan. A description of our restricted stock units is set forth in the “Long-Term Incentives” section of the CD&A.

(5)

This column reflects the number of shares underlying the stock options awarded to the NEOs in August 2014 under the 2010 Plan. A description of the stock option awards is set forth in the “Long-Term Incentives” section of the CD&A.

(6)

The amounts reported in this column represent the grant date fair value of each equity-based award as determined pursuant to FASB ASC Topic 718 (disregarding any estimates of forfeitures). Please refer to Note 16 to the financial statements included in Kennametal’s Annual Report on Form 10-K for 2015 for a discussion of additional assumptions used in calculating grant date fair value. The values reported in this column for the performance stock unit awards granted in August 2014 were calculated at target.

Outstanding Equity Awards at Fiscal Year End 2015

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Donald A. Nolan	12/1/2014	0	84,175	35.63	12/1/2024
						12/1/2014		28,066	957,612
Totals			84,175					28,066	957,612
Martha A. Fusco	8/1/2011	4,420	1,474	38.95	8/1/2021
	8/1/2012	0	3,164	36.76	8/1/2022
	8/1/2013	1,284	3,855	45.24	8/1/2023
	8/1/2014	0	5,520	42.13	8/1/2024
						8/1/2011		491	16,753
						8/1/2012		1,054	35,962
						8/1/2013	(a)	1,285	43,844
						8/1/2014	(a)	1,840	62,781
						3/1/2015		6,571	224,203
Totals		5,704	14,013					11,241	383,543
Jeswant S. Gill	8/1/2014	0	9,615	42.13	8/1/2024
						7/1/2014		5,394	184,043
						8/1/2014	(a)	2,136	72,880
						8/1/2014	(b)	569	19,414	3,739	127,575
						9/1/2014		9,596	327,416
Totals			9,615					17,695	603,753	3,739	127,574

56 |	KENNAMETAL INC. - 2015 Proxy Statement

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John H. Jacko, Jr.	3/5/2007	44,000	0	30.53	3/5/2017
	8/1/2007	7,500	0	38.99	8/1/2017
	8/1/2008	19,777	0	29.60	8/1/2018
	8/1/2010	10,870	0	26.89	8/1/2020
	8/1/2011	7,367	2,456	38.95	8/1/2021
	8/1/2012	5,204	5,204	36.76	8/1/2022
	8/1/2013	2,238	6,714	45.24	8/1/2023
	8/1/2014	0	9,615	42.13	8/1/2024
						8/1/2011		546	18,630
						8/1/2012		1,156	39,443
						8/1/2013	(a)	1,492	50,907
						8/1/2013	(b)	1,170	39,920	829	28,285
						8/1/2014	(a)	2,136	72,880
						8/1/2014	(b)	569	19,414	3,739	127,575
						9/1/2014		9,083	309,912
Totals		96,956	23,989					16,152	551,106	4,568	155,860
Judith L. Bacchus	8/1/2011	4,333	1,445	38.95	8/1/2021
	8/1/2012	3,673	3,674	36.76	8/1/2022
	8/1/2013	1,740	5,223	45.24	8/1/2023
	8/1/2014	0	8,547	42.13	8/1/2024
						8/1/2011		321	10,953
						8/1/2012		816	27,842
						8/1/2013	(a)	1,161	39,613
						8/1/2013	(b)	910	31,049	645	22,007
						8/1/2014	(a)	1,899	64,794
						8/1/2014	(b)	506	17,265	3,324	113,415
						9/1/2014		8,141	277,771
Totals		9,746	18,889					13,754	469,286	3,969	135,422
Carlos M. Cardoso	8/1/2007	50,770	0	38.99	8/1/2017
	8/1/2008	66,937	0	29.60	12/31/2017
	8/1/2011	88,983	0	38.95	12/31/2017
	8/1/2012	94,286	0	36.76	12/31/2017
	8/1/2013	76,592	0	45.24	12/31/2017
	8/1/2014	74,786	0	42.13	12/31/2017
						8/1/2013	(b)	10,013	341,644
						8/1/2014	(b)	2,214	75,542	692	23,611
Totals		452,354						12,227	417,186	692	23,611
Frank P. Simpkins		0	0					0	0
Totals		0	0					0	0	0	0

KENNAMETAL INC. - 2015 Proxy Statement	| 57

Notes and Supplemental Tables to “Outstanding Equity Awards at Fiscal Year 2015 End” Table

(1)	Vesting Information:

Grant Date	Vesting Schedule
8/1/2011	The restricted stock unit awards and stock option awards granted on this date vest 25% each year over four years beginning on the first anniversary of the grant date.

8/1/2012	The restricted stock unit awards and stock option awards granted on this date vest 25% each year over four years beginning on the first anniversary of the grant date.

The performance stock unit awards granted on this date are subject to annual performance conditions and may be earned 1/3 each year over a three year period if the performance conditions for each particular year are satisfied. The threshold performance conditions underlying Year 1 (Fiscal 2013), Year 2 (Fiscal 2014) and Year 3 (Fiscal 2015) of the performance period for these awards were not achieved and therefore no performance stock units were earned for those years.

8/1/2013	(a) The restricted stock unit awards and stock option awards granted on this date vest 25% each year over four years beginning on the first anniversary of the grant date.

(b) The performance stock unit awards granted on this date are subject to annual performance conditions and may be earned 1/3 each year over a three year period if the performance conditions for each particular year are satisfied. The performance conditions underlying Year 1 (Fiscal 2014) of the performance period for these awards were deemed earned by the Compensation Committee as of June 30, 2014. The threshold performance conditions underlying Year 2 (Fiscal 2015) of the performance period for this award were not achieved and therefore no performance stock units were earned for that year. Performance stock units that are deemed earned for any given fiscal year remain subject to an additional service condition that requires the executive to be employed by us through the payment date following the 3-year performance period. The number of performance stock units which have been deemed earned under these awards by the Compensation Committee (but remain unvested) are reported in the “Number of Shares or Units of Stock That Have Not Vested” column. The number of performance stock units which remain subject to performance conditions (for Fiscal 2016) have been included in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested” column based on the threshold amount that may be earned. In the event that the performance conditions are not met for Fiscal 2016 (similar to Fiscal 2015), then no performance stock units will be earned for Fiscal 2016.

8/1/2014	(a) The restricted stock unit awards and stock option awards granted on this date vest 25% each year over four years beginning on the first anniversary of the grant date.

(b) The performance stock unit awards granted on this date are subject to annual performance conditions and may be earned 1/3 each year over a three year period if the performance conditions for each particular year are satisfied. The performance conditions underlying Year 1 (Fiscal 2015) of the performance period for these awards were deemed earned by the Compensation Committee as of June 30, 2015. Performance stock units that are deemed earned for any given fiscal year remain subject to an additional service condition that requires the executive to be employed by us through the payment date following the 3-year performance period. The number of performance stock units which have been deemed earned under these awards by the Compensation Committee (but remain unvested) are reported in the “Number of Shares or Units of Stock That Have Not Vested” column. The number of performance stock units which remain subject to performance conditions have been included in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested” column based on achieving target performance goals.

58 |	KENNAMETAL INC. - 2015 Proxy Statement

(2)	Market value is calculated using the closing price of our common stock on June 30, 2015 ($34.12).

Option Exercises and Stock Vested In 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)(3)
Donald A. Nolan
Martha A. Fusco	5,295	62,516	3,524	148,466
Jeswant S. Gill
John H. Jacko, Jr.			3,932	165,655
Judith L. Bacchus	3,897	65,142	2,831	119,270
Carlos M. Cardoso	120,401	2,145,943	100,042	3,737,725
Frank P. Simpkins	94,413	833,011	7,784	327,940

Notes and Supplemental Tables to Option Exercises and Stock Vested in 2015 Table

(1)	These values represent the difference between the market price of the underlying shares at exercise and the exercise price of the options multiplied by the number of shares acquired on exercise.

(2)

These values represent the aggregate dollar amount realized upon vesting. The value is calculated by multiplying the number of shares of stock that vested by the market value of the shares on the vesting date.

(3)

In connection with the vesting of restricted stock unit awards, our NEOs surrendered shares to satisfy tax withholding requirements, which reduced the actual value they received upon vesting. The number of shares surrendered and the corresponding value of those shares is shown below.

Name	Number of Shares Surrendered for Tax Withholding	Value of Shares Surrendered ($)
Donald A. Nolan
Martha A. Fusco	1,093	46,048
Jeswant S. Gill
John H. Jacko, Jr.	1,811	76,297
Judith L. Bacchus	884	37,243
Carlos M. Cardoso	45,755	1,709,477
Frank P. Simpkins	3,586	151,078

KENNAMETAL INC. - 2015 Proxy Statement	| 59

The following table shows benefits our NEOs are entitled to under our retirement programs, which are described more fully in the narrative that follows and in the CD&A section of this Proxy Statement.

2015 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Donald A. Nolan	ERP	0.6	234,005	—
Martha A. Fusco	ERP	5.6	208,208	—
Jeswant S. Gill	ERP	1.0	182,750	—
John H. Jacko, Jr.	ERP	8.3	1,319,544	—
Judith L. Bacchus	ERP	4.1	413,574	—
Carlos M. Cardoso	RIP	0.7	28,465	—
	ERP	11.7	4,325,462	4,330,979
Frank P. Simpkins	RIP	8.2	163,399	—
	ERP	16.4	1,773,937	1,790,139

Notes to 2015 Pension Benefits Table

(1)

The accumulated benefit is based on the NEO’s historical compensation, length of service, the plan’s provisions, and applicable statutory and regulatory requirements. The present value has been calculated assuming the NEO will remain in service until age 65 for the RIP and 62 for the ERP. Vesting schedules under the plans are disregarded for purposes of these calculations. Refer to note 12 to the financial statements in Kennametal’s 2015 Annual Report for a discussion of additional assumptions used in calculating the present value.

Retirement Programs

Qualified Defined Benefits Plan.    The Kennametal Retirement Income Plan is a qualified defined benefit plan that provides monthly retirement benefits to eligible employees. On October 28, 2003, the Board of Directors approved amendments to the RIP which became effective on December 31, 2003. Effective January 1, 2004, no new non-union employees were eligible for participation in the RIP. Additionally, benefits under the RIP were “frozen,” meaning that they did not continue to accrue after December 31, 2003, for participants who did not meet specified age and service criteria. Certain participants were “grandfathered” and continued their participation in the RIP after December 31, 2003. (Grandfathered participants were those who, as of December 31, 2003, were either (a) age 45 with 20 years of continuous service; or (b) age 50 with 5 years of continuous service.) Mr. Jacko did not participate in the RIP. None of our other NEOs met the criteria for continuation; therefore, their benefit accruals under the RIP were frozen as of January 1, 2004.

Qualified Defined Contribution Plan.    The TPP is a defined contribution plan that the Company established to encourage investment and savings for eligible Kennametal employees and employees of certain subsidiaries. Eligible employees may elect to contribute a portion of their salary to the plans, and the Company may match 50% of employee contributions up to 6% of base salary. Matching contributions can be in the form of cash or Kennametal stock.

Beginning January 1, 2004, for each employee whose benefit accrual under the RIP was frozen as of December 31, 2003, the Company: (a) makes a contribution to the employee’s TPP account in an amount equal to 3% of the employee’s eligible compensation (salary and, if applicable, bonus) (this contribution may be in the form of Kennametal stock or cash); and (b) may make an annual discretionary cash contribution of up to 3% of eligible compensation based on the Company’s overall performance for the fiscal year. The employee contributions, Company contributions and earnings thereon are invested and ultimately paid out in accordance

60 |	KENNAMETAL INC. - 2015 Proxy Statement

with elections made by the participant. See the Summary Compensation Table and accompanying notes for more information about Company contributions to the NEOs.

Non-Qualified Plans.    Our ERP, a non-qualified retirement plan, provides a formula-based benefit to our NEOs that is payable on a lump sum basis. The amount of the benefit is based upon an executive’s accrued benefit percentage (which varies by age) and compensation (base salary together with Prime Bonus target awards averaged for the three most recent fiscal years). ERP benefits vest once an executive’s accrued benefit percentage reaches 150%. If an executive terminates employment prior to reaching age 62, then the accrued benefit percentage is reduced to reflect the accrued benefit percentage that was applicable to the executive two years prior to the date of termination.

EQUITY COMPENSATION PLANS

Our equity compensation plans are summarized below. Grant practices and related information are generally described in the CD&A section of this Proxy Statement.

Kennametal Inc. Stock and Incentive Plan of 2010 (as Amended and Restated October 22, 2013 and as further amended January 27, 2015).    The A/R 2010 Plan, a shareowner approved plan, provides for the granting of nonstatutory and incentive stock options, incentive bonus awards, performance share awards, performance stock unit awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, share awards, stock unit awards and other share-based awards. The aggregate number of shares available for issuance under the A/R 2010 Plan is currently 9,500,000 plus shares added to the A/R 2010 Plan from the “Prior Stock Plans” in accordance with the terms of the A/R 2010 Plan.

The “Prior Stock Plans” consist of the Kennametal Inc. Stock Option and Incentive Plan of 1996 (the “1996 Plan”), the Kennametal Inc. 1999 Stock Plan (the “1999 Stock Plan”), the Kennametal Inc. Stock Option and Incentive Plan of 1999 (the “1999 Plan”), and the 2002 Plan. The 1996 Plan, the 1999 Plan and the 2002 Plan were shareowner approved plans that provided for the granting of nonstatutory and incentive stock options and certain share awards. The 1999 Stock Plan was a non-shareowner approved plan that provided for the granting of nonstatutory stock options and certain share awards. The 1999 Stock Plan was implemented in connection with the hiring of new employees and was not submitted for shareowner approval because at that time the NYSE permitted the listing of shares under non-shareowner approved plans for stock awards to new employees and other limited circumstances.

Although options and restricted stock units are outstanding under the 2002 Plan, no further awards may be made under this plan. There are no awards outstanding under the other Prior Stock Plans and no further awards may be made under these plans.

The Performance Bonus Stock Plan of 1995, as amended and restated on December 30, 2008 (the “Bonus Stock Plan”) provided for the issuance of not more than 1,500,000 shares. The Bonus Stock Plan permits certain persons (including management and/or senior executives of the Company or its subsidiaries) who participate in the Kennametal Inc. Management Performance Bonus Plan, as amended, and certain other performance-based bonus compensation plans to (i) elect to receive shares of the Company’s capital stock in lieu of all or any portion of cash bonus compensation owed to such person; and/or (ii) elect to have stock credits, in lieu of all or any portion of cash bonus compensation owed to such person, credited to an account established for such person by the Company. It is noted that although the Bonus Stock Plan allows for both of the aforementioned options, the Company currently only offers participants the option to elect stock credits. Pursuant to the Bonus Stock Plan, the number of shares or stock credits to be distributed to a participant under the Bonus Stock Plan is equal to the number of shares of the Company’s capital stock that could have otherwise been purchased with the amount of cash bonus compensation that the participant elected to defer based on the fair market value of the Company’s capital stock on the date that the cash bonus compensation would have otherwise been paid to such person.

The Directors Stock Incentive Plan, which is a non-shareowner approved plan, provides for the issuance of not more than 400,000 shares. The plan allows any non-employee director to elect to receive shares of our capital stock in lieu of all or a portion of any Board or committee compensation that is otherwise payable to such non-employee director in any plan year or to receive stock credits for any Board or committee compensation that is deferred for any plan year pursuant to the Deferred Fee Plan.

KENNAMETAL INC. - 2015 Proxy Statement	| 61

The following table sets forth information about our equity compensation plans as of June 30, 2015.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights A(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights B(2)	Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) C
Equity compensation plans approved by shareowners(3)	2,928,107	$36.08	7,114,244
Equity compensation plans not approved by shareowners(4)	158,500		78,053
TOTAL	3,086,606	$36.08	7,192,297

(1)

This column also includes stock credits issued under the Bonus Stock Plan and Directors Stock Incentive Plan, restricted stock units granted under the 2002 Plan and the 2010 Plan, performance stock units granted at target under the 2002 Plan and the 2010 Plan, which are then adjusted from target to units deemed earned based on the results of the annual performance period. For a description of the stock credits issued under the Bonus Plan see “Equity Compensation Plans” above. For a description of the stock credits issued under the Directors Stock Incentive Plan, see “Equity Compensation Plans” above and “Board of Directors Compensation and Benefits — Overview of Director Compensation — Directors Stock Incentive Plan.” For a description of the restricted stock units and performance stock units issued under the 2002 Plan and the 2010 Plan, see the CD&A section of this Proxy Statement.

(2)

The calculations of the weighted average exercise prices shown in this column do not include stock credits issued under the Bonus Stock Plan or the Directors Stock Incentive Plan, restricted stock units issued under the 2002 Plan and the 2010 Plan or performance stock units issued under the 2002 Plan and the 2010 Plan.

(3)

This row includes information related to (i) the 2002 Plan; (ii) the 2010 Plan; (iii) the A/R 2010 Plan; and (iv) the Bonus Stock Plan. As noted above, no further grants may be made from the 2002 Plan. As of June 30, 2014, the number of securities available for future issuance under the A/R 2010 Plan, other than upon the exercise of options, warrants or rights was 6,972,063, of which 4,097,121 can be granted as full value awards. The number of shares available for future issuance under the Bonus Stock Plan is 142,181.

(4)	This row includes information related to the Directors Stock Incentive Plan. For a description of the Directors Stock Incentive Plan, see “Equity Compensation Plans” above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In certain circumstances, our Officer’s Employment Agreement (the “Employment Agreement”) provides for post-termination payments to our NEOs upon termination of employment and/or in the event of a change in control. The material provisions of the Employment Agreement are described in the CD&A section of this Proxy Statement. Under the Employment Agreement, the amount a NEO would receive upon termination of his employment depends on the reason for his or her termination and whether the termination is in connection with a change in control. Our stock and incentive plans and programs, and certain of our retirement plans also include change in control provisions. The following discussion explains the effects of termination, both within and outside of the context of a change in control, under the Employment Agreement, our stock and incentive plans and programs, and our applicable retirement plans.

62 |	KENNAMETAL INC. - 2015 Proxy Statement

Termination of Employment — Outside of a Change in Control

Termination Provisions under the Employment Agreement

Select definitions.    The terms set forth below generally have the following meanings under the Employment Agreement and as used in this discussion:

“Change in Control” — means a change in control transaction of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended. Transactions that would be deemed a Change in Control include:

•	A merger with any other corporation or entity other than one in which we own all of the outstanding equity interests;

•	A sale of all or substantially all of our assets; and

•

The acquisition of 25% or more of the outstanding shares of Kennametal or the voting power of the outstanding voting securities of Kennametal together with or followed by a change in our Board’s composition such that a majority of the Board’s members does not include those who were members at the date of the acquisition or members whose election or nomination was approved by a majority of directors who were on the Board prior to the date of the acquisition.

“Cause” — generally means that the executive: (a) is guilty of malfeasance, willful misconduct or gross negligence in the performance of his duties; or (b) has not made his services available to Kennametal on a full-time basis; or (c) has breached the non-competition provisions of the Employment Agreement.

“Date of Termination” — generally means: (a) if executive’s employment is terminated due to his death or retirement, the date of death or retirement, respectively; or (b) if executive’s employment is terminated for any other reason, the date on which the termination becomes effective as stated in the written notice of termination given to or by the executive.

“Good Reason” — generally means the occurrence of any of the following at or after a Change in Control: (a) a material diminution of responsibilities or such executive’s reporting responsibilities, titles or offices, as in effect immediately prior to a Change in Control; (b) a material reduction in base salary as in effect immediately prior to any Change in Control; (c) failure to provide comparable levels of incentive compensation; (d) a material reduction in benefit programs; (e) failure to obtain the assumption of the Employment Agreement by any successor Company; (f) the relocation of the executive to a facility more than 50 miles from present location; or (g) any purported termination of the executive by Kennametal, which is not for Cause or as a result of the executive’s death.

Cash Severance.    We do not pay severance to any executive officer whose employment is terminated by us for Cause or who voluntarily terminates his employment. If we terminate a NEO’s employment prior to a Change in Control and without “Cause,” the NEO becomes entitled to a continuation of base salary for 12 months as severance pay, in addition to all amounts due them at the Date of Termination (as defined in their employment agreement). Any severance pay will be paid in substantially equal installments, no less frequently than monthly, in accordance with the Company’s established payroll policies and practices as in effect on the Date of Termination on fixed payment dates following separation from service, and is conditioned upon the effectiveness of a general release of claims by the executive.

•	For all NEOs —

—	Severance amounts are payable in accordance with our established payroll policies.

—	We may discontinue severance payments if we determine the executive has violated any provision of the Employment Agreement (including the three-year non-competition provision).

—	Executives are not entitled to severance under any termination scenario other than a termination by us without “Cause” prior to a Change in Control.

KENNAMETAL INC. - 2015 Proxy Statement	| 63

Termination Provisions Under Our Equity Compensation Plans and Programs

We provide equity-based (LTI) and, in the past, have provided cash-based (Cash LTIP) long-term incentive awards for executives. (Please see the discussion in the CD&A section of this Proxy Statement for further details of these programs.) LTI awards are granted under the A/R 2010 Plan; however, certain of our NEOs also have restricted stock or stock option awards that are outstanding under the 2002 Plan and the 2010 Plan, before the A/R 2010 Plan was adopted.

2002 Plan — The 2002 Plan does not provide for additional benefits in the event of termination of employment except in the case of death, disability and retirement.

•	Death and Disability:

—

Stock Option Awards — All options become fully vested and exercisable in full as of the date the awardee’s employment is terminated, with such options being exercisable for a period the lesser of three years or the remaining original option term.

—

Restricted Stock Awards and Restricted Stock Unit Awards — All unvested restricted shares and restricted stock units become fully vested and all restrictions lapse as of the date of the awardee’s employment is terminated.

—

Performance Stock Unit Awards — In the event an awardee’s employment is terminated during the performance period on account of death or disability, the service condition applicable to such awards will be waived. For completed fiscal years, the awardee will be entitled to receive payment for any performance stock units that have been earned based on the achievement of the performance conditions applicable to such fiscal year. For fiscal years not completed, the performance conditions will be deemed to have been achieved at the target level and the awardee will be deemed to have earned for each such fiscal year a number of performance stock units that were able to be earned for such fiscal year at the target level. In the event an awardee’s employment is terminated during the period between the end of the performance period and the payment date on account of death or disability, the service condition applicable to the award will be waived and the awardee will be entitled to receive payment for any performance stock units that have been earned based on the achievement of the performance conditions prior to the date of death or disability (as described in this section).

•	Retirement:

—

Stock Option Awards — Unvested stock options continue to vest in accordance with their original vesting schedule for a two-year period following termination, with such options being exercisable for a period following termination of the lesser of three years or the remaining original option term. Any remaining unvested stock options are forfeited after the expiration of the two-year period.

—

Restricted Stock Awards and Restricted Unit Awards — All unvested restricted shares and restricted stock units become fully vested and all restrictions lapse as of the date of the awardee’s employment is terminated.

—

Performance Stock Unit Awards — In the event a retirement eligible awardee’s employment is terminated on account of retirement during the performance period, the amount of a performance stock unit award to be paid, if any, will be determined as follows. For completed fiscal years, the awardee will be entitled to receive payment for any performance stock units that have been earned based on the achievement of the performance conditions applicable to such fiscal year. For the fiscal year in which the termination occurs, the awardee will be entitled to receive a pro rata portion of the performance stock units that have been earned based on the ratio of the number of months the awardee was employed during the performance period to the total number of months in the performance period. All other performance stock units granted under the award, including performance stock units that could have been earned for fiscal years after the fiscal year in which the termination occurred, will be cancelled and forfeited without payment by the Company.

•

Non-Competition Provisions in the 2002 Plan:    Under the 2002 Plan, the right to exercise a stock option or vest in any restricted shares or restricted stock units is conditioned on compliance with certain non-

64 |	KENNAMETAL INC. - 2015 Proxy Statement

competition provisions during employment and for two years after employment ends. Further, if the NEO received or is entitled to the delivery or vesting of stock during the last 12 months of employment or during the 24 months following termination, the Board of Directors may require the executive to forfeit the shares if it deems the executive engaged in Injurious Conduct (as defined in the plan documents).

A/R 2010 Plan — The A/R 2010 Plan does not provide for additional benefits in the event of termination of employment except in the case of death, disability and retirement.

•	Death and Disability:

—

Stock Option Awards — all options become fully vested and exercisable in full as of the date the awardee’s employment is terminated, with such options being exercisable for a period the lesser of three years or the remaining original option term.

—

Restricted Stock Awards and Restricted Stock Unit Awards — all unvested restricted shares and restricted stock units become fully vested and all restrictions lapse as of the date of the awardee’s employment is terminated.

—

Performance Stock Unit Awards — In the event an awardee’s employment is terminated during the performance period on account of death or disability, the service condition applicable to such awards will be waived. For completed fiscal years, the awardee will be entitled to receive payment for any performance stock units that have been earned based on the achievement of the performance conditions applicable to such fiscal year. For fiscal years not completed, the performance conditions will be deemed to have been achieved at the target level and the awardee will be deemed to have earned for each such fiscal year a number of performance stock units that were able to be earned for such fiscal year at the target level. In the event an awardee’s employment is terminated during the period between the end of the performance period and the payment date on account of death or disability, the service condition applicable to the award will be waived and the awardee will be entitled to receive payment for any performance stock units that have been earned based on the achievement of the performance conditions prior to the date of death or disability (as described in this section).

•	Retirement:

—

Stock Option Awards — all options become fully vested and exercisable in full as of the date the awardee’s employment is terminated, with such options being exercisable for a period the lesser of three years or the remaining original option term.

—

Restricted Stock Awards and Restricted Stock Unit Awards — all unvested restricted shares and restricted stock units become fully vested and all restrictions lapse as of the date of the awardee’s employment is terminated.

—

Performance Stock Unit Awards — In the event a retirement eligible awardee’s employment is terminated on account of retirement during the performance period, the amount of a performance stock unit award to be paid, if any, will be determined as follows. For completed fiscal years, the awardee will be entitled to receive payment for any performance stock units that have been earned based on the achievement of the performance conditions applicable to such fiscal year. For the fiscal year in which the termination occurs, the awardee will be entitled to receive a pro rata portion of the performance stock units that have been earned based on the ratio of the number of complete months the awardee was employed during the performance period to the total number of months in the performance period. All other performance units granted under the award, including performance stock units that could have been earned for fiscal years after the fiscal year in which the termination occurred, will be cancelled and forfeited without payment by the Company.

•

Non-Competition Provisions in the A/R 2010 Plan:    Under the A/R 2010 Plan, the right to exercise a stock option or vest in any restricted shares, restricted stock units or performance stock units is conditioned on compliance with certain non-competition provisions during employment and for two years after employment ends. Further, if the NEO received or is entitled to the delivery or vesting of stock

KENNAMETAL INC. - 2015 Proxy Statement	| 65

during the last 12 months of employment or during the 24 months following termination, the Board of Directors may require the executive to forfeit the shares if it deems the executive engaged in Injurious Conduct (as defined in the plan documents).

Termination Provisions Under Certain of Our Retirement Plans

We maintain various retirement programs including the RIP, the TPP (a 401(k) plan) and the ERP. (Please see the discussion of “Retirement Plans” in the CD&A section for additional details regarding these retirement programs.) Not all executive officers participate in each plan. There are no additional benefits provided to the NEOs in the event of a termination of employment prior to a Change in Control. The right to receive benefits under the ERP are conditioned on certain non-competition and non-solicitation provisions applicable during employment and for the three-year period following termination. If the Compensation Committee determines that a violation of the provisions has occurred and the violation is not corrected within the allotted time, the executive forfeits any right to future payments under the ERP. The Committee is authorized to take legal action to recover benefits that have already been paid.

Termination of Employment — In Connection with a Change in Control

Termination Provisions under the Employment Agreement — Change in Control

Cash severance pay.

•

For Mr. Nolan — In the event that Mr. Nolan’s employment is terminated within the six (6) month period preceding a Change in Control in anticipation of such Change in Control and the Change in Control actually occurs, or within twenty-four (24) months following a Change in Control, Mr. Nolan will receive in cash as severance pay an amount equal to two (2) times Mr. Nolan’s base salary at the annual rate in effect on the Date of Termination and two (2) times Mr. Nolan’s target bonus for the fiscal year in which the termination occurred.

•

For all other NEO’s — If a NEO’s employment is terminated upon a Change in Control or within three years after a Change in Control, either by the executive for Good Reason or by the employer other than for Cause or disability, the executive will receive in cash as severance pay an amount equal to the product of:

(i)  the lesser of:

(x) 2 and eight tenths (2.8),

(y) a number equal to the number of calendar months remaining from the Date of Termination to the executive’s retirement date (defined in the Employment Agreement), divided by twelve (12), or

(z) a number equal to the product obtained by multiplying thirty-six (36) less the number of completed months after the date of the Change in Control during which the executive was employed and did not have Good Reason for termination, times one-twelfth (1/12)

times

(ii) the sum of (x) and (y) below:

(x) executive’s base salary at the annual rate in effect on the Date of Termination (or, if greater, at the annual rate in effect on the first day of the calendar month immediately prior to Change in Control), plus

(y) the average of any bonuses which executive was entitled to or paid during the three most recent fiscal years ending prior to the Date of Termination or, if the executive is employed for less than one year, the target bonus for the year in which the termination occurred.

66 |	KENNAMETAL INC. - 2015 Proxy Statement

Continuation of medical and welfare benefits.    For a three-year period following the Date of Termination (or for a period of two years for Mr. Nolan), the NEO will receive the same or equivalent medical, dental, disability and group insurance benefits that he or she received at the Date of Termination.

•

To the extent that the benefits cannot be provided by law or plan provision, the Company will make a payment to the executive equal to the difference between the amounts that would have been paid under the programs and the amount paid, if any, by the executive.

Partial excise tax gross-up.    The Company will provide a payment adjustment if, due to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the executive’s net after-tax benefits are less than intended under the cash severance component described above.

•

This calculation is determined by assessing the total after-tax value of all benefits provided upon a Change in Control. To the extent that the after-tax benefit is less than the cash severance payment, an additional payment is made to the executive that will permit the executive to receive the full intended benefit of the cash severance pay, as determined on an after-tax basis.

Termination Provisions Under Our Equity Compensation Plans and Programs — Change in Control

Equity-based and other cash-based long-term incentive awards.    The following provisions apply to previously granted and outstanding awards in the event of a Change in Control.

2002 Plan — Unless the Board determines otherwise by resolution prior to a Change in Control, in the event of a Change in Control, all options will become exercisable in full immediately prior to the Change in Control and all restricted shares, restricted stock units, performance stock units and Cash LTIP awards will become immediately vested and all restrictions on those awards will lapse immediately prior to the Change in Control. In addition, all options held by an employee who is terminated for any reason during the two years following a Change in Control will immediately vest in full and may be exercised at any time within the three-month period following the date of termination (regardless of the expiration date of the option). Similarly, all restricted shares, restricted stock units, performance stock units and Cash LTIP awards held by an employee who is terminated for any reason during the two years following a Change in Control will automatically vest and all restrictions will lapse.

2010 Plan and A/R 2010 Plan — Unless the Board determines otherwise by resolution, in the event of a Change in Control, all options will become exercisable in full immediately prior to the Change in Control and all restricted shares, restricted stock units, performance stock units and Cash LTIP awards will become immediately vested and all restrictions on those awards will lapse immediately prior to the Change in Control. For completed fiscal years, the awardee will be entitled to receive payment for any performance stock units that have been earned based on the achievement of the performance conditions applicable to such fiscal year. For fiscal years not completed, the performance conditions will be deemed to have been achieved at the target level and the awardee will be deemed to have earned for such fiscal year a number of performance stock units that were able to be earned for such fiscal year at the target level. In addition, all options held by an executive who is terminated for any reason during the two years following a Change in Control will immediately vest in full and may be exercised at any time within the three-month period following the date of termination (regardless of the expiration date of the option). Similarly, all restricted shares, restricted stock units, performance stock units and Cash LTIP awards held by an employee who is terminated for any reason during the two years following a Change in Control will automatically vest and all restrictions will lapse.

A/R 2010 Plan, as amended by Amendment No. 1 dated January 27, 2015 — The Compensation Committee believed it to be in the best interests of the Company to implement a “double-trigger” for LTIP awards made on or after January 27, 2015. Therefore, in order for restricted shares, restricted stock units, performance stock units and cash LTIP awards held by an employee who is terminated to automatically vest and all restriction to lapse, a change in control must take place and an executive must be involuntarily terminated by us or our successor (other than for “cause,” death, Disability or a voluntary termination by the employee for “good reason”) within 6 months prior to a change in control or within 2 years following a Change in Control. For additional information concerning the change in control arrangements for our NEOs, see the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

KENNAMETAL INC. - 2015 Proxy Statement	| 67

Termination Provisions Under Our Retirement Plans — Change in Control

In the event of a Change in Control, each executive who is an employee at the time of a Change in Control will become 100% vested in the ERP (to the extent such executive’s benefits have not already vested); provided, however, that with or without a change in control, such amount would be reduced by a forfeiture of the last 24 months of credited service for a termination of employment prior to age 62. Receipt of the ERP benefits are conditioned upon compliance with the non-competition and non-solicitation provisions described above. However, under the ERP, if a participant’s employment is terminated (other than in connection with death or disability, and regardless of whether a Change in Control has occurred) prior to attainment of age 62, then the ERP provides that the participant will forfeit the last 24 months of credited service under the ERP. Similar to the A/R Plan amendment made on January 27, 2015, the Compensation Committee also amended the ERP to implement a “double-trigger” for benefits awarded on or after January 27, 2015. Therefore, in order for ERP benefits to automatically vest and all restrictions to lapse, a change in control must take place and an executive must be involuntarily terminated by us or our successor (other than for “cause,” death, Disability or a voluntary termination by the employee for “good reason”) within 6 months prior to a change in control or within 2 years following a Change in Control.

A Change in Control will not impact any rights of any executive under the TPP.

The following tables detail the incremental payments and benefits (above those already disclosed in this Proxy Statement) to which the NEOs would have been entitled under each termination of employment and change in control scenario, assuming the triggering event occurred on June 30, 2015. In addition, the actual amounts that may be payable to any other named executive officer on a separation from the Company can only be determined at the time of the actual separation and may differ from the amounts set forth in the tables below based on various factors. Please also see the footnotes to the tables below for additional information. We have not included Messrs. Cardoso and Simpkins in the following tables because they were not employed by us on June 30, 2015, and the amounts paid or payable in Fiscal 2015 to them in connection with their cessation of employment with the Company are included in the Summary Compensation Table, 2015 Grants of Plan Based Awards Table, 2015 Outstanding Equity Awards Table, 2015 Option Exercises and Stock Vested Table, 2015 Pension Benefits Table, 2015 Nonqualified Deferred Compensation Table, and the related discussion above, including the CD&A.

Donald A. Nolan	Non-Change in Control				Change in Control
Named Executive Officer Payments and Benefits	Involuntary Not For Cause Termination of Employment	Death	Disability	Retirement	Involuntary Not for Cause Termination of Employment by Company or by Executive for Good Reason	Without Termination of Employment
Severance(1)	$900,000	$—	$—	$—	$2,138,280	$—
Stock Options (Unvested)(2)	$—	$—	$—	$—	$—	$—
Restricted Units (Unvested)(3)	$—	$957,612	$957,612	$—	$957,612	$957,612
Performance Units (Unvested)(3)	$—	$—	$—	$—	$—	$—
ERP(4)	$—	$—	$—	$—	$—	$230,404
Health & Welfare Benefits Continuation(5)	$—	$—	$—	$—	$41,005	$—
Life Insurance Proceeds(6)	$—	$50,000	$—	$—	$—	$—
Subtotals	$900,000	$1,007,612	$957,612	$—	$3,136,897	$1,188,016
Excise Tax and Gross-up(7)	$—	$—	$—	$—	$—	$—
Totals	$900,000	$1,007,612	$957,612	$—	$3,136,897	$1,188,016

68 |	KENNAMETAL INC. - 2015 Proxy Statement

Martha A. Fusco	Non-Change in Control				Change in Control
Named Executive Officer Payments and Benefits	Involuntary Not For Cause Termination of Employment	Death	Disability	Retirement	Involuntary Not for Cause Termination of Employment by Company or by Executive for Good Reason	Without Termination of Employment
Severance(1)	$228,145	$—	$—	$—	$755,268	$—
Stock Options (Unvested)(2)	$—	$—	$—	$—	$—	$—
Restricted Units (Unvested)(3)	$—	$383,543	$383,543	$—	$383,543	$383,543
Performance Units (Unvested)(3)	$—	$—	$—	$—	$—	$—
ERP(4)	$—	$—	$—	$—	$131,568	$205,004
Health & Welfare Benefits Continuation(5)	$—	$—	$—	$—	$62,185	$—
Life Insurance Proceeds(6)	$—	$850,000	$—	$—	$—	$—
Subtotals	$228,145	$1,233,543	$383,543	$—	$1,332,564	$588,547
Excise Tax and Gross-up(7)	$—	$—	$—	$—	$—	$—
Totals	$228,145	$1,233,543	$383,543	$—	$1,332,564	$588,547

Jeswant S. Gill	Non-Change in Control				Change in Control
Named Executive Officer Payments and Benefits	Involuntary Not For Cause Termination of Employment	Death	Disability	Retirement	Involuntary Not for Cause Termination of Employment by Company or by Executive for Good Reason	Without Termination of Employment
Severance(1)	$430,000	$—	$—	$—	$2,046,800	$—
Stock Options (Unvested)(2)	$—	$—	$—	$—	$—	$—
Restricted Units (Unvested)(3)	$—	$584,339	$584,339	$—	$584,339	$584,339
Performance Units (Unvested)(3)	$—	$146,989	$146,989	$—	$146,989	$146,989
ERP(4)	$—	$—	$—	$—	$—	$179,938
Health & Welfare Benefits Continuation(5)	$—	$—	$—	$—	$74,001	$—
Life Insurance Proceeds(6)	$—	$1,400,000	$—	$—	$—	$—
Subtotals	$430,000	$2,131,328	$731,328	$—	$2,852,129	$911,266
Excise Tax and Gross-up(7)	$—	$—	$—	$—	$—	$—
Totals	$430,000	$2,131,328	$731,328	$—	$2,852,129	$911,266

KENNAMETAL INC. - 2015 Proxy Statement	| 69

John H. Jacko	Non-Change in Control				Change in Control
Named Executive Officer Payments and Benefits	Involuntary Not For Cause Termination of Employment	Death	Disability	Retirement	Involuntary Not for Cause Termination of Employment by Company or by Executive for Good Reason	Without Termination of Employment
Severance(1)	$407,000	$—	$—	$—	$1,465,177	$—
Stock Options (Unvested)(2)	$—	$—	$—	$—	$—	$—
Restricted Units (Unvested)(3)	$—	$491,772	$491,772	$—	$491,772	$491,772
Performance Units (Unvested)(3)	$—	$243,480	$243,480	$—	$243,480	$243,480
ERP(4)	$—	$—	$—	$—	$—	$—
Health & Welfare Benefits Continuation(5)	$—	$—	$—	$—	$71,004	$—
Life Insurance Proceeds(6)	$—	$900,000	$—	$—	$—	$—
Subtotals	$407,000	$1,635,252	$735,252	$—	$2,271,433	$735,252
Excise Tax and Gross-up(7)	$—	$—	$—	$—	$—	$—
Totals	$407,000	$1,635,252	$735,252	$—	$2,271,433	$735,252

Judith L. Bacchus	Non-Change in Control				Change in Control
Named Executive Officer Payments and Benefits	Involuntary Not For Cause Termination of Employment	Death	Disability	Retirement	Involuntary Not for Cause Termination of Employment by Company or by Executive for Good Reason	Without Termination of Employment
Severance(1)	$318,700	$—	$—	$—	$1,114,161	$—
Stock Options (Unvested)(2)	$—	$—	$—	$—	$—	$—
Restricted Units (Unvested)(3)	$—	$420,973	$420,973	$—	$420,973	$420,973
Performance Units (Unvested)(3)	$—	$205,744	$205,744	$—	$205,744	$205,744
ERP(4)	$—	$—	$—	$—	$183,812	$407,210
Health & Welfare Benefits Continuation(5)	$—	$—	$—	$—	$48,499	$—
Life Insurance Proceeds(6)	$—	$750,000	$—	$—	$—	$—
Subtotals	$318,700	$1,376,716	$626,716	$—	$1,973,188	$1,033,926
Excise Tax and Gross-up(7)	$—	$—	$—	$—	$—	$—
Totals	$318,700	$1,376,716	$626,716	$—	$1,973,188	$1,033,926

Footnotes to Potential Payments upon Termination or Change In Control Tables

(1)

Prior to a Change in Control, upon an involuntary, not for Cause termination, each named executive is assumed to receive the maximum severance payable under the provisions of his Employment Agreement (base salary for 12 months for each other named executive).

For purposes of these calculations, upon an involuntary termination, other than for Cause or disability, following a Change in Control, or termination by the named executive for Good Reason following a Change in Control, each named executive is assumed to receive the maximum severance payable under the provisions of his Employment Agreement, which for everyone other than Mr. Nolan was calculated by multiplying (i) 2 and eight tenths (2.8), by (ii) the sum of (x) the executive’s base salary at the annual rate in effect on the Date of Termination (or, if greater, at the annual rate in effect on the first day of the calendar

70 |	KENNAMETAL INC. - 2015 Proxy Statement

month immediately prior to Change in Control), plus (y) the average of any bonuses which executive was entitled to or paid during the three most recent fiscal years ending prior to the Date of Termination. Mr. Nolan is eligible to receive severance which is calculated by multiplying 2 times the sum of (x) base salary and (y) current year target bonus.

Each named executive’s Employment Agreement provides that certain severance payments will be cut back to amounts that do not exceed each named executive officer’s respective safe harbor limit, as defined under the golden parachute rules of Internal Revenue Code Section 280G.

(2)

The amounts shown for each named executive represent for each of their stock options outstanding as of June 30, 2015 (all of which would have become fully vested and exercisable), the difference between the fair market value of the Company’s stock on June 30, 2015 (the last business day of Fiscal 2015) and the exercise price for such option set at the date of grant multiplied by the number of shares underlying such option.

At June 30, 2015, Messrs. Nolan, Gill and Jacko, and Ms. Fusco and Ms. Bacchus were not retirement eligible under either the 2010 Plan or the 2002 Plan as of June 30, 2015 and, therefore, would not have received accelerated vesting of their stock options upon retirement.

(3)

The amounts shown for each named executive represent for each restricted stock unit award and each performance stock unit award that would have been subject to accelerated vesting, the fair market value of the Company’s stock on June 30, 2015 (the last business day of Fiscal 2015) multiplied by the number of shares that would have vested under each such award. With respect to the performance stock units outstanding (for which the applicable performance period had not been completed as of June 30, 2015), the number of shares reported represents the full number of performance stock units that were able to be earned for such fiscal year at the target level.

Messrs. Nolan, Gill and Jacko, and Ms. Fusco, and Ms. Bacchus would not have received accelerated vesting of their restricted stock unit awards or performance stock unit awards upon retirement under the 2010 Plan or the 2002 Plan because at June 30, 2015, they were not retirement eligible under the 2010 Plan.

(4)

Upon a Change in Control, accrued benefits under the ERP will vest (to the extent not already vested). Mr. Jacko would not have received any additional value upon a Change in Control, as their accrued benefits under the ERP were already vested as of June 30, 2015.

Under the ERP, if a participant’s employment is terminated (other than in connection with death or disability, and regardless of whether a Change in Control has occurred) prior to attainment of age 62, then the ERP provides that the participant will forfeit the last 24 months of credited service under the ERP.

(5)

Amount shown is the present value of the Company’s cost to continue medical, dental, group term life, executive life insurance, long term disability benefits, and accidental death and dismemberment for three (3) years upon involuntary, not for cause termination or upon termination by the executive for Good Reason in connection with a Change in Control, as provided under the terms of the executive Employment Agreements.

(6)

The Company secures a life insurance policy for named executives payable to the named executive’s beneficiary upon his or her death. Executives can also enroll for group life insurance through flexible benefits and this table includes both Company and executive purchased life insurance.

(7)

These payments are only payable in the event that payments to the executive following a Change in Control result in excess parachute payments under IRC Section 280G. The Employment Agreement provides that any excise tax and gross up payments will equal only that amount required to assure that the executive receives payment at least equal to the expected severance payment without the executive incurring golden parachute excise tax out of pocket. The estimated calculations incorporate the following tax rates: IRC Section 4999 excise tax rate of 20 percent, a statutory 39.6 percent federal income tax rate, a 2.35 percent Medicare tax rate and a 3.07 percent state income tax rate.

KENNAMETAL INC. - 2015 Proxy Statement	| 71

PROPOSAL III. NON-BINDING (ADVISORY) VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

Our shareowners have the opportunity to vote to approve on a non-binding, advisory basis, the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis and the Executive Compensation section of this Proxy Statement, as required by Section 14A of the Exchange Act. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A and the compensation tables and narrative included in the Executive Compensation section of this Proxy Statement.

At our 2011 annual meeting of shareowners, the Company held an advisory (non-binding) vote to determine the frequency of future Say on Pay votes. Based on the voting results for this proposal at the 2011 annual meeting, the Board determined that the Say on Pay vote will be conducted annually until the next advisory vote is held to determine the frequency of the Say on Pay vote, which will occur no later than our 2017 annual meeting of shareowners.

We believe that our CD&A and other compensation disclosures included in this Proxy Statement evidence a sound and prudent compensation philosophy and set of policies and practices and that our compensation decisions are consistent with our “Pay for Performance” philosophy and related policies and practices. We also believe that the Company’s compensation programs effectively align the interests of our executive officers with those of our shareowners by tying a significant portion of our executives’ compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success.

For the foregoing reasons, we are asking our shareowners to indicate their approval, on an advisory basis, of the compensation paid to our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A and the compensation tables and narrative following the CD&A. While this vote is non-binding, the Company values the opinions of its shareowners and will consider the outcome of the vote when making future decisions concerning executive compensation.

The compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved (on a non-binding advisory basis) if the proposal receives the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR (ON A NON-BINDING, ADVISORY BASIS) THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

72 |	KENNAMETAL INC. - 2015 Proxy Statement

OWNERSHIP OF CAPITAL STOCK BY

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth beneficial ownership information as of August 15, 2015 for our directors, nominees, NEOs and all directors and executive officers as a group.

Name of Beneficial Owner	Total Beneficial Ownership(1)(2)		Stock Credits(3)	Performance Unit Awards(4)	Restricted Units(5)	Total Ownership(6)
Cindy L. Davis	18,703		0	0	929	19,632
Ronald M. DeFeo	105,039		12,293	0	929	118,261
Philip A. Dur	51,165		0	0	929	52,094
William J. Harvey	36,361		2,242	0	929	39,532
Timothy R. McLevish	126,289		8,770	0	0	135,059
William R. Newlin	139,126	(7)	108,841	0	929	248,896
Lawrence W. Stranghoener	75,107		33,741	0	0	108,848
Steven H. Wunning	75,954		11,660	0	929	88,543
Donald A. Nolan	0		0	0	28066	28066
Martha A. Fusco	21231		0	0	9335	30566
Judith L. Bacchus	25,901		0	1,416	16,778	44,095
John H. Jacko, Jr.	131,874	(8)	0	1,739	19,394	153,007
Jeswant S. Gill	2,403		0	569	19,552	22,524
Carlos M. Cardoso	609,883		0	12,227	12,919	635,029
Frank P. Simpkins	86,876	(9)	0	0	0	86,876
Directors and Executive Officers as a Group (19 persons)	1,604,148		177,547	15,951	185,971	1,983,617

(1)

No individual beneficially owns in excess of one percent of the total shares outstanding. Directors and executive officers as a group beneficially owned 3% of the total shares outstanding as of August 15, 2015, except for Mr. Cardoso, which information on beneficial ownership information is as of December 31, 2014. Unless otherwise noted, the shares shown are subject to the sole voting and investment power of the person named.

(2)

In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of August 15, 2015 as follows: Mr. DeFeo, 55,999 shares; Mr. Dur, 41,999 shares; Mr. Harvey, 34,999 shares; Mr. McLevish, 55,999 shares; Mr. Newlin, 55,999 shares; Mr. Stranghoener, 55,999 shares; Mr. Wunning, 55,999 shares; Mr. Cardoso, 452,354 shares; Mr. Jacko, 106,655 shares; Ms. Davis, 16,332; Ms. Bacchus, 16,905; Ms. Fusco; 11,425 and Mr. Gill, 2,403.

(3)

This column represents shares of common stock to which the individuals are entitled pursuant to their election to defer fees or bonuses as stock credits under the Directors Stock Incentive Plan, the Prime Bonus Plan or its predecessor, the Performance Bonus Stock Plan, the 2002 Plan, the 2010 Plan, or the A/R 2010 Plan.

(4)

This column represents FY14/FY15 performance stock units that have been deemed earned by the Compensation Committee, but remain subject to the continued service condition of such awards. Holders of these performance stock units have neither voting power nor investment power over these units, so they are not included in the “Total Beneficial Ownership” amounts included in the table. We show them because we include them in ownership calculations for internal purposes and they count towards the satisfaction of ownership requirements under our Stock Ownership Guidelines.

(5)

This column represents restricted stock units that were awarded to executives and directors under the 2002 Plan, the 2010 Plan and the A/R 2010 Plan. Holders of restricted stock units have neither voting power nor investment power over these units, so they are not included in the “Total Beneficial Ownership” amounts

KENNAMETAL INC. - 2015 Proxy Statement	| 73

included in the table. We show them because we include them in ownership calculations for internal purposes and they count towards the satisfaction of ownership requirements under our Stock Ownership Guidelines.

(6)

This column includes the shares reported in the “Total Beneficial Ownership” column, as well as the stock credits, performance stock unit awards and the restricted stock units columns. These numbers (excluding the options that will become exercisable within 60 days which are included in the “Total Beneficial Ownership” amounts included in the table) are used for purposes of determining compliance with our Stock Ownership Guidelines.

(7)

Of this amount, 38,250 shares are pledged as collateral for a loan. These pledged shares are jointly held with Mr. Newlin’s wife (over which he and his wife exercise shared voting and investment power).

(8)	Of this amount, 10,450 shares are held in a joint account with Mr. Jacko’s wife (over which he and his wife exercise shared voting power).

(9)	Of this amount 1,000 shares are held in Mr. Simpkin’s wife’s name.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth each person or entity that may be deemed to have beneficial ownership of more than 5% of our outstanding capital stock based upon information that was available to us as of June 30, 2015 in addition to the information in the filings as indicated in the footnotes below.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Capital Stock
Ariel Investments, LLC.(1)	8,211,313	10.36%
200 East Randolph Street Suite 2900 Chicago, IL 60601
Artisan Partners, LP(2)	6,215,368	7.84%
875 E Wisconsin Ave Suite 800 Milwaukee, WI 53202
The Vanguard Group, Inc.(3)	5,028,949	6.34%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock Inc.(4)	5,012,996	6.31%
55 East 52nd Street New York, NY 10055
Janus Capital Management LLC(5)	4,065,547	5.13%
151 Detroit Street Denver, CO 80206

(1)

Based solely on information included in Form 13F filed with the SEC on August 14, 2015 by Ariel Investments LLC and information included in the Schedule 13G/A filed on April 10, 2015, Ariel Investments LLC had sole voting power with respect to 7,592,428 and sole dispositive power with respect to 8,211,313 shares.

(2)

Based solely on information included in a Form 13F filed with the SEC on August 11, 2015, Artisan Partners, LP had sole voting power with respect to 5,999,304 shares and sole dispositive power with respect to 6,215,368 shares.

(3)

Based solely on information included in Form 13F filed with the SEC on August 13, 2015, The Vanguard Group, Inc. had sole voting power with respect to 52,985, sole dispositive power with respect to 4,980,264 shares, and shared dispositive power with respect to 48,685 shares.

74 |	KENNAMETAL INC. - 2015 Proxy Statement

(4)

Based solely on information included in Forms 13F filed with the SEC on August 7, 2015 by BlackRock Inc., BlackRock Advisors LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC, BlackRock Inc. had sole voting power with respect to 4,764,744 shares and sole dispositive power with respect to 5,012,996 shares.

(5)

Based solely on information included in a Form 13F filed with the SEC on August 17, 2015, Janus Capital Management, LLC had sole voting power with respect to 3,747,011 shares and sole dispositive power with respect to 4,065,547 shares.

FORM 10-K ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 as filed with the SEC are available for viewing at www.envisionreports.com/KMT. You may also request paper copies of the 2015 Annual Report by following the directions included in the Notice. The copies of our 2015 Annual Report do not contain copies of exhibits to that Annual Report.

Copies of all Company filings with the SEC (including the 2015 Annual Report and all exhibits to that report) are available on our website at www.kennametal.com under the “Investor Relations” tab. A shareowner may obtain a paper copy of this Proxy Statement, the 2015 Annual Report, any exhibits to the 2015 Annual Report or any other filing with the SEC without charge by submitting a “Printed Materials Request,” which can be found on our website at www.kennametal.com under the “Investor Relations” tab in the Investor Tool Kit. Alternatively, shareowners may write to: Director of Investor Relations, Kennametal Inc., 1600 Technology Way, Latrobe, Pennsylvania 15650.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Securities and Exchange Commission rules, our directors, executive officers and owners of more than 10% of our stock are required to file with the SEC reports of holdings and changes in beneficial ownership of Kennametal stock on Forms 3, 4 and 5. SEC regulations also require our directors, executive officers and greater than ten percent (10%) shareowners to furnish us with copies of all Forms 3, 4 and 5 they file. We routinely provide information and support to our directors and executive officers to assist with the preparation of Forms 4. We have reviewed copies of reports provided to us, as well as other records and information. Based on that review, we concluded that all, but two reports were timely filed for 2015, except as follows: (i) Mr. Hanna filed a late Form 4 on September 17, 2014 reporting shares privately purchased through the Kennametal Inc. 401(k) Plan, which should have been reported on September 12, 2014; and (ii) Mr. Gill filed a late Form 4 on August 7, 2015 reporting the previous vesting of restricted stock and related share withholding, which should have been reported on July 3, 2015.

KENNAMETAL INC. - 2015 Proxy Statement	| 75

Appendix A

Adjusted EPS, FOCF and Adjusted ROIC Reconciliations

Adjusted Diluted Earnings per Share

Diluted (loss) earnings per share have been presented on an adjusted basis. Detail of these adjustments is included in the reconciliation following these definitions. Management adjusts for these items in measuring and compensating internal performance to more readily compare the Company’s financial performance period-to-period.

Free Operating Cash Flow

Free operating cash flow (FOCF) is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures, plus proceeds from disposals of fixed assets. Management considers FOCF to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives, and other investing and financing activities.

Adjusted Return on Invested Capital

Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined by the Company as the previous twelve months’ net income, adjusted for interest expense, non-controlling interest and special items, divided by the sum of the previous 5 quarters’ average balances of debt and total equity. The most directly comparable GAAP measure is return on invested capital calculated utilizing GAAP net income. Management believes that adjusted return on invested capital provides additional insight into the underlying capital structure and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.

DILUTED (LOSS) EARNINGS PER SHARE (Unaudited) Year ended June 30	2015	2014
Reported Results	$(4.71)	$1.99
Restructuring and related charges	0.56	0.22
Technology asset impairment charge	0.04	—
Goodwill and other intangible asset impairment charges	6.09	—
Tax redeployment expense	0.04	—
TMB operating results	—	0.11
Acquisition related charges	—	0.07
Tax repatriation expense	—	0.09
Loss on divestiture	—	0.02
Adjusted Results	$2.02	$2.50

FREE OPERATING CASH FLOW (UNAUDITED) Year ended June 30 (in thousands)	2015	2014
Net cash flow provided by operating activities	$351,437	$271,873
Purchases of property, plant and equipment	(100,939)	(117,376)
Proceeds from disposals of property, plant and equipment	16,122	1,236
Free operating cash flow	$266,620	$155,733

KENNAMETAL INC. - 2015 Proxy Statement Appendix A	| A-1

RETURN ON INVESTED CAPITAL (UNAUDITED)

June 30, 2015 (in thousands, except percents)

Invested Capital	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	Average
Debt	$751,587	$903,758	$962,616	$1,015,863	$1,061,783	$939,121
Total equity	1,375,435	1,401,859	1,530,587	1,954,254	1,961,608	1,644,749
Total	$2,127,022	$2,305,617	$2,493,203	$2,970,117	$3,023,391	$2,583,870

	Three Months Ended
Interest Expense	6/30/2015	3/31/2015	12/31/2014	9/30/2014	Total
Interest expense	$7,537	$7,760	$7,960	$8,209	$31,466
Income tax benefit					7,300

Total interest expense, net of tax					$24,166

Total Income	6/30/2015	3/31/2015	12/31/2014	9/30/2014	Total
Net income (loss) attributable to Kennametal, as reported	$21,146	$(46,229)	$(388,302)	$39,489	$(373,896)
Restructuring and related charges	18,566	9,686	10,385	5,557	44,194
Tax redeployment expense	807	2,138	—	—	2,945
Goodwill and other intangible asset impairment charges	(3,651)	71,143	415,896	—	483,388
Technology asset impairment charge	—	—	3,377	—	3,377
Noncontrolling interest	1,021	678	597	639	2,935
Total income, adjusted	$37,889	$37,416	$41,953	$45,685	$162,943

Total interest expense, net of tax					24,166

					$187,109
Average invested capital					$2,583,870

Adjusted Return on Invested Capital					7.2%

Return on invested capital calculated utilizing net income, as reported is as follows:
Net (loss) income attributable to Kennametal, as reported	$(373,896)
Total interest expense, net of tax	24,166
$(349,730)
Average invested capital	$2,583,870
Return on Invested Capital	(13.5% )

A-2 |	KENNAMETAL INC. - 2015 Proxy Statement Appendix A

RETURN ON INVESTED CAPITAL (UNAUDITED)

June 30, 2014 (in thousands, except percents)

Invested Capital	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	Average
Debt	$1,061,783	$1,135,553	$1,145,729	$706,331	$747,945	$959,468
Total equity	1,961,608	1,934,558	1,903,304	1,873,194	1,812,293	1,896,991
Total	$3,023,391	$3,070,111	$3,049,033	$2,579,525	$2,560,238	$2,856,459

	Three Months Ended
Interest Expense	6/30/2014	3/31/2014	12/31/2013	9/30/2013	Total
Interest expense	$8,450	$8,883	$8,037	$7,081	$32,451
Income tax benefit					8,032

Total interest expense, net of tax					$24,419

Total Income	6/30/2014	3/31/2014	12/31/2013	9/30/2013	Total
Net income attributable to Kennametal, as reported	$45,455	$50,865	$24,209	$37,837	$158,366
Acquisition-related charges	1,913	1,702	1,258	775	5,648
Restructuring and related charges	13,875	1,748	1,733	—	17,356
Tax repatriation	—	—	7,170	—	7,170
Loss on divestiture	1,607	—	—	—	1,607
Noncontrolling interest	2,024	1,129	(42)	721	3,832
Total income, adjusted	$64,874	$55,444	$34,328	$39,333	$193,979

Total interest expense, net of tax					24,419

					$218,398
Average invested capital					$2,856,459

Adjusted Return on Invested Capital					7.6%

Return on invested capital calculated utilizing net income, as reported is as follows:
Net income attributable to Kennametal, as reported	$158,366
Total interest expense, net of tax	24,419
$182,785
Average invested capital	$2,856,459
Return on Invested Capital	6.4%

KENNAMETAL INC. - 2015 Proxy Statement Appendix A	| A-3

Kennametal Inc.
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM EST October 26, 2015.
Vote by Internet
• Go to www.envisionreports.com/KMT
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals II and III.

I.	Election of Directors:	01 -	Ronald M. DeFeo (for a term to expire in 2018)	02 -	Lawrence W. Stranghoener (for a term to expire in 2018)	+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For all EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain

II.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2016.	☐	☐	☐	III.	NON-BINDING (ADVISORY) VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees in Item I, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm in Item II and FOR the non-binding (advisory) vote to approve the compensation paid to the Company’s Named Executive Officers in Item III. The proxies are authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the meeting and any adjournments thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

024YDB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareowners. The Proxy Statement and the 2015 Annual Report to Shareowners are available at: www.envisionreports.com/KMT

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KENNAMETAL INC.

2015 MEETING OF SHAREOWNERS – OCTOBER 27, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

You, the undersigned shareowner, appoint each of Donald A. Nolan, Philip A. Dur and Timothy R. McLevish your attorney and proxy, with full power of substitution, on your behalf and with all powers that you would possess if personally present, to vote all shares of Kennametal Inc. capital stock that you would be entitled to vote at the Annual Meeting of Shareowners of Kennametal Inc. to be held at the Quentin C. McKenna Technology Center, located at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 27, 2015 at 2:00 p.m. (Eastern Time), and at any adjournments thereof. The shares represented by this proxy shall be voted as instructed by you. If you do not otherwise specify, your shares (other than shares held in your Kennametal Inc. 401(k) account, which will be voted by the plan trustee based on your instructions) will be voted in accordance with the recommendations of the Board of Directors, as follows:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM I, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2016 IN ITEM II AND FOR THE NON-BINDING (ADVISORY) VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS IN ITEM III.

If you have shares of Kennametal Inc. capital stock in your Kennametal Inc. 401(k) account, you must provide voting instructions to the plan trustee with this proxy or by internet or telephone no later than Thursday, October 22, 2015 in order for such shares to be voted. Your voting instructions will be held in confidence.

(Continued and to be marked, dated, and signed on the other side)